                                                                    Exhibit 10.1


                                                                  EXECUTION COPY





                              TRANSACTION AGREEMENT



                                   dated as of

                                December 18, 2001



                                      among

                        PRICE COMMUNICATIONS CORPORATION,

                       PRICE COMMUNICATIONS CELLULAR INC.,

                  PRICE COMMUNICATIONS CELLULAR HOLDINGS, INC.,

                      PRICE COMMUNICATIONS WIRELESS, INC.,

                               CELLCO PARTNERSHIP

                                       and

                         VERIZON WIRELESS OF THE EAST LP

                                             TABLE OF CONTENTS

                                          ----------------------

                                                                                                      PAGE
                                                                                                      ----
ARTICLE 1
---------
     DEFINITIONS
     -----------
SECTION 1.01.  DEFINITIONS...............................................................................2

ARTICLE 2
---------
     CONTEMPLATED TRANSACTIONS
     -------------------------
SECTION 2.01.  CONTEMPLATED TRANSACTIONS................................................................17
SECTION 2.02.  CONTRIBUTION OF ASSETS...................................................................17
SECTION 2.03.  ASSUMPTION OF LIABILITIES................................................................17
SECTION 2.04.  SENIOR SUBORDINATED NOTES................................................................17
SECTION 2.05.  SENIOR SECURED NOTES.....................................................................18
SECTION 2.06.  NEW LP FINANCING.........................................................................19
SECTION 2.07.  INITIAL CAPITAL ACCOUNTS.................................................................20

ARTICLE 3
---------
     TRANSFER OF ASSETS AND LIABILITIES
     ----------------------------------
SECTION 3.01.  ASSET CONTRIBUTION.......................................................................20
SECTION 3.02.  COMPANY EXCLUDED ASSETS..................................................................22
SECTION 3.03.  COMPANY ASSUMED LIABILITIES..............................................................23
SECTION 3.04.  COMPANY EXCLUDED LIABILITIES.............................................................24

ARTICLE 4
---------
     CELLCO ASSET CONTRIBUTION
     -------------------------
SECTION 4.01.  CELLCO ASSET CONTRIBUTION................................................................25
SECTION 4.02.  CELLCO ASSUMED LIABILITIES...............................................................26
SECTION 4.03.  CELLCO EXCLUDED LIABILITIES..............................................................26

ARTICLE 5
---------
     ASSIGNMENT OF CONTRACTS AND RIGHTS
     ----------------------------------
SECTION 5.01.  ASSIGNMENT OF CONTRACTS AND RIGHTS.......................................................26

ARTICLE 6
---------
     THE CLOSING
     -----------
SECTION 6.01.  THE CLOSING..............................................................................27
SECTION 6.02.  FINAL CLOSING BALANCE SHEET AND CLOSING WORKING CAPITAL
               AMOUNT...................................................................................29
SECTION 6.03.  FINAL WORKING CAPITAL AMOUNT.............................................................31



                                                                                                      PAGE
                                                                                                      ----
ARTICLE 7
---------
     REPRESENTATIONS AND WARRANTIES OF THE PRICE CORPORATIONS
     --------------------------------------------------------
SECTION 7.01.  EXISTENCE AND POWER......................................................................31
SECTION 7.02.  AUTHORIZATION............................................................................31
SECTION 7.03.  GOVERNMENTAL AUTHORIZATION...............................................................32
SECTION 7.04.  NONCONTRAVENTION.........................................................................33
SECTION 7.05.  REQUIRED AND OTHER CONSENTS..............................................................33
SECTION 7.06.  FINANCIAL STATEMENTS.....................................................................33
SECTION 7.07.  ABSENCE OF CERTAIN CHANGES...............................................................34
SECTION 7.08.  NO UNDISCLOSED MATERIAL LIABILITIES......................................................35
SECTION 7.09.  MATERIAL CONTRACTS.......................................................................36
SECTION 7.10.  LITIGATION...............................................................................39
SECTION 7.11.  COMPLIANCE WITH LAWS AND COURT ORDERS....................................................40
SECTION 7.12.  PROPERTIES...............................................................................40
SECTION 7.13.  SUFFICIENCY OF AND TITLE TO THE COMPANY CONTRIBUTED ASSETS...............................42
SECTION 7.14.  SUBSCRIBER ACCOUNTS......................................................................42
SECTION 7.15.  INTELLECTUAL PROPERTY....................................................................42
SECTION 7.16.  INSURANCE COVERAGE.......................................................................44
SECTION 7.17.  LICENSES AND PERMITS.....................................................................44
SECTION 7.18.  FINANCIAL ADVISORS' FEES.................................................................46
SECTION 7.19.  ENVIRONMENTAL COMPLIANCE.................................................................46
SECTION 7.20.  SEC FILINGS..............................................................................48
SECTION 7.21.  FINANCIAL STATEMENTS.....................................................................49
SECTION 7.22.  DISCLOSURE DOCUMENTS.....................................................................49
SECTION 7.23.  FCC AUTHORIZATION........................................................................50
SECTION 7.24.  ROLLUP TRANSACTION MATERIALS.............................................................50
SECTION 7.25.  REPRESENTATIONS AND WARRANTIES...........................................................50

ARTICLE 8
---------
     REPRESENTATIONS AND WARRANTIES OF CELLCO
     ----------------------------------------
SECTION 8.01.  EXISTENCE AND POWER......................................................................50
SECTION 8.02.  AUTHORIZATION............................................................................51
SECTION 8.03.  GOVERNMENTAL AUTHORIZATION...............................................................51
SECTION 8.04.  NONCONTRAVENTION.........................................................................52
SECTION 8.05.  CONSENTS.................................................................................52
SECTION 8.06.  LITIGATION...............................................................................52
SECTION 8.07.  FINDERS' FEES............................................................................53
SECTION 8.08.  ELP INTEREST.............................................................................53
SECTION 8.09.  TITLE TO CELLCO CONTRIBUTED ASSETS.......................................................53
SECTION 8.10.  CELLCO CONTRIBUTED NOTE..................................................................54
SECTION 8.11.  FINANCIAL STATEMENTS.....................................................................54
SECTION 8.12.  ABSENCE OF CERTAIN CHANGES...............................................................55

                                       ii

                                                                                                      PAGE
                                                                                                      ----
SECTION 8.13.  PRICE PROXY MATERIALS....................................................................55
SECTION 8.14.  NO UNDISCLOSED MATERIAL LIABILITIES......................................................55
SECTION 8.15.  CELLCO CONTRIBUTED LICENSES..............................................................55
SECTION 8.16.  FCC QUALIFICATION........................................................................56
SECTION 8.17.  TAX BASIS OF THE ASSETS..................................................................56
SECTION 8.18.  REPRESENTATIONS AND WARRANTIES...........................................................56

ARTICLE 9
---------
     COVENANTS OF THE PRICE CORPORATIONS
     -----------------------------------
SECTION 9.01.  CONDUCT OF THE BUSINESS..................................................................57
SECTION 9.02.  MAINTENANCE OF ASSETS AND INSURANCE......................................................58
SECTION 9.03.  COMPLIANCE WITH LAWS, ETC................................................................59
SECTION 9.04.  CO-OPERATION IN CONDUCTING THE BUSINESS..................................................59
SECTION 9.05.  ACCESS TO INFORMATION; CONFIDENTIALITY...................................................60
SECTION 9.06.  NOTICES OF CERTAIN EVENTS................................................................61
SECTION 9.07.  NONCOMPETITION...........................................................................62
SECTION 9.08.  STOCKHOLDER MEETING; PROXY MATERIALS.....................................................63
SECTION 9.09.  NO SHOP..................................................................................63
SECTION 9.10.  COMPANY DEBT.............................................................................65
SECTION 9.11.  ENVIRONMENTAL MATTERS....................................................................66
SECTION 9.12.  CONTOUR EXTENSION AGREEMENTS.............................................................66
SECTION 9.13.  GIANT BEAR AGREEMENT.....................................................................66

ARTICLE 10
----------
     COVENANTS OF CELLCO AND NEW LP
     ------------------------------
SECTION 10.01.  CONFIDENTIALITY.........................................................................67
SECTION 10.02.  POST CLOSING ACCESS.....................................................................67
SECTION 10.03.  CONDUCT OF BUSINESS.....................................................................68
SECTION 10.04.  ACCESS..................................................................................68
SECTION 10.05.  CELLCO NONCOMPETE.......................................................................68
SECTION 10.06.  NOTICES OF CERTAIN EVENTS...............................................................69

ARTICLE 11
----------
     COVENANTS OF CELLCO, NEW LP AND THE PRICE CORPORATIONS
     ------------------------------------------------------
SECTION 11.01.  BEST EFFORTS; FURTHER ASSURANCES........................................................70
SECTION 11.02.  CERTAIN FILINGS.........................................................................71
SECTION 11.03.  PUBLIC ANNOUNCEMENTS....................................................................71
SECTION 11.04.  TRADEMARKS; TRADENAMES..................................................................71
SECTION 11.05.  WARN ACT................................................................................72
SECTION 11.06.  H.O. SYSTEMS AGREEMENT..................................................................72
SECTION 11.07.  BCG AGREEMENT...........................................................................73
SECTION 11.08.  FCC APPLICATION.........................................................................73

                                      iii

                                                                                                      PAGE
                                                                                                      ----
SECTION 11.09.  NEW LP'S ENVIRONMENTAL REPORTS..........................................................74

ARTICLE 12
----------
     TAX MATTERS
     -----------
SECTION 12.01.  TAX DEFINITIONS.........................................................................75
SECTION 12.02.  TAX REPRESENTATIONS.....................................................................76
SECTION 12.03.  COVENANTS...............................................................................79
SECTION 12.04.  TAX COOPERATION; ALLOCATION OF CERTAIN TAXES............................................80
SECTION 12.05.  TAX CERTIFICATES........................................................................82
SECTION 12.06.  DISPUTE RESOLUTION......................................................................82

ARTICLE 13
----------
     EMPLOYEE BENEFITS
     -----------------
SECTION 13.01.  EMPLOYEE BENEFITS DEFINITIONS...........................................................85
SECTION 13.02.  ERISA REPRESENTATIONS...................................................................85
SECTION 13.03.  NO THIRD PARTY BENEFICIARIES............................................................87
SECTION 13.04.  EMPLOYEES...............................................................................87
SECTION 13.05.  EMPLOYEE BENEFITS.......................................................................88
SECTION 13.06.  EXCLUDED EMPLOYEES......................................................................89
SECTION 13.07.  SEVERANCE AND SIMILAR LIABILITIES.......................................................89
SECTION 13.08.  INACTIVE TRANSFERRED EMPLOYEES..........................................................90
SECTION 13.09.  UNPAID ACCRUED BONUS....................................................................90

ARTICLE 14
----------
     CONDITIONS TO CLOSING
     ---------------------
SECTION 14.01.  CONDITIONS TO OBLIGATIONS OF EACH PARTY.................................................90
SECTION 14.02.  CONDITIONS TO OBLIGATION OF CELLCO AND NEW LP...........................................91
SECTION 14.03.  CONDITIONS TO OBLIGATION OF THE PRICE CORPORATIONS......................................94

ARTICLE 15
----------
     SURVIVAL; INDEMNIFICATION
     -------------------------
SECTION 15.01.  SURVIVAL................................................................................96
SECTION 15.02.  INDEMNIFICATION.........................................................................97
SECTION 15.03.  PROCEDURES..............................................................................99
SECTION 15.04.  PAYMENT................................................................................101
SECTION 15.05.  OTHER RIGHTS AND REMEDIES NOT AFFECTED.................................................103

ARTICLE 16
----------
     TERMINATION
     -----------
SECTION 16.01.  GROUNDS FOR TERMINATION................................................................103
SECTION 16.02.  EFFECT OF TERMINATION..................................................................104

                                       iv
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
                                                                                                      PAGE
                                                                                                      ----
ARTICLE 17
----------
     MISCELLANEOUS
     -------------
SECTION 17.01.  NOTICES................................................................................104
SECTION 17.02.  AMENDMENTS AND WAIVERS.................................................................106
SECTION 17.03.  EXPENSES...............................................................................106
SECTION 17.04.  SUCCESSORS AND ASSIGNS.................................................................108
SECTION 17.05.  GOVERNING LAW..........................................................................108
SECTION 17.06.  JURISDICTION...........................................................................108
SECTION 17.07.  WAIVER OF JURY TRIAL...................................................................108
SECTION 17.08.  COUNTERPARTS; EFFECTIVENESS; THIRD PARTY BENEFICIARIES.................................109
SECTION 17.09.  ENTIRE AGREEMENT.......................................................................109
SECTION 17.10.  BULK SALES LAWS........................................................................109
SECTION 17.11.  JOINT AND SEVERAL LIABILITY............................................................109
SECTION 17.12.  GENERAL PARTNER LIABILITY..............................................................109
SECTION 17.13.  APPOINTMENT OF AGENT...................................................................109
SECTION 17.14.  CAPTIONS...............................................................................110

                                  EXHIBIT INDEX
                                  -------------
CELLCO CONTRIBUTED NOTE..............................................Exhibit A
CELLCO CONTRIBUTED PARTNERSHIP BALANCE SHEET.........................Exhibit B
COMPANY BALANCE SHEET................................................Exhibit C
NEW LP AGREEMENT.....................................................Exhibit D
PRICE PARENT THIRD QUARTER BALANCE SHEET.............................Exhibit E
EXAMPLE OF FINAL WORKING CAPITAL AMOUNT CALCULATION..................Exhibit F
PROSKAUER ROSE LLP TAX OPINION.......................................Exhibit G
TAX REPRESENTATIONS AS OF DECEMBER 18, 2001..........................Exhibit H
PROSKAUER ROSE LLP OPINION...........................................Exhibit I
SKADDEN ARPS SLATE MEAGHER FLOM FCC OPINION..........................Exhibit J
PLEDGE AGREEMENT.....................................................Exhibit K
DAVIS POLK & WARDWELL OPINION........................................Exhibit L
HOLLAND & KNIGHT OPINION.............................................Exhibit M

                              TRANSACTION AGREEMENT

         AGREEMENT dated as of December 18, 2001 among Price Communications Corporation, a New York corporation ("PRICE PARENT"), Price Communications Cellular Inc., a Delaware corporation ("PRICE CELLULAR"), Price Communications Cellular Holdings, Inc., a Delaware corporation ("PRICE SHAREHOLDER"), Price Communications Wireless, Inc., a Delaware corporation (the "COMPANY" and, together with Price Parent, Price Cellular and Price Shareholder, the "PRICE CORPORATIONS"), Cellco Partnership, a Delaware general partnership ("CELLCO"), and Verizon Wireless of the East LP, a newly formed Delaware limited partnership ("NEW LP").

                              W I T N E S S E T H :

         WHEREAS, the Company conducts the business of constructing, developing, managing and operating cellular telephone systems;

         WHEREAS, the parties hereto desire that (i) the Company shall make the Company Asset Contribution and the Company Cash Contribution to New LP, upon the terms and subject to the conditions hereinafter set forth, in exchange for the ELP Interest and (ii) Cellco and/or any of its Subsidiaries will make the Cellco Cash Contribution and the Cellco Asset Contribution, upon the terms and subject to the conditions hereinafter set forth, in exchange for the MGP Interest and the Cellco LP Interest;

         WHEREAS, the parties intend the Asset Contributions and the Cash Contributions to qualify under Code Section 721(a) (a "721 CONTRIBUTION");

         WHEREAS, simultaneously with the execution of this Agreement, the Price Corporations, Verizon Communications Inc., a Delaware corporation ("VCI"), and Verizon Wireless Inc., a Delaware corporation ("VWI"), are entering into an Exchange Agreement (the "EXCHANGE AGREEMENT"), pursuant to which the ELP Interest will be exchangeable for common stock of VCI or VWI upon the terms and subject to the conditions set forth therein;

         WHEREAS, simultaneously with the execution of this Agreement, Cellco, New LP and certain other Persons (such other Persons, the "STOCKHOLDERS") are entering into a Voting Agreement (the "VOTING AGREEMENT") pursuant to which the Stockholders have agreed to vote all of the shares of capital stock of any Price Corporation held by them in favor of the transactions contemplated by this Agreement and certain transactions contemplated by the Exchange Agreement;

         The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01.  DEFINITIONS.

         (a) The following terms, as used herein, have the following meanings:

         "13D GROUP" means "group" as defined in Section 13(d) under the 1934 Act and the rules promulgated thereunder.

         "ACQUISITION PROPOSAL" means, other than the transactions contemplated by this Agreement, any offer or proposal for, any indication of interest in, or any submission of inquiries from any Third Party relating to (A) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of Price Parent and its Subsidiaries or over 20% of any class of equity or voting securities of any Price Corporation, (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party's beneficially owning 20% or more of any class of equity or voting securities of any Price Corporation, or (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving any Price Corporation; PROVIDED that, notwithstanding the foregoing, the acquisition by any institutional investor of any securities of Price Parent, directly or indirectly, in connection with its investment operations in the ordinary course of business shall not constitute an "Acquisition Proposal" if (I) such investor and its Affiliates do not at any time "beneficially own" (as defined in Rule 13d-3 promulgated under the 1934
Act) voting securities of Price Parent representing more than thirty percent (30%) of the total voting power of all outstanding voting securities of Price Parent and (II) such activities are for investment purposes only and are not, alone or in concert with others, in connection with any plan, arrangement, understanding, proposal, or intention to influence, or affect control over the management, board of directors or policies of Price Parent, PROVIDED FURTHER that, notwithstanding the foregoing, an Acquisition Proposal shall be deemed to exist if at any time such investor or its Affiliates shall fail to, or no longer, comply with (I) or (II) of the foregoing.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such other Person. For purposes of this definition (a) Robert Price (but no other members of Robert Price's family) and any Person directly or indirectly controlled by

Robert Price (including any Person for which Robert Price acts as a guardian of the property of, but no other members of Robert Price's family) shall be deemed to be an Affiliate of the Price Corporations and each of their Affiliates and
(b) the term "control" means (x) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (y) without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

         "ANCILLARY AGREEMENTS" means the Lock-up Agreement, the Pledge Agreement, the Voting Agreement, the New LP Agreement and the Exchange Agreement.

         "ASSET CONTRIBUTIONS" means the Company Asset Contribution and the Cellco Asset Contribution.

         "ASSUMED LIABILITIES" means the Company Assumed Liabilities and the Cellco Assumed Liabilities.

         "BALANCE SHEET DATE" means September 30, 2001.

         "BANK OF MONTREAL" means the Bank of Montreal Trust Company, a New York banking corporation, and its successors.

         "BCG AGREEMENT" means the Prepaid Connection Service Agreement dated May 15, 2000 between Cellular Express, Inc. d/b/a Boston Communications Group and the Company.

         "BUSINESS" means the business of constructing, developing, managing and operating cellular telephone systems serving the Company Cellular Telephone System Areas in Georgia, Alabama, South Carolina and Florida conducted by the Company either directly or through its Affiliates.

         "BUSINESS EMPLOYEE" means any person employed by the Company primarily in connection with the Business.

         "CASH CONTRIBUTIONS" means the Company Cash Contribution and the Cellco Cash Contribution.

         "CELLCO CASH CONTRIBUTION AMOUNT" means the amount equal to (i) the amount required to permit New LP to satisfy its obligations under Sections 2.04 and

2.05 MINUS (ii) the sum of (x) the Company Cash Contribution Amount PLUS (y) the proceeds to New LP of the New LP Financing.

         "CELLCO CONTRIBUTED AGREEMENT" means the Agreement Establishing Orange County - Poughkeepsie Limited Partnership dated as of April 21, 1987 among Nynex Mobile Communications Company, Contel Cellular, Inc., Highland Telephone Company, Sylvan Lake Telephone Company, Taconic Telephone Corporation and Warwick Valley Telephone Company, as amended.

         "CELLCO CONTRIBUTED INTEREST" means a partnership interest representing 85% of the partnership interests in Cellco Contributed Partnership (including the entire general partnership interest in Cellco Contributed Partnership).

         "CELLCO CONTRIBUTED LICENSE LIABILITIES" means all regulatory liabilities and obligations of Cellco and/or its Subsidiaries arising in the ordinary course of business with respect to the Cellco Contributed Licenses.

         "CELLCO CONTRIBUTED LICENSES" means (i) the FCC licenses to provide broadband PCS wireless communication services within the Macon, GA Basic Trading Area ("BTA") #271 (FCC call sign KNLG325), and (ii) all of Cellco's right, title and interest in the FCC license to provide broadband PCS wireless communication services within the portion of the Atlanta, GA BTA #24 (current FCC call sign KNLG285) comprising the counties of Spalding, Meriwether, Pike, Lamar, and Upson, GA. Such licenses authorize operation on the 10 MHZ E block spectrum constituting the 1885-1890 MHZ and 1965-1970 MHZ frequency bands.

         "CELLCO CONTRIBUTED NOTE" means a promissory note of Cellco substantially in the form attached as Exhibit A.

         "CELLCO CONTRIBUTED PARTNERSHIP" means the Orange County-Poughkeepsie Limited Partnership established pursuant to the Cellco Contributed Agreement.

         "CELLCO CONTRIBUTED PARTNERSHIP BALANCE SHEET" means the balance sheet of the Cellco Contributed Partnership as of September 30, 2001, attached as Exhibit B hereto.

         "CELLCO LIMITED PARTNER CAPITAL ACCOUNT" means, at any time, the Initial Cellco Limited Partner Capital Account as adjusted as of such time pursuant to the New LP Agreement.

         "CELLCO LP INTEREST" means the limited partner interest or interests in New LP to be issued to Cellco and/or one or more of its Subsidiaries pursuant to Section

2.02 and conferring to the holder thereof the rights and obligations set forth in the New LP Agreement.

         "CELLCO LP INTEREST HOLDER" means the holder or holders of the Cellco LP Interest.

         "CELLULARONE SERVICE MARK" means the CELLULARONE Service Mark registered with the U.S. Patent and Trademark Office licensed by Cellular One Group, a Delaware general partnership, to the Price Corporations or any of their Affiliates for use in the Company Cellular Telephone System Areas.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.

         "CHANGE OF CONTROL" means (i) any Acquisition Proposal involving the Company Contributed Assets or any class of equity or voting securities of any Price Corporation (other than Price Parent), (ii) any Person (other than a Passive Institutional Investor and other than Robert Price and any 13D Group as to which he has sole voting authority) or 13D Group having or acquiring beneficial ownership (as defined in Rule 13d-3 under the 1934 Act) of voting securities of Price Parent representing more than 30% of the total voting power of all outstanding voting securities of Price Parent (PROVIDED that if Robert Price is a member of a 13D Group, it shall not constitute a "Change of Control" if every other member of such group agrees to be subject to the Voting Agreement and PROVIDED FURTHER that a "Change of Control" shall not be deemed to exist pursuant to this subclause (ii) solely by reason of an acquisition of voting securities of Price Parent by Price Parent which, by reducing the number of voting securities of Price Parent outstanding, increases the proportionate number of voting securities of Price Parent beneficially owned by such Person or 13D Group to more than 30% of the total voting power of all outstanding voting securities of Price Parent), or (iii) a majority of the members of the board of directors of Price Parent ceasing to be Continuing Directors as a result of a proxy or consent solicitation (or commencement of a proxy or consent solicitation to consummate such a change in the board of directors of Price Parent) if any Person who is a participant in such solicitation has stated that such Person intends to take, or may consider taking, any action which would constitute an Acquisition Proposal. For purposes hereof "CONTINUING DIRECTOR" means any individual who is, as of the date of this Agreement, a member of the board of directors of Price Parent and any individual who hereafter becomes a member of such board if such individual's nomination for election is recommended or approved by a majority of the Continuing Directors.

         "CHANGE IN LAW" means a change in the Internal Revenue Code, the Treasury regulations promulgated thereunder, the interpretation thereof by the U.S. courts, including the Tax Court, or any official pronouncement of the Internal Revenue Service or the Treasury department (such as a revenue ruling, revenue procedure or notice, but not a private letter ruling or a similar authority) that occurs after the date hereof.

         "CLOSING DATE" means the date of the Closing.

         "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "COMPANY BALANCE SHEET" means the consolidated balance sheet of the Company as of September 30, 2001, attached as Exhibit C hereto.

         "COMPANY CAPITAL ACCOUNT" means, as of any time after the Closing, the Initial Company Capital Account, as adjusted as of such time pursuant to this Agreement and the New LP Agreement.

         "COMPANY CASH CONTRIBUTION AMOUNT" means (i) $149 million, PLUS (ii) the amount of accrued and unpaid interest on the Senior Secured Notes and Senior Subordinated Notes as of the Closing Date, PLUS (iii) if the H.O. Agreement shall have been amended prior to the Closing in the manner provided in Section
11.06 and the amendment requires payment by New LP, at any time after the Closing Date, of any costs or expenses incurred in connection with obtaining such amendment, the amount of any such costs and expenses, PLUS (iv) all costs and expenses payable by New LP, at any time after the Closing Date, in connection with termination of the BCG Agreement, or obtaining any and all amendments and modifications to the BCG Agreement, PLUS (v) any Excess Financing Cost; PROVIDED that the Company Cash Contribution Amount shall not include any H.O. Cancellation Fee or any costs or expenses incurred after the Closing Date pursuant to the terms of the H.O. Agreement, the BCG Agreement (but only if assumed by New LP) or the Cellco-BCG Agreement.

         "COMPANY CELLULAR TELEPHONE SYSTEM AREAS" means the Montgomery and Dothan, Alabama and Macon -Warner Robins, Columbus including Russell County, Alabama, Albany, Augusta (including Aiken County, South Carolina) and Savannah, Georgia and Panama City, Florida metropolitan statistical areas, and the Georgia-6, Georgia-7, Georgia-8, Georgia-9, Georgia-10, Georgia-12, Georgia-13 and Alabama-8 rural service areas.

         "COMPANY DEBT" means the Senior Subordinated Debt and the Senior Secured Debt.

         "COMPANY 10-K" means Price Parent's annual report on Form 10-K for the fiscal year ended December 31, 2000.

         "CONFIDENTIALITY AGREEMENTS" means (i) the Confidentiality Agreement dated as of June 23, 2000 between Price Parent and Cellco and (ii) the Non-Disclosure Agreement dated as of November 1, 2001 between Price Parent and Cellco.

         "CONTRIBUTED ASSETS" means the Company Contributed Assets and the Cellco Contributed Assets.

         "DELAWARE LAW" means the General Corporation Law of the State of Delaware.

         "ELP INTEREST" means the limited partnership interest in New LP issued to the Company pursuant to Section 2.02 and conferring to the holder thereof the rights and obligations set forth in the New LP Agreement and the Exchange Agreement.

         "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or any agreement with any governmental authority or other third party, in effect on or prior to the Closing Date, relating to the environment, human health and safety or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

         "ENVIRONMENTAL LIABILITIES" means any and all liabilities, losses, damages or claims arising in connection with, asserted against or sought to be imposed on the Company (or any predecessors of Company or any prior owner of all or part of its business), any property now or previously owned, leased or operated by any of the Price Corporations, the Business (as currently or previously conducted), the Company Contributed Assets or any activities or operations occurring or conducted at the Real Property (including, without limitation, offsite disposal), whether accrued, contingent, absolute, determined, determinable or otherwise, which (i) arise under any Environmental Law, and (ii) relate to actions occurring or conditions existing on or prior to the Closing.

         "ENVIRONMENTAL PERMITS" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities required by or issued pursuant to Environmental Laws and affecting, or relating in any way to, the Business.

         "ESCHEAT PAYMENT" means any payment required to be made to any state abandoned property administrator or other public official pursuant to an abandoned property, escheat or similar law.

         "EXCESS FINANCING COST" means all reasonable fees and other costs and expenses (other than interest) charged by the Lender with respect to the New LP Financing.

         "EXCLUDED CONTRACTS" means (i) all contracts entered into prior to the Closing Date that relate to any disposition of assets of the Business or of any securities or other interest in the Business including, without limitation, the contracts relating to the Fort Myers Sale and the Georgia Sale (as defined in the Price SEC Documents), (ii) all contracts relating to the Rollup Transaction and (iii) the BCG Agreement.

         "EXCLUDED EMPLOYEE" means any Business Employee who New LP or Cellco has designated as an excluded employee by written notice to the Price Corporations delivered (i) in connection with any Business Employee for which a WARN Act notice would be required, on or prior to the date that is 65 days prior to the Closing Date, and (ii) in connection with any other Business Employee, on or prior to the date that is 30 days prior to the Closing Date.

         "EXCLUDED LIABILITIES" means the Company Excluded Liabilities and the Cellco Excluded Liabilities.

         "FCC" means the Federal Communications Commission.

         "FCC AUTHORIZATIONS" means all licenses, permits and other authorizations issued by the FCC with respect to the Business including, without limitation, (i) all licenses issued to the Company or any of its Affiliates by the FCC to construct, own and operate a cellular telecommunications system (including all associated microwave facilities) or otherwise with respect to each of the Company Cellular Telephone System Areas, and (ii) all construction permits, if any, that have been issued by the FCC to the Company or any of its Affiliates with respect to construction of a cellular telecommunications system in each of the Company Cellular Telephone System Areas.

         "FINAL WORKING CAPITAL AMOUNT" means the Closing Working Capital Amount calculated by New LP pursuant to Section 6.02(a) if no notice of disagreement is delivered pursuant to Section 6.02(b), or, if such a notice is delivered, the Closing Working Capital Amount agreed upon by New LP and the Price Corporations pursuant to Section 6.02(c) or, in the absence of such an agreement, the Closing Working Capital Amount determined as set forth in
Section 6.02(c).

         "GENERAL PARTNER CAPITAL ACCOUNT" means, as of any time, the Initial General Partner Capital Account as adjusted as of such time pursuant to the New LP Agreement.

         "GIANT BEAR AGREEMENT" means the Services Agreement dated February 14, 2000 between the Company and Giant Bear Inc., as amended by the Amendment to the Services Agreement dated November 1, 2001.

         "GOVERNMENTAL ENTITY" means any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including, but not limited to, the FCC or any other telecommunications authority) or instrumentality (including, but not limited to, any court, tribunal or grand jury) exercising executive, prosecutorial, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "HAZARDOUS SUBSTANCES" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise regulated hazardous substance, waste or material or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

         "H.O. AGREEMENT" means the License Agreement dated as of May 5, 2000 between H.O. Systems and the Company, together with the Addendum to the License Agreement dated as of such date and any other addenda or amendments thereto.

         "H.O. SYSTEMS" means H.O. Systems, Inc., a Georgia corporation.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INTELLECTUAL PROPERTY RIGHTS" means (i) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, (ii) national and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in the United States and all other nations throughout the world, all improvements to the inventions disclosed in each such registration, patent or patent application, (iii) trademarks, service marks, trade dress, logos, domain names, trade names and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations and applications for registration of the foregoing and all goodwill associated therewith, (iv) copyrights (whether or not registered) and registrations and applications for registration thereof in the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression, (v) computer software, (including source code, object code, firmware, operating systems and specifications), (vi) trade secrets and, whether or not confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists) and know-how (including manufacturing and production processes and techniques and research and development information), (vii) industrial designs (whether or not registered), (viii) databases and data collections, (ix) copies and tangible embodiments of any of the foregoing, in whatever form or medium, (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (xi) all rights in all of the foregoing provided by treaties, conventions and common law and (xii) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement or misappropriation of any of the foregoing.

         "LICENSED INTELLECTUAL PROPERTY RIGHTS" means all Intellectual Property Rights owned by a third party and licensed or sublicensed to any of the Price Corporations or any of their Affiliates and held for use or used in the conduct of the Business including, without limitation, the CELLULARONE Service Mark.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement and the Ancillary Agreements, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "LOCK-UP AGREEMENTS" means the Lock-up Agreement dated as of December 18, 2001, among the Price Corporations and VWI and the Lock-up Agreement dated as of December 18, 2001 among the Price Corporations and VCI.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Business (other than the Company Excluded Assets), other than such material adverse effects arising out of business conditions or other matters generally affecting the wireless telecommunications industry.

         "MGP INTEREST" means the managing general partner interest in New LP to be issued to Cellco or one of its Subsidiaries pursuant to Section 2.02 and conferring to the holder thereof the rights and obligations set forth in the New LP Agreement.

         "MGP INTEREST HOLDER" means the holder of the MGP Interest.

         "NETWORK SITE" means any site owned, held, leased or used for the provision of network switching or transmission and receiving services in the conduct of the Business by the Price Corporations or any of their Affiliates, including, without limitation, all cell sites, leased or owned tower or antenna sites (including co-location sites) and all mobile telephone switching offices or switch locations.

         "NEW LP AGREEMENT" means the Limited Partnership Agreement of New LP substantially in the form attached hereto as Exhibit D.

         "NLP MATERIAL ADVERSE EFFECT" means a material adverse effect on New LP which causes the income of New LP to be insufficient to enable New LP to allocate the Preferred Return to the Company Capital Account pursuant to Article 4 of the New LP Agreement, other than such material adverse effects arising out of business conditions or other matters generally affecting the wireless telecommunications industry.

         "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "OWNED INTELLECTUAL PROPERTY RIGHTS" means all Intellectual Property Rights owned by the Price Corporations or any of their Affiliates and held for use or used in the conduct of the Business, but excluding all right, title and interest in and use of the "Price Communications" name and any derivative thereof (the "PRICE COMMUNICATIONS' NAME RIGHTS").

         "PASSIVE INSTITUTIONAL INVESTOR" means an institutional investor that satisfies clauses (I) and (II) of the definition of "Acquisition Proposal".

         "PERMITTED TRANSFEREE" has the meaning assigned to such term in the New LP Agreement.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PREFERRED RETURN" shall have the meaning assigned to such term in the New LP Agreement.

         "PRICE PARENT THIRD QUARTER BALANCE SHEET" means the unaudited consolidated balance sheet of Price Parent and its consolidated subsidiaries dated September 30, 2001, including the notes thereto, attached as Exhibit E hereto.

         "REQUIRED CONSENTS" means (i) the Other Consents, (ii) the Required Notices and (iii) 90% of the Network Consents; PROVIDED that such 90% must include all Network Consents relating to mobile telephone switching offices and sites that house microwave hops.

         "ROLLUP TRANSACTION" means any or all of the following transactions:
(i) the acquisition by the Company of all of the outstanding shares of capital stock of, or other ownership interests in, any Person who was, as of November 14, 2000, or thereafter became, a Subsidiary of the Company; (ii) the transfer to the Company of all of the assets and liabilities of each Person who was, as of November 14, 2000, or thereafter became (including as a result of the transactions described in clause (i) above) a Wholly-Owned Company Subsidiary; or (iii) the dissolution or liquidation of, and or the merger into the Company of, each of the Persons referred to in clauses (i) and (ii) above.

         "SEC" means the Securities and Exchange Commission.

         "SENIOR SECURED DEBT" means the Senior Secured Notes and all other obligations of the Company and the Guarantors (as defined therein) pursuant to the Senior Secured Notes Indenture, as such debt may be modified or refinanced prior to or on the Closing Date not in violation of the provisions of this Agreement.

         "SENIOR SECURED NOTES" means the 91/8% Senior Secured Notes of the Company due 2006.

         "SENIOR SECURED NOTES INDENTURE" means the indenture dated as of June 16, 1998 among the Company, the Guarantors (as defined therein) and Bank of Montreal, as in effect on the Closing Date.

         "SENIOR SUBORDINATED DEBT" means the Senior Subordinated Notes and all other obligations of the Company pursuant to the Senior Subordinated Notes Indenture, as such debt may be modified or refinanced prior to or on the Closing Date not in violation of the provisions of this Agreement.

         "SENIOR SUBORDINATED NOTES" means the 11 3/4% Senior Subordinated Notes of the Company due 2007.

         "SENIOR SUBORDINATED NOTES INDENTURE" means the indenture dated as of July 10, 1997 between the Company and Bank of Montreal, as in effect on the Closing Date.

         "SUBSIDIARY" means, with respect to any Person, any entity (whether a corporation, partnership or otherwise) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or the other person or persons having governing authority over the entity or performing similar functions are at any time directly or indirectly owned by such Person.

         "SUPERIOR PROPOSAL" means any bona fide, unsolicited written Acquisition Proposal on terms that the Board of Directors of Price Parent determines in good faith by a majority vote, on the basis of the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to all Price Parent's stockholders than as provided hereunder and for which financing, to the extent required, is then either fully committed or reasonably determined to be available by the Board of Directors of Price Parent; PROVIDED that, notwithstanding the fact that the transactions contemplated hereby do not contemplate the distribution of consideration to the Price Parent shareholders, for purposes of determining whether an Acquisition Proposal is a Superior Proposal, the transactions contemplated hereby shall be deemed to have an aggregate value of at least $1,150 million to such shareholders, assuming they were consummated.

         "THIRD PARTY" means any Person as defined in Section 13(d) of the 1934 Act, other than the Price Corporations or any of their Affiliates.

         "TRANSFERRED EMPLOYEE" means any Business Employee who is not an Excluded Employee.

         "VCI REGISTRATION STATEMENT" has the meaning ascribed to such term in the Exchange Agreement.

         "VWI EXCHANGE" has the meaning assigned to such term in the Exchange Agreement.

         "VWI REGISTRATION STATEMENT" has the meaning ascribed to such term in the Exchange Agreement.

         "WARN ACT" means the Worker Adjustment Retraining Notification Act.

         "WHOLLY-OWNED COMPANY SUBSIDIARY" means a Subsidiary of the Company that is wholly owned by the Company or another wholly owned Subsidiary thereof.

         (b) Each of the following terms is defined in the Section set forth opposite such term:


TERM                                                                   SECTION
----                                                                   -------
721 Contributions                                                       Preamble
Accounting Referee                                                     12.06(d)
Accrued Bonus Liability                                                 3.04(f)
Action                                                                  7.10(a)
Active Transferred Employee                                            13.04(b)
Agent                                                                  15.03(a)
Alternative Agreement                                                  17.03(b)(i)
Base Line Financing                                                      2.06(b)
Call Center Letter                                                       3.04(g)
Cellco                                                                  Preamble
Cellco Asset Contribution                                               4.01
Cellco Assumed Liabilities                                              4.02
Cellco/BCG Agreement                                                   11.07
Cellco Cash Contribution                                                6.01(d)
Cellco Contributed Assets                                               4.01
Cellco Credit Agreement Consents                                       14.02(g)
Cellco Excluded Liabilities                                             4.03
Cellco FCC Authorization                                               14.02(n)
Cellco Indemnified Parties                                             15.02
Cellco Indemnitee                                                      12.01
Cellco Permitted Liens                                                  8.09(a)
Claim Notice                                                           15.03(a)
Closing                                                                 6.01
Closing Working Capital Amount                                          6.02(a)
Code                                                                   12.01
Company Asset Contribution                                              3.01
Company Assumed Liabilities                                             3.03
Company Cash Contribution                                               6.01(c)
Company Contributed Assets                                              3.01
Company Excluded Assets                                                 3.02
Company Excluded Liabilities                                            3.04
Company Permitted Liens                                                 7.12(c)(iii)
Competing Business                                                     10.05
Conforming Financing                                                    2.06(b)


                                       14

TERM                                                                    SECTION
----                                                                    -------
Contemplated Transactions                                                2.01
Contract                                                                 3.01(e)
Contribute                                                               3.01
Contributed Contracts                                                    3.01(e)
Co-operation Reimbursement                                               9.04
Damages                                                                 15.02(a)
Defeased Subordinated Debt                                               2.04(d)
Employee Plans                                                          13.01 and
                                                                        13.02(a)(ii)

ERISA                                                                   13.01
ERISA Affiliate                                                         13.01
Exchange Agreement                                                      Preamble
FAA                                                                      7.17(e)
FCC Application                                                         11.08
Final Closing Balance Sheet                                              6.02(a)
Final Order                                                             14.02(n)
GAAP                                                                     3.03(c)
GAAP Accrual                                                             6.02(a)
H.O. Agreement Termination Date                                         11.06(a)
H.O. Cancellation Fee                                                   11.06(a)
Inactive Transferred Employee                                           13.04(b)
Indemnified Party                                                       15.03(a)
Indemnifying Party                                                      15.03(a)
Initial Company Capital Account                                          2.07(a)
Initial General Partner Capital Account                                  2.07(b)
Initial Cellco Limited Partner Capital Account                           2.07(c)
Interim Balance Sheet Date                                               7.06(a)
Judgments                                                                7.10(b)
Lender                                                                   2.06
Network Consents                                                         7.05(a)
Network Notices                                                          7.05(a)
New LP DC Plan                                                          13.05(b)
New LP Difference                                                        6.02(c)(i)
New LP's Environmental Reports                                          11.09
New LP Financing                                                         2.06(a)
New LP Financing Term Sheet                                              2.06(b)
Notice Period                                                           15.03(b)
Other Consents                                                           7.05(b)
Permits                                                                  7.17(a)
Pledge Agreement                                                        14.02(g)
Post-Closing Tax Period                                                 12.01


                                       15

TERM                                                                    SECTION
----                                                                    -------
Pre-Closing Tax Period                                                  12.01
Preliminary Tax Certificate                                             12.05(a)
Price Corporation Cafeteria Plan                                        13.05(c)
Price Corporation DC Plans                                              13.05(b)
Price Corporations' Difference                                           6.02(c)(i)
Price Proxy Materials                                                    7.22(a)
Price SEC Documents                                                      7.20(a)
Price Trademarks and Tradenames                                         11.04(a)
Projected Capital Expenditures                                           9.01(e)
Property Taxes                                                          12.01
Proposals                                                                2.06(b)
Real Property                                                            7.12(a)
Release                                                                 13.06
Relevant Party                                                           5.01
Required Notices                                                         7.05(b)
Requisite Noteholder Consent                                             2.04(c)
Returns                                                                 12.02(a)(i)
Scheduled Contract                                                       7.09(b)
Secured Debt Defeasance                                                  2.05(b)
Secured Defeased Debt                                                    2.05(b)
Selected Financing                                                       2.06(b)
Senior Secured Notes Redemption                                          9.10(a)
Senior Subordinated Notes Offer                                          9.10(b)
SIU                                                                      7.17(d)
Stockholders                                                            Preamble
Subordinated Debt Defeasance                                             2.04(d)
Supplemental Indenture                                                   2.04(c)
Tax                                                                     12.01
Tax Asset                                                               12.01
Tax Loss                                                                12.01
Tax Opinion                                                             12.02(j)
Tax Proceeding                                                          12.06(b)
Tax Reduction                                                           12.01
Taxing Authority                                                        12.01
Termination Fee                                                         17.03(b)
Transfer Taxes                                                          12.04(c)
Unrestricted Person                                                      9.07(a)(i)
U.S. Government Obligations                                              2.04(d)
VCI                                                                     Preamble
Voting Agreement                                                        Preamble
VWI                                                                     Preamble


                                       16


TERM                                                                    SECTION
----                                                                    -------
Warranty Breach                                                         15.02(a)(i)


                                    ARTICLE 2

                            CONTEMPLATED TRANSACTIONS

         SECTION 2.01. CONTEMPLATED TRANSACTIONS. Except as otherwise provided herein, upon the terms and subject to the conditions of this Agreement, the parties will cause the transactions set forth in Sections 2.02 through 2.07 below (the "CONTEMPLATED TRANSACTIONS") to be completed. The Contemplated Transactions shall occur substantially contemporaneously (except to the extent provided otherwise herein) on the Closing Date.

         SECTION 2.02. CONTRIBUTION OF ASSETS. At the Closing, (i) the Company will consummate the Company Cash Contribution and the Company Asset Contribution, in exchange for the ELP Interest, and (ii) Cellco will consummate, either directly or indirectly through one or more of its Subsidiaries, the Cellco Cash Contribution and the Cellco Asset Contribution, in exchange for the MGP Interest and the Cellco LP Interest.

         SECTION 2.03. ASSUMPTION OF LIABILITIES. At the Closing, New LP will (and Cellco will cause New LP to), as set forth in Sections 3.03 and 4.02 and in partial consideration for the contribution of assets pursuant to Sections 2.02,
3.01 and 4.01, assume all Assumed Liabilities and undertake to pay, satisfy and discharge when due in accordance with their terms all such Assumed Liabilities.

         SECTION 2.04. SENIOR SUBORDINATED NOTES. (a) Prior to the Closing Date, New LP will (and Cellco will cause New LP to) commence the Senior Subordinated Notes Offer as set forth in Section 9.10(b).

         (b) At the Closing, upon the terms and subject to the conditions of the Senior Subordinated Notes Offer and as set forth in Section 6.01(f), New LP shall (and Cellco will cause New LP to) accept for payment and pay for all Senior Subordinated Notes validly tendered and not withdrawn pursuant to the Senior Subordinated Notes Offer, including the payment of all amounts necessary to pay any premium in excess of principal and accrued interest to purchase the Senior Subordinated Notes pursuant to the Senior Subordinated Notes Offer.

         (c) At the Closing, if the Holders (as defined in the Senior Subordinated Notes Indenture) of at least a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding have consented (the "REQUISITE NOTEHOLDER

CONSENT") to the waiver of the covenants in the Senior Subordinated Notes Indenture which restrict the transactions contemplated hereby, the Company shall, and shall cause the Trustee (as defined in the Senior Subordinated Notes Indenture) to, execute a supplemental indenture (the "SUPPLEMENTAL INDENTURE") eliminating such covenants.

         (d) At the Closing, if the Requisite Noteholder Consent has not been obtained, the Company will effect a covenant defeasance (as defined in the Senior Subordinated Notes Indenture) (the "SUBORDINATED DEBT DEFEASANCE"), in accordance with Article 8 of the Senior Subordinated Notes Indenture with respect to all Senior Subordinated Notes (such Senior Subordinated Notes being referred to as the "DEFEASED SUBORDINATED DEBT") that have not been tendered by the holders thereof and accepted for purchase by New LP at the Closing pursuant to the Senior Subordinated Notes Offer conducted pursuant to Section 9.01(b); PROVIDED that New LP will (and Cellco will cause New LP to) deposit or cause to be deposited at the Closing with a trustee (as specified in the Senior Subordinated Notes Indenture) as trust funds in trust for the benefit of holders of the Defeased Subordinated Debt, cash or U.S. Government Obligations (as defined in the Senior Subordinated Notes Indenture) sufficient in amount to enable the Company to effect the Subordinated Debt Defeasance and to pay all reasonable costs and expenses in connection therewith (such costs and expenses to be approved by New LP (such approval not to be unreasonably withheld)), and the Subordinated Debt Defeasance shall be effected in such manner as New LP may reasonably direct. The parties acknowledge that New LP hereby assumes and is responsible for all payments in respect of the Defeased Subordinated Debt, and the cash and U.S. Government Obligations shall be deemed to be owned by New LP. In the event that the cash or U.S. Government Obligations or any payments thereon are returned by the trustee, the Company shall promptly deliver such obligations or payments to New LP.

         SECTION 2.05. SENIOR SECURED NOTES. (a) Prior to the Closing Date, the Company will give notice of the Senior Secured Notes Redemption to the trustee under the Senior Secured Notes Indenture and each holder of the Senior Secured Notes as set forth in Section 9.10(a).

         (b) Immediately prior to Closing, the Company will effect a covenant defeasance (as defined in the Senior Secured Notes Indenture) (the "SECURED DEBT DEFEASANCE") with respect to all of the outstanding Senior Secured Notes (the "SECURED DEFEASED DEBT") in accordance with Article 8 of the Senior Secured Notes Indenture; PROVIDED that New LP will (and Cellco will cause New LP to) deposit or cause to be deposited at the Closing with a trustee (as specified in the Senior Secured Notes Indenture) as trust funds in trust for the benefit of the holders of the Secured Defeased Debt, cash or U.S. Government Obligations (as defined in the Senior Secured Notes Indenture) sufficient in amount to enable the Company to effect the

Secured Debt Defeasance and to pay all reasonable costs and expenses in connection therewith (such costs and expenses to be approved by New LP (such approval not to be unreasonably withheld)), and the Secured Debt Defeasance shall be effected in such manner as New LP may reasonably direct. The parties acknowledge that New LP hereby assumes and is responsible for all payments in respect of the Secured Defeased Debt, and the cash and U.S. Government Obligations shall be deemed to be owned by New LP. In the event that the cash or U.S. Government Obligations or any payments thereon are returned by the trustee, the Company shall promptly deliver such obligations or payments to New LP.

         (c) On the day following the Closing Date, the Senior Secured Notes shall be redeemed by the Company pursuant to the Senior Secured Notes Redemption.

         SECTION 2.06. NEW LP FINANCING. (a) Immediately prior to the Closing, New LP will, and Cellco will cause New LP to, obtain debt financing in an amount equal to $350 million from such Person or Persons and on such terms and conditions as are determined by New LP in accordance with the procedures set forth in Section 2.06(b) (such Person or Persons, the "LENDER"); PROVIDED that
(i) the Lender shall not be related to any partner of New LP within the meaning of Treasury regulation Section 1.752-4(b)) (the "NEW LP FINANCING") and (ii) the New LP Financing (A) shall be non-recourse to the partners of New LP and Persons related to any such partners within the meaning of Treasury regulation Section 1.752-4(b), (B) shall not obligate New LP to repay such financing or any portion thereof prior to five years after the Closing Date, and (3) shall not include any penalty for pre-payment of such financing (or any portion thereof) by New LP.

         (b) In order to select the Lender, New LP shall prepare a term sheet (the "NEW LP FINANCING TERM SHEET") setting forth the principal terms of the New LP Financing, which terms shall include, without limitation, those set forth in
Section 2.06(a) (the "SECTION 2.06(A) TERMS"). New LP will present the New LP Financing Term Sheet to potential Lenders selected by New LP (provided that such Lenders shall include, without limitation, Deutsche Bank and UBS, and shall give each such potential Lender an opportunity to submit a binding proposal setting forth the interest rate and other applicable fees and expenses that it would charge to underwrite the New LP Financing on the terms set forth in the New LP Financing Term Sheet. After receipt of the proposals (the "PROPOSALS"), New LP
(i) shall determine in its reasonable judgment which, if any, of the Proposals conform to the specifications set forth in the New LP Financing Term Sheet (the "CONFORMING PROPOSALS"), (ii) shall determine in its reasonable judgment which of the Conforming Proposals or, if no Conforming Proposals are received, which of the Proposals, offers financing at the lowest overall cost (taking into account interest rate and all fees and expenses that would be payable by New LP) to New LP (the "BASE LINE FINANCING") and (iii) shall select, in its sole discretion, from among the Conforming Proposals, if there are

Conforming Proposals, or from among all of the Proposals, if there are no Conforming Proposals, the Lender and the terms and conditions for the New LP Financing (the "SELECTED FINANCING"); PROVIDED that the Selected Financing shall in any event contain the Section 2.06(a) Terms. If the Selected Financing offers, in the reasonable judgment of New LP, to provide financing at a higher overall cost to New LP (taking into account interest rate and all fees and expenses that would be payable by New LP) than the Base-Line Financing, then (x) for the purposes of determining the "Rate Reduction Amount" pursuant to the New LP Agreement, the annual rate of interest payable by New LP in respect of the New LP Financing shall be deemed to be the rate of interest set forth in the Base Line Financing and (y) the "Excess Financing Cost" hereunder shall be deemed to be the fees and other costs and expenses (other than interest) payable in respect of the Base Line Financing.

         SECTION 2.07. INITIAL CAPITAL ACCOUNTS. (a) Effective as of the Closing, the amount of the capital account of the Company in New LP shall be $1,150 million MINUS (i) if the H.O. Agreement shall not have been amended prior to the Closing in the manner provided in Section 11.06, $38 million, or (ii) if the H.O. Agreement shall have been amended prior to Closing in the manner provided in Section 11.06 and the amendment requires payment by New LP, at any time after the Closing Date, of an H.O. Cancellation Fee, the amount of the net present value of the H.O. Cancellation Fee assuming a discount rate of 9.7% per annum (as so adjusted, the "INITIAL COMPANY CAPITAL ACCOUNT").

         (b) Effective as of the Closing, the amount of the capital account of the MGP Interest Holder shall be at least $10 million (the "INITIAL GENERAL PARTNER CAPITAL ACCOUNT").

         (c) Effective as of the Closing, the amount of the capital account of the Cellco LP Interest Holder shall be at least $1.4 billion (the "INITIAL CELLCO LIMITED PARTNER CAPITAL ACCOUNT").

                                    ARTICLE 3

                       TRANSFER OF ASSETS AND LIABILITIES

         SECTION 3.01. ASSET CONTRIBUTION. Except as otherwise provided herein, upon the terms and subject to the conditions of this Agreement, at the Closing the Company will contribute, convey, transfer, assign and deliver ("CONTRIBUTE") or cause to be Contributed to New LP, free and clear of all Liens, other than Company Permitted Liens, all of the Company's and its Affiliates' right, title and interest in, to and under the assets, properties and business, of every kind and description (other than the Company Excluded Assets), wherever located, real, personal or mixed, tangible or intangible, owned, held, leased or used in the conduct of the Business by the Company or any of its Affiliates as the same shall exist on the Closing Date, including all assets shown on the Company Balance Sheet and not disposed of in the ordinary course of business as permitted by this Agreement from the date hereof until the Closing Date, and all assets of the Business thereafter acquired by the Company or any of its Affiliates (such assets, properties and businesses being the "COMPANY CONTRIBUTED ASSETS" and such contribution the "COMPANY ASSET CONTRIBUTION"), and including, without limitation, all right, title and interest of the Company and any of its Affiliates in, to and under the following items insofar as they are held, used, leased or operated in connection with the Business:

         (a) all real property and leases of, and other interests in, real property used or held for use in the conduct of the Business (including, without limitation, all Network Sites that constitute real property), in each case together with all buildings, fixtures, and improvements erected thereon, including without limitation all towers, transmission lines, antennas and equipment shelters and the other items listed on Schedule 7.12(a);

         (b) all water lines, rights of way, uses, licenses, easements, hereditaments, tenements and appurtenances relating to or used, directly or indirectly, in the conduct of the Business;

         (c) all personal property and interests therein, including any Network Sites that constitute personal property, machinery, equipment, furniture, office equipment, cellular systems, cellular switches, cell site equipment, microwave equipment and other communications equipment, test equipment, tools, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property, including without limitation the items listed on Schedule 7.12(b);

         (d) all raw materials, work-in-process, finished goods, supplies and other inventories (including cellular phones, pagers, accessories and spare parts);

         (e) all rights under all contracts, agreements, leases, licenses, franchises, commitments, sales and purchase orders and other instruments, whether reduced to writing or in oral form (each, a "CONTRACT"), including without limitation all subscriber contracts and other contracts to provide services to customers in the Company Cellular Telephone System Areas, all Contracts relating to the Network Sites, orders received which have not been filled, roaming agreements, interconnection agreements, rights to use and networking agreements and the other items listed on Schedule 7.09, but excluding the Excluded Contracts (collectively, the "CONTRIBUTED CONTRACTS");

         (f) all accounts, notes and other receivables whether billed or unbilled (including all proceeds of such receivables), including all other negotiable instruments or other instruments and chattel paper and other evidences of indebtedness and rights to receive payment of, or otherwise relating to, the Business;

         (g) all security and other deposits, advance payments, deferred charges, reserves and prepaid expenses, including but not limited to ad valorem taxes, leases and rentals;

         (h) all of the Price Corporations' or any of their Affiliates', rights, claims, credits, causes of action or rights of set-off against third parties relating to the Business or the Company Contributed Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties;

         (i) all Licensed Intellectual Property Rights and Owned Intellectual Property Rights and including without limitation the items listed on Schedule 7.15;

         (j) all transferable licenses, permits, certificates of occupancy, registrations, certificates of public convenience and necessity, approvals, operating rights or other governmental authorizations affecting, or relating in anyway to, the Business and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto, including without limitation the FCC Authorizations and the other items listed on Schedule 7.17(a);

         (k) all books, records, files and papers, whether in hard copy or computer format, used in the Business, including, without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, and any information relating to any Tax imposed on the Company Contributed Assets; and

         (l) all goodwill associated with the Business or the Company Contributed Assets, together with the right to represent to third parties that New LP is the successor to the Business.

         SECTION 3.02. COMPANY EXCLUDED ASSETS. New LP expressly understands and agrees that the following assets and properties of the Price Corporations or their Affiliates (the "COMPANY EXCLUDED ASSETS") shall be excluded from the Company Contributed Assets:

         (a) the Excluded Contracts;

         (b) the lease of the real property situated at 45 Rockefeller Plaza, New York, New York, 10020;

         (c) the lease of real property located at Saddlebrook; PROVIDED that New LP shall sublease the premises from the lessee under such lease for a period of one month from the Closing Date (provided such sublease is on the same financial terms as in effect at the date hereof (as set forth on Schedule 7.12(a)));

         (d) except to the extent included in the Company Cash Contribution, all of the Company's cash and cash equivalents on hand and in banks and all petty cash located at the operating facilities of the Business;

         (e) the rights which accrue or will accrue to the Price Corporations under this Agreement and the Ancillary Agreements;

         (f) any Company Contributed Assets sold or otherwise disposed of in the ordinary course of business;

         (g) the Price Communications' Name Rights (except to the extent of the rights granted to New LP and its Affiliates pursuant to Section 11.04);

         (h) the Giant Bear Agreement; and

         (i) any other assets of the Price Corporations or their Affiliates other than the Company Contributed Assets.

         SECTION 3.03. COMPANY ASSUMED LIABILITIES. Upon the terms and subject to the conditions of this Agreement, New LP agrees, effective at the time of the Closing, to assume the following liabilities (the "COMPANY ASSUMED LIABILITIES"):

         (a) all liabilities set forth on the Company Balance Sheet (or in the notes to the Price Parent Third Quarter Balance Sheet insofar as they relate to the Business) to the extent such liabilities are reflected in the calculation of the Final Working Capital Amount; PROVIDED that any liability or obligation with respect to Taxes shall be assumed only to the extent set forth in clause (e) below;

         (b) all liabilities and obligations of the Company and its Affiliates arising under the Contributed Contracts disclosed on Schedule 7.09 or 7.12 or not required under the terms of Section 7.09 or 7.12 to be disclosed thereon (other than liabilities or obligations attributable to any failure by such Person to comply with the terms thereof); PROVIDED that any liability or obligation with respect to Taxes shall be assumed only to the extent provided in clause (e) below;

         (c) all liabilities (other than liabilities arising under Contributed Contracts) incurred in the ordinary course of business, and not in violation of this Agreement, after the Balance Sheet Date and any such liabilities incurred before the Balance Sheet Date which were not, under generally accepted accounting principles ("GAAP") consistently applied, required to be reflected in the Company Balance Sheet; PROVIDED that any liability or obligation with respect to Taxes shall be assumed only to the extent provided in clause (e) below;

         (d) the Company Debt; and

         (e) all liabilities for Property Taxes set forth on the Final Closing Balance Sheet but only to the extent such liabilities are reflected in the calculation of the Final Working Capital Amount.

         SECTION 3.04. COMPANY EXCLUDED LIABILITIES. Notwithstanding any provision in this Agreement or any other writing to the contrary, New LP is assuming only the Company Assumed Liabilities and is not assuming any other liability or obligation of the Price Corporations or their Affiliates (or any predecessor of any such Person or any prior owner of all or part of their businesses and assets) of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of the Price Corporations or an Affiliate of the Price Corporations (all such liabilities and obligations not being assumed being herein referred to as the "COMPANY EXCLUDED LIABILITIES"), and, notwithstanding anything to the contrary in this Agreement and without limiting the generality of the foregoing, none of the following shall be Company Assumed Liabilities for the purposes of this Agreement:

         (a) except for liabilities or obligations with respect to Taxes assumed under Section 3.03(e), any liability or obligation in respect of Taxes;

         (b) any liabilities or obligations for indebtedness for borrowed money or financial guarantees incurred by the Price Corporations or any of their Affiliates or secured by or otherwise relating to the Company Contributed Assets (other than the Company Debt);

         (c) any liabilities or obligations of the Price Corporations or any of their Affiliates relating to the Rollup Transaction (including, without limitation, any action, suit, investigation or proceeding against or affecting any Price Corporation before any court or arbitrator or any Governmental Entity and relating to the Rollup Transaction), or to the execution, delivery and consummation of this Agreement or to the consummation of the transactions contemplated hereby, including, without limitation, the Company Asset Contribution, the obtaining of all Required Consents, the calling and holding of the meeting of the stockholders of Price Parent and the preparation, filing and mailing of the Price Proxy Materials (including as set forth in the letter agreement dated as of November 14, 2001 between Davis Polk & Wardwell and Price Communications Corporation) as contemplated by Section 9.08, and the fees payable to the Price Corporations' financial advisors as contemplated by Section 7.18 or as disclosed on Schedule 7.18;

         (d) any liability, obligation or claim arising under the WARN Act, any severance practice, plan or other arrangement of the Price Corporations or their Affiliates in connection with any Excluded Employee and any claim regarding eligibility or benefits under such practice, plan or arrangement; PROVIDED that a portion of such liability, obligation or claim shall be reimbursed or paid by New LP or Cellco in accordance with Sections 13.07, 13.08 or 11.05;

         (e) any liability for the Escheat Payment if the relevant abandoned or unclaimed property was first proffered by the Company or any of its Affiliates at least one year prior to the Closing Date;

         (f) any accrued bonus (other than a stay bonus) unpaid as of the Closing Date in respect of the Transferred Employees (collectively, "ACCRUED BONUS LIABILITY");

         (g) any liabilities or obligations relating to any other Company Excluded Asset; and

         (h) any liability for the call center technology upgrade referred to in the letter between the Company and New LP dated as of the date hereof relating to such upgrade (the "CALL CENTER LETTER").

                                    ARTICLE 4

                            CELLCO ASSET CONTRIBUTION

         SECTION 4.01. CELLCO ASSET CONTRIBUTION. Except as otherwise provided herein, upon the terms and subject to the conditions of this Agreement, at the Closing, Cellco will Contribute, either directly or indirectly through one or more of its Subsidiaries (the "CELLCO ASSET CONTRIBUTION"), to New LP, free and clear of all Liens (other than Cellco Permitted Liens), all of the right, title and interest of Cellco and/or any such Subsidiary in, to and under the Cellco Contributed Interest, the Cellco Contributed Agreement (to the extent relating to the Cellco Contributed Interest), the Cellco Contributed Note and the Cellco Contributed Licenses (collectively, the "CELLCO CONTRIBUTED ASSETS").

         SECTION 4.02. CELLCO ASSUMED LIABILITIES. Upon the terms and subject to the conditions of this Agreement, New LP agrees, effective at the time of the Closing, to assume the Cellco Contributed License Liabilities and all liabilities and obligations of Cellco and/or its Subsidiaries arising pursuant to the terms of the Cellco Contributed Agreement (to the extent relating to the Cellco Contributed Interest) (other than liabilities or obligations attributable to any failure by Cellco and/or its Subsidiaries to comply with the terms of the Cellco Contributed Licenses or the Cellco Contributed Agreement) (the "CELLCO ASSUMED LIABILITIES").

         SECTION 4.03. CELLCO EXCLUDED LIABILITIES. Notwithstanding any provision in this Agreement or any other writing to the contrary, New LP is assuming only the Cellco Assumed Liabilities and is not assuming any other liability or obligation of Cellco or its Subsidiaries (or any predecessor of any such Person or any prior owner of all or part of the Cellco Contributed Assets) of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Cellco or its Subsidiaries (all such liabilities and obligations not being assumed being herein referred to as the "CELLCO EXCLUDED LIABILITIES").

                                    ARTICLE 5

                       ASSIGNMENT OF CONTRACTS AND RIGHTS

         SECTION 5.01. ASSIGNMENT OF CONTRACTS AND RIGHTS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contributed Asset or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment, without the necessary consent of a third party, would constitute a breach or other contravention of such Contributed Asset or in any way adversely affect the rights of New LP, any of the Price Corporations or any of their Affiliates, or Cellco or any of its Subsidiaries thereunder. Each of the Price Corporations and its Affiliates (with respect to the Company Contributed Assets) and Cellco and its Subsidiaries (with respect to the Cellco Contributed Assets) (in each case, the "RELEVANT PARTY") will use their best efforts (but without any payment of money by the Relevant Party or New LP) to obtain the consent of any third party or Governmental Entity, if any, required in connection with the assignment of any such Contributed Asset to New LP or any claim or right or any benefit arising thereunder or resulting therefrom. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of the Relevant Party or New LP so that New LP would not in fact receive all such rights, and, notwithstanding Section 14.02 (if applicable), New LP determines to consummate the Closing, then the Relevant Party and New LP will cooperate in a mutually agreeable arrangement under which New

LP would obtain the benefits and assume the obligations thereunder (other than any Excluded Liabilities) in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to New LP, or under which the Relevant Party would enforce for the benefit of New LP, with New LP assuming the Relevant Party's obligations, any and all rights of the Relevant Party against a third party thereto. To the extent the benefits therefrom and obligations thereunder have not been provided by alternate arrangements satisfactory to New LP and the Relevant Party, the Relevant Party and New LP shall negotiate, in good faith, and make an adjustment to the Initial Company Capital Account or the Initial Cellco Limited Partner Capital Account, as the case may be, in an amount necessary to reflect the fact that the assignment contemplated by this Agreement was not made. If the Relevant Party shall receive at any time any monies in respect of a Contributed Asset and New LP shall not be in default with respect to any alternative arrangement relating to such Contributed Asset, the Relevant Party will pay or cause its Affiliate to pay promptly such monies to New LP. The obligations of the parties, pursuant to this Section 5.01 shall continue for as long as necessary to provide to New LP the benefit and cause New LP to assume the obligations under the Contributed Assets not assigned and to negotiate and make any adjustment to the Initial Company Capital Account or the Initial Cellco Limited Partner Account, as the case may be. Notwithstanding anything to the contrary, the provisions of this Section 5.01 shall not apply to the Cellco Contributed Assets in the event of the failure to obtain any Cellco Credit Agreement Consent.

                                    ARTICLE 6

                                   THE CLOSING

         SECTION 6.01. THE CLOSING. The closing (the "CLOSING") of the Asset Contributions, the Cash Contributions, the assumption of the Assumed Liabilities, the purchase of the Senior Subordinated Notes pursuant to the Senior Subordinated Notes Offer, the defeasance of the Subordinated Defeased Debt, if any, and the consummation of the Secured Debt Defeasance hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than 10 days, after satisfaction of the conditions set forth in Article 14, or at such other time or place as New LP and the Price Corporations may agree; PROVIDED that the Closing may not be delayed by any party if the delay is a result of a breach by such party of its obligations hereunder. At the Closing:

                  (a) the Price Corporations and New LP shall enter into an Assignment and Assumption Agreement reflecting the terms and conditions set forth in Article 3, and the Price Corporations shall deliver to New LP such warranty deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in New LP all right, title and interest in, to and under the Company Contributed Assets;

                  (b) Cellco (and/or any of its Subsidiaries that participate in the Cellco Asset Contribution) and New LP shall enter into an Assignment and Assumption Agreement reflecting the terms and conditions set forth in Article 4, and Cellco (and/or such Subsidiaries) shall deliver to New LP such warranty deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as are reasonably necessary or appropriate to vest in New LP all right, title and interest in, to and under the Cellco Contributed Assets;

                  (c) The Company shall pay to New LP the Company Cash Contribution Amount in immediately available funds by wire transfer to an account of New LP designated by New LP, by notice to the Company, not later than two business days prior to the Closing Date (the making of such payment, the "COMPANY CASH CONTRIBUTION").

                  (d) Cellco shall pay to New LP, either directly or indirectly through one or more of its Subsidiaries, the Cellco Cash Contribution Amount in immediately available funds by wire transfer to an account of New LP designated by New LP, by notice to Cellco, not later than two business days prior to the Closing Date (the "CELLCO CASH CONTRIBUTION").

                  (e) The MGP Interest Holder, the Cellco LP Interest Holder and the Company shall enter into the New LP Agreement;

                  (f) New LP shall accept for payment and pay for all Senior Subordinated Notes validly tendered and not withdrawn pursuant to the Senior Subordinated Notes Offer;

                  (g) the Supplemental Indenture, if any, shall be executed;

                  (h) New LP and the Company shall consummate the Subordinated Debt Defeasance, if necessary; and

                  (i) New LP and the Company shall consummate the Secured Debt Defeasance.

         SECTION 6.02. FINAL CLOSING BALANCE SHEET AND CLOSING WORKING CAPITAL AMOUNT. (a) As promptly as practicable, but no later than 90 days after the Closing Date, New LP will cause to be prepared and delivered to the Price Corporations the balance sheet of the Business immediately prior to the Closing (the "FINAL CLOSING BALANCE SHEET") and a certificate based thereon setting forth New LP's calculation of the Closing Working Capital Amount. For purposes hereof, the "CLOSING WORKING CAPITAL AMOUNT" shall equal (i) current assets (excluding current assets in respect of Taxes other than current assets for prepaid Property Taxes that are allocated to the Post-Closing Tax Period under
Section 12.03(b)) as set forth on such Final Closing Balance Sheet MINUS (ii) current liabilities (including, without limitation, any unpaid accrued salary, vacation or other compensation or benefit (other than any Accrued Bonus Liability) as of the Closing Date in respect of Transferred Employees, but excluding current liabilities in respect of Taxes other than current liabilities for Property Taxes that are allocated to the Pre-Closing Tax Period under
Section 12.03(b)) as set forth on such Final Closing Balance Sheet. The Final Closing Balance Sheet shall be prepared by New LP in good faith and shall (x) fairly present the financial position of the Business as of the Closing Date in accordance with GAAP applied on a basis consistent with those principles used in the preparation of the Company Balance Sheet, (y) include line items substantially consistent with those in the Company Balance Sheet, and (z) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the Company Balance Sheet; PROVIDED that (1) the Final Closing Balance Sheet shall not include as an asset all or any portion of the Cellco Cash Contribution Amount, the Company Cash Contribution Amount or the proceeds of the New LP Financing, (2) the Final Closing Balance Sheet shall not include as a liability all or any portion of the Company Debt (including any accrued interest thereon), any costs or expenses arising in connection with the Senior Secured Notes Redemption, the Senior Subordinated Notes Offer, the Senior Secured Debt Defeasance or the Subordinated Debt Defeasance (including any premium in excess of principal and accrued interest to purchase the Senior Subordinated Notes pursuant to the Senior Subordinated Notes Offer or to redeem the Senior Secured Notes pursuant to the Senior Secured Notes Redemption), any cost or expenses (including any H.O. Cancellation Fee) relating to the amendments and modifications to the H.O. Agreement contemplated by Section 11.06 or to the BCG Agreement, or any Excess Financing Cost or any liability for the upgrade to the call center contemplated by the Call Center Letter, and (3) the Final Closing Balance Sheet shall include, as a current liability, a reserve against prepaid revenues determined in accordance with GAAP (the "GAAP ACCRUAL"). The parties hereto agree that the calculation set forth in Exhibit F hereto reflects the intention of the parties with respect to the calculation of the Final Working Capital Amount based on the hypothetical facts set forth in such Exhibit F.

          (b) If the Price Corporations disagree with New LP's calculation of the Closing Working Capital Amount delivered pursuant to Section 6.02(a), the Price Corporations may, within 20 calendar days after delivery of the documents referred to in Section 6.02(a), deliver a notice to New LP disagreeing with such calculation and setting forth the Price Corporations' calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which the Price Corporations disagree, and the Price Corporations shall be deemed to have agreed with all other items and amounts contained in the Final Closing Balance Sheet and the calculation of the Closing Working Capital Amount delivered pursuant to Section 6.02(a).

          (c) If a notice of disagreement shall be delivered pursuant to Section 6.02(b), New LP and the Price Corporations shall, during the 30 calendar days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of the Closing Working Capital Amount, which amount shall not be less than the amount thereof shown in New LP's calculations delivered pursuant to Section 6.02(a) nor more than the amount thereof shown in the Price Corporations' calculation delivered pursuant to Section 6.02(b). If, during such period, New LP and the Price Corporations are unable to reach such agreement, they shall promptly thereafter cause independent accountants of nationally recognized standing reasonably satisfactory to New LP and the Price Corporations, promptly to review this Agreement and the disputed items or amounts for the purpose of calculating the Closing Working Capital Amount. In making such calculation, such independent accountants shall consider only those items or amounts in the Final Closing Balance Sheet or New LP's calculation of the Closing Working Capital Amount as to which the Price Corporations have disagreed. Such independent accountants shall deliver to New LP and the Price Corporations, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon New LP and the Price Corporations. The fees and expenses of such independent accountants shall be borne (i) by Cellco if the difference between the Closing Working Capital Amount as calculated by such accountants and New LP's calculation thereof delivered pursuant to Section 6.02(a) (the "NEW LP DIFFERENCE") exceeds the difference between the Closing Working Capital Amount as calculated by such accountant and the Price Corporations' calculation thereof delivered pursuant to Section 6.02(b) (the "PRICE CORPORATIONS' DIFFERENCE");
(ii) by the Price Corporations, if the Price Corporations' Difference exceeds New LP's Difference; and (iii) otherwise equally by the Price Corporations, on the one hand, and New LP, on the other hand.

          (d) New LP and the Price Corporations agree that they will, and agree to cause their respective Affiliates, independent accountants and (in the case of the Price Corporations) the Company to, cooperate and assist in the preparation of the Final Closing Balance Sheet and the calculation of the Closing Working Capital

Amount and in the conduct of the audits and reviews referred to in this Section, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

         SECTION 6.03. FINAL WORKING CAPITAL AMOUNT. If the Final Working Capital Amount is a positive number and is less than or equal to $5 million, New LP shall promptly pay such amount to the Company in immediately available funds. If the Final Working Capital Amount is a positive number and is greater than $5 million, New LP shall promptly pay $5 million to the Company in immediately available funds and the Company Capital Account shall be increased by the amount of the Final Working Capital Amount in excess of $5 million. If the Final Working Capital Amount is a negative number, the Company Capital Account shall be decreased by an amount equal to the Final Working Capital Amount.

                                    ARTICLE 7

            REPRESENTATIONS AND WARRANTIES OF THE PRICE CORPORATIONS

         Each of the Price Corporations represent and warrant, jointly and severally, to Cellco and New LP as of the date hereof and as of the Closing Date that:

         SECTION 7.01. EXISTENCE AND POWER. Each of the Price Corporations is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate or partnership, as applicable, powers and all necessary governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for such failures which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Each of the Price Corporations is duly qualified to do business as a foreign corporation or foreign partnership, as the case may be, and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified will not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company does not have any Subsidiaries and does not own any capital stock or other voting securities or ownership interests in any Person.

         SECTION 7.02. AUTHORIZATION. (a) The execution, delivery and performance by each of the Price Corporations of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby are within each of the Price Corporations' corporate powers and, except for the required approval of Price Parent's stockholders in connection with the transactions contemplated to occur on the Closing Date pursuant to this Agreement and other than the VWI Exchange, have been duly authorized by all necessary corporate action on the part of each of the Price Corporations. The (i) affirmative vote of the holders of two-thirds of the outstanding shares of the common stock, $0.01 par value, of Price Parent and
(ii) the approval of each of the Price Corporations other than Price Parent, as the sole shareholder of another Price Corporation (all of which have been obtained) are the only actions required by the stockholders of any of the Price Corporations or any of their Affiliates in connection with the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party (other than the VWI Exchange). This Agreement and each of the Ancillary Agreements to which it is a party constitutes a valid and binding agreement of each of the Price Corporations enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally, and except that the remedy of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (b) At a meeting duly called and held, Price Parent's Board of Directors has (i) unanimously determined that this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (other than the VWI Exchange) are fair to and in the best interests of Price Parent's stockholders, (ii) unanimously approved and adopted this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (other than the VWI Exchange) and (iii) unanimously resolved (subject to Section 9.09) to recommend approval and adoption of this Agreement and the Ancillary Agreements by Price Parent's stockholders.

         SECTION 7.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by each of the Price Corporations of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by each of the Price Corporations of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Entity, domestic, foreign or supranational, other than (i) compliance with the requirements of the HSR Act, (ii) the filing with the SEC of the Price Proxy Materials in definitive form, (iii) the filing and declaration by the SEC of the effectiveness of the VCI Registration Statement and the VWI Registration Statement (if any), (iv) the filing of any certificates of amendment of limited partnership and any other documents required to be filed with the Secretary of the State of Delaware, (v) compliance with any other applicable securities laws,
(vi) compliance with the applicable requirements of the Communications Act, and
(vii) such actions or filings the absence of which would not, individually or in the aggregate, prevent any Price Corporation from performing its respective obligations under this Agreement or any Ancillary Document to which it is a party in any material respect, and will not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 7.04. NONCONTRAVENTION. The execution, delivery and performance by each of the Price Corporations of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation, bylaws or other organizational documents of any of the Price Corporations, (ii) assuming compliance with the matters referred to in
Section 7.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree applicable to any of the Price Corporations or by which any of their respective properties or assets are bound, (iii) assuming that the consents referred to in Schedule 7.05(a) are obtained and remain in full force and effect, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of New LP or to a loss of any benefit relating to the Business to which any of the Price Corporations is entitled under any provision of any agreement or other instrument binding upon any of the Price Corporations or by which any of the Company Contributed Assets is or may be bound or (iv) result in the creation or imposition of any Lien on any Company Contributed Asset, except in the case of clauses (ii), (iii) and (iv) above, such violations or defaults that will not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 7.05. REQUIRED AND OTHER CONSENTS. (a) Schedule 7.05(a) sets forth each Contract binding upon any of the Price Corporations or any of their Affiliates that is material to the operation or utilization of any Network Site (or any interest of any of the Price Corporations or any such Affiliate therein) and that requires a consent or other action by, or prior notice to, any Person as a result of the execution, delivery and performance by any of the Price Corporations of this Agreement or any Ancillary Agreement to which any of such Persons is a party, and identifies the consent or action required by such Person (such consents or other actions, the "NETWORK CONSENTS", and such prior notices, the "NETWORK NOTICES").

         (b) Schedule 7.05(b) sets forth each Contract or Permit (other than Contracts subject to Section 7.05(a)) binding upon or providing benefits to any of the Price Corporations or any of their Affiliates that requires a consent or other action by, or prior notice to, any Person as a result of the execution, delivery and performance by any of the Price Corporations of this Agreement or any Ancillary Agreement to which any of such Persons is a party and identifies the consent or action required by such Person, except such consents, actions or notices as will not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect if not received or taken by the Closing Date (such consents or other actions, the "OTHER CONSENTS" and such prior notices, together with the Network Notices, the "REQUIRED NOTICES").

         SECTION 7.06. FINANCIAL STATEMENTS. (a) The unaudited balance sheets as of December 31, of each of the three most recent fiscal years ended prior to the Closing

Date and the related unaudited statements of income for each such years and the unaudited interim balance sheet as of the close of the most recent fiscal quarter ended prior to the Closing Date (the "INTERIM BALANCE SHEET DATE") and the related unaudited interim statements of income for the year to date period ended on the Interim Balance Sheet Date for the Business fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of the Business as of the dates thereof and its results of operations for the periods then ended (subject to normal year-end adjustments and the absence of footnotes, in the case of any unaudited interim financial statements).

         (b) The Company Balance Sheet fairly presents in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes to the Price Parent Third Quarter Balance Sheet), the consolidated financial position of the Company as of September 30, 2001 (subject to normal year-end adjustments and the absence of footnotes complying with GAAP, in the case of any unaudited interim financial statements).

         SECTION 7.07. ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, except as otherwise contemplated by this Agreement, the Business has been conducted in the ordinary course consistent with past practices and there has not been:

         (a) from the Balance Sheet Date to the date of this Agreement, any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had, will have or would reasonably be expected to have a Material Adverse Effect;

         (b) any incurrence, assumption or guarantee by any of the Price Corporations or any of their Affiliates of any indebtedness for borrowed money or any other long-term liabilities with respect to the Business;

         (c) any creation or other incurrence of any Lien on any Company Contributed Asset other than (i) in the ordinary course of business consistent with past practices or (ii) Company Permitted Liens;

         (d) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or any Company Contributed Asset which, individually or in the aggregate, has had, will have or would reasonably be expected to have a Material Adverse Effect;

         (e) any transaction or commitment made, or any contract or agreement entered into, by any of the Price Corporations or any of their Affiliates relating to the Business or any Company Contributed Asset (including the acquisition or disposition of any assets) or any relinquishment by any of the Price Corporations or any of their Affiliates of any contract or other right, in any case described in this paragraph (e), material to the Business, other than transactions, commitments, contracts, agreements or relinquishments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

         (f) any change in any method of accounting or accounting practice by the Price Corporations with respect to the Business except for any such change after the date hereof required by reason of a concurrent change in GAAP;

         (g) except as contemplated by Section 13.07, any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any officer of the Business (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any officer of the Business or (iii) change in compensation or other benefits payable to any officer of the Business pursuant to any severance or retirement plans or policies thereof, other than, in the case of this clause (iii), in the ordinary course of business consistent with past practice;

         (h) except as contemplated by Section 13.07, any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any Business Employee other than an officer of the Business (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any Business Employee other than an officer of the Business or (iii) change in compensation or other benefits payable to any Business Employee other than an officer of the Business, except (in the case of clauses
(i), (ii) and (iii) above) pursuant to any severance or retirement plans or policies thereof or in the ordinary course of business consistent with past practice;

         (i) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any Business Employees, who were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to the Business Employees; or

         (j) other than the Projected Capital Expenditures, any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment in each case in connection with the Business.

         SECTION 7.08. NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities of the Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and, to the knowledge of the Price Corporations there is no existing condition, situation or set of circumstances which will, or could reasonably be expected to, result in such a liability, other than:

         (a) current liabilities provided for in the Company Balance Sheet (or in the notes to the Price Parent Third Quarter Balance Sheet insofar as they relate to the Business);

         (b) liabilities incurred in the ordinary course of business since the Balance Sheet Date or prior to the Balance Sheet Date if such liabilities are not of a type that would have been required under GAAP consistently applied, to be set forth in the Company Balance Sheet (including the notes thereto);

         (c) liabilities disclosed on Schedule 7.08 and 7.19(a); and

         (d) other undisclosed liabilities which, individually and in the aggregate, are not material to the Business or which constitute current liabilities that will appear on the Final Closing Balance Sheet.

         SECTION 7.09. MATERIAL CONTRACTS. (a) Except as disclosed in Schedule 7.05(b), 7.09(a), 7.12(a) or 7.15, or otherwise contemplated or permitted by this Agreement, neither any of the Price Corporations nor the Business, is a party to or bound by any of the following which constitute a Contract:

                  (i) any (x) lease relating to any Network Site or any other real property or (y) other lease providing for annual rentals of $250,000 or more;

                  (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for either (A) annual payments by the Business of $250,000 or more or (B) aggregate payments by the Business of $500,000 or more over the term of the agreement;

                  (iii) any sales, distribution or other similar agreement relating to the sale by the Business of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to the Business of $250,000 or more, (B) aggregate payments to the Business of $500,000 or more over the term of the agreement;

                  (iv) any partnership, joint venture, stockholder or other similar agreement or arrangement;

                  (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                  (vi) any agreement relating to indebtedness for borrowed money, the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) or other long-term liabilities, except any such agreement with respect to the Company Debt, including the Secured Defeased Debt and the Subordinated Defeased Debt;

                  (vii) any option, license, franchise or similar agreement;

                  (viii) any agency, dealer, outside sales representative, marketing or other similar agreement other than any such agreement terminable on no more than 60 days' notice without any penalty or further obligation on the part of the Business;

                  (ix) any agreement that limits the freedom of the Business to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Company Contributed Asset or which would so limit the freedom of New LP or any of its Affiliates after the Closing Date or that grants to any Person any exclusive rights with respect to the Business or any portion thereof;

                  (x) any agreement with or for the benefit of any Affiliate of any of the Price Corporations;

                  (xi) any agreement, contract or commitment for any charitable or political contribution;

                  (xii) any license, franchise, distributorship or other agreement which relates in whole or in part to any Intellectual Property Rights of or used by any of the Price Corporations or any of their Affiliates in the conduct of operating the cellular telecommunications systems in the Company Cellular Telephone System Areas;

                  (xiii) any interconnection, toll, long distance or air to ground service agreement relating to the operation of the Business;

                  (xiv) any agreement or commitment for any capital expenditure or leasehold improvement relating to the Business in excess of $250,000 annually, or providing for aggregate payments of $500,000;

                  (xv) any agreement granting power of attorney to any other Person;

                  (xvi) any confidentiality or non-disclosure agreement pursuant to which any of the Price Corporations have agreed to keep confidential information obtained from any other Person or which is related to the Company Contributed Assets, other than the No-Shop Agreement;

                  (xvii) any reseller agreement;

                  (xviii) any roaming agreement (x) not terminable upon 60 days prior notice without penalty or other obligation on the part of the Business or (y) with respect to which the Business is obligated to direct roaming traffic to a particular carrier in preference to another;

                  (xix) any agreement relating to wireless data not terminable upon 30 days prior notice without penalty or other obligation on the part of the Business; or

                  (xx) any other agreement, commitment, arrangement, understanding or plan not made in the ordinary course of business.

         (b) Each Contract disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Agreement (each a "SCHEDULED CONTRACT") is a valid and binding agreement of the Company, or its Affiliate which is a party thereto, and is in full force and effect except to the extent they have previously expired in accordance with their terms, and none of the Price Corporations or any of their Affiliates or, to the knowledge of the Price Corporations, any other party thereto is in default or breach in any material respect under the terms of any Scheduled Contract, and, to the knowledge of the Price Corporations, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute such a breach or default, provided that the representations and warranties in this sentence above with respect to said other parties are made only as of the date of this Agreement. True and complete copies of each Scheduled Contract that is in writing and an accurate summary written of each oral Scheduled Contract have been delivered to New LP. Except as set forth on Schedule 7.09(b) as of the date or this Agreement, none of the Price Corporations, has knowledge that any counterparty to any Scheduled Contract intends to cancel or otherwise adversely modify its relationship with the Business or to decrease significantly or limit its purchases, services, supplies or materials from or to the Business as a result of the Contemplated Transactions or otherwise not in the ordinary course of business, except such cancellations, modifications, decreases and limits as will not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (c) Set forth on Schedule 7.09(c) is a true and complete copy of all forms of Contract adopted since October 1998 and in effect as of the date of this Agreement that govern the Business' provision of cellular service to its current customers, together with a statement of the period during which each such form was used by the Business to add new customers. Except as disclosed on
Schedule 7.09(c), all Contracts entered into by any Price Corporation or otherwise relating to the Business based on any such form (including those not required to be listed on any Schedule to this Agreement because of the amount of such Contract) are valid, in full force and effect, binding upon the Price Corporations (or the Affiliate thereof which is a party thereto) and, to the knowledge of the Price Corporations, the other parties thereto, except to the extent they have previously expired in accordance with their terms. Except for late payments by customers that are accurately reflected in the books of account of the Business, none of the Price Corporations (or the Affiliate thereof which is a party thereto), nor to the knowledge of the Price Corporations, any other party thereto (as of the date of this Agreement), is in default under any of them, nor, to the knowledge of the Price Corporations, does any condition exist as of the date of this Agreement that, with notice or lapse of time or both, would constitute such a default, except for defaults which will not have, and would not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect. Each Contract constituting a customer activation agreement relating to the Business entered into by the Price Corporations since January 1, 1998 is in one of the forms set forth in Schedule 7.09(c).

         (d) All of the Licensing Agreements between the Cellular One Group and the Company have five year terms and provide for at least one additional five year renewal term (subject to the terms of such agreements) commencing on the effective date of each such agreement, and have assignment and termination provisions (including without limitation termination notice and penalty provisions) substantially identical to those contained in the License Agreement between the Cellular One Group and Price Communications Wireless II, Inc. dated as of April 18, 1999.

         SECTION 7.10. LITIGATION. (a) Except as set forth on Schedule 7.10(a), as of the date of this Agreement, there is no action, suit, investigation, proceeding, claim, charge or audit (each, an "ACTION") (and there is no event, occurrence or state of facts or circumstances that will be, or would reasonably be expected to be a basis therefore) pending against, or to the knowledge of any of the Price Corporations, threatened against or affecting, the Business or any Company Contributed Asset before any court or arbitrator or any Governmental Entity which, (i) individually, if determined or resolved adversely in accordance with the plaintiff's demands, will result in, or could reasonably be expected to result in, a liability to the Business of $100,000 or more, or collectively, if so determined or resolved, will result in, or could reasonably be expected to result in a liability to the Business of, or otherwise adversely affect the Business by, $1,000,000 or more, (ii) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement and the Ancillary Agreements, or (iii) would otherwise materially adversely affect the Business.

         (b) As of the date of this Agreement, Schedule 7.10(b) lists all civil fines, penalties, and any orders, writs, judgments, injunctions, decrees, determinations, or other awards of any courts or other Governmental Entities (collectively

"JUDGMENTS"), which have been imposed or levied against any of the Price Corporations or any of their Affiliates relating in any way, in whole or in part, to the Business which remain unsatisfied and all such material Judgments imposed or levied since January 1, 1998, which have been satisfied, in each case, together with all material settlements by any of the Price Corporations or any of their Affiliates of any legal claims actually brought or threatened against any of the Price Corporations or any of their Affiliates, or to which any of the Price Corporations or any of their Affiliates or any of the Company Contributed Assets has or may become subject.

         SECTION 7.11. COMPLIANCE WITH LAWS AND COURT ORDERS. (a) None of the Price Corporations or any of their Affiliates is in violation of, and to the knowledge of the Price Corporations, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any law, rule, regulation, judgment, injunction, order or decree applicable to the Company Contributed Assets or the conduct of the Business, except for such violations which will not have, and would not reasonably be expected to have, individually and in the aggregate, a Material Adverse Effect.

         (b) Each handset sold by any of the Price Corporations in connection with the Business is, and at all times up to and including the sale thereof, has been in compliance with all applicable FCC laws, rules and regulations.

         SECTION 7.12. PROPERTIES. (a) Schedule 7.12(a) correctly describes as of the date of this Agreement all real property used or held for use in the Business included in the Company Contributed Assets (the "REAL PROPERTY"), which the Price Corporations or an Affiliate thereof owns, leases, operates or subleases and any Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term (including renewal terms) and basic annual rent.

         (b) Schedule 7.12(b) correctly describes, as of September 30, 2001, all material personal property used or held for use in the Business included in the Company Contributed Assets (other than inventory held for sale in the ordinary course of business), including, without limitation, machinery, equipment, furniture, cellular systems, cellular switches, cell site equipment, mobile switching offices, microwave equipment and other communications equipment, which the Price Corporations or an Affiliate thereof owns, leases or subleases, and any material Liens thereon (except any Company Permitted Liens), specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and basic annual rent.

         (c) The Price Corporations or an Affiliate thereof have good and marketable, indefeasible, fee simple title to, or in the case of leased Real Property or personal property have valid leasehold interests in, all of the Network Sites and in all other Company Contributed Assets (whether real, personal, tangible or intangible) reflected on the Company Balance Sheet or acquired after the Balance Sheet Date, except for properties and assets sold since the Balance Sheet Date in the ordinary course of business consistent with past practices as permitted by
Section 9.01 and except where, with respect to Company Contributed Assets, other than Network Sites, the failure to have such good title or valid leasehold interests will not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Company Contributed Asset is subject to any Lien, except:

                  (i) Liens disclosed on the Company Balance Sheet or in the notes to the Price Parent Third Quarter Balance Sheet insofar as they relate to the Business;

                  (ii) Liens for taxes not yet due; or

                  (iii) Liens which do not materially detract from the value of such Contributed Asset, or materially interfere with any present or intended use of such Company Contributed Asset (clauses (i) - (iii) of this Section 7.12(c) are, collectively, the "COMPANY PERMITTED LIENS").

         (d) There are no developments affecting any of the Company Contributed Assets pending or, to the knowledge of the Price Corporations threatened, which will or would reasonably be expected to, materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of such Company Contributed Assets (other than arising out of business conditions or other matters generally affecting the wireless telecommunications industry).

         (e) All leases of Real Property or personal property are in good standing and are valid, binding and enforceable in accordance with their respective terms and none of the Price Corporations or their Affiliates or, to the knowledge, of the Price Corporations, any other party thereto is in default or breach in any material respect under the terms of such Lease and, to the knowledge of the Price Corporations, no event has occurred which with notice or lapse of time or both would constitute a default thereunder.

         (f) To the knowledge of the Price Corporations, the plants, buildings, structures and equipment included in the Company Contributed Assets have no material defects, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for their present uses.

         (g) The plants, buildings and structures included in the Company Contributed Assets currently have sufficient access to public roads and to all utilities, including water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other utilities used in the operation of the Business, in each case as is necessary for the conduct of the Business as it has heretofore been conducted, except for such failures which will not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (h) The Real Property, and its continued use, occupancy and operation as currently used, occupied and operated, does not constitute a nonconforming use under all applicable building, zoning, subdivision and other land use and similar laws, regulations and ordinances, except for such failures which will not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (i) None of the Company Contributed Assets is an equity interest in a Person.

         SECTION 7.13. SUFFICIENCY OF AND TITLE TO THE COMPANY CONTRIBUTED ASSETS. (a) The Company Contributed Assets constitute all of the property and assets used or held for use in the Business and are adequate to conduct the Business as currently conducted.

         (b) Upon consummation of the transactions contemplated hereby, New LP will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Company Contributed Assets, free and clear of all Liens, except for Company Permitted Liens.

         (c) As of the date hereof, all of the assets and liabilities used or held for use in the Business are, and immediately before the Closing all of such assets and liabilities will be, held by the Company.

         SECTION 7.14. SUBSCRIBER ACCOUNTS. Schedule 7.14 hereto sets forth the following numerical breakdown, as of September 30, 2001 (or as of the date otherwise indicated therein), regarding the Business' subscriber accounts: total number; longevity of subscribers, pre-pay versus post-paid, broken out by calendar quarter of initial activation; and types of accounts, including active, suspended, employee, demo phone, loaner phone or rental phone.

         SECTION 7.15. INTELLECTUAL PROPERTY. (a) Schedule 7.15 contains as of the date of this Agreement a true and complete list of all material Owned Intellectual Property Rights and Licensed Intellectual Property Rights.

          (b) The Licensed Intellectual Property Rights and the Owned Intellectual Property Rights together constitute all the Intellectual Property Rights used or held for use in the Business and are adequate to conduct the Business as currently conducted. The Company Contributed Assets include working copies of all software and firmware as are necessary for or otherwise used in the current conduct of the Business, together with copies of all related manuals and other documentation. Assuming all Required Consents are obtained in connection with Licensed Intellectual Property Rights, the consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any Owned Intellectual Property Rights or Licensed Intellectual Property Rights.

         (c) None of the Price Corporations nor any Affiliate of any of the Price Corporations has infringed, misappropriated or otherwise violated any Intellectual Property Right of any third person. There is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of the Price Corporations, threatened against or affecting, the Business or any present or former Business Employee or director of the Price Corporations alleging that the use of the Owned Intellectual Property Rights or the Licensed Intellectual Property Rights or the conduct of the Business as presently conducted conflicts with, misappropriates, infringes or otherwise violates any Intellectual Property Right of any third party.

         (d) None of the Owned Intellectual Property Rights and Licensed Intellectual Property Rights material to the operation of the Business is subject to any outstanding material judgment, injunction, order, decree or agreement restricting the use thereof with respect to the Business or restricting the licensing thereof by the Price Corporations or any Affiliate thereof to any Person.

         (e) The Price Corporations or an Affiliate of the Price Corporations holds all right, title and interest in and to all Owned Intellectual Property Rights and all of the licenses under the Licensed Intellectual Property Rights, free and clear of any Lien (other than Company Permitted Liens). The Price Corporations or an Affiliate of the Price Corporations has taken all actions reasonably necessary to maintain and protect the Owned Intellectual Property Rights and their rights in the Licensed Intellectual Property Rights, including payment of applicable maintenance fees and filing of applicable statements of use except for such failures which will not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All licenses under the Licensed Intellectual Property Rights are fully-paid (other than upgrade costs and purchaser maintenance costs), which the Price Corporations or their Affiliates have the right to assign to New LP in connection with the transactions contemplated hereby.

         (f) To the knowledge of the Price Corporations, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right or

Licensed Intellectual Property Right. The Price Corporations or an Affiliate of the Price Corporations has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all confidential Intellectual Property Rights and to adequately protect all Owned Intellectual Property Rights by trade secret processes, confidentiality agreements and by the case of appropriate statutory notices and other proprietary markings.

         SECTION 7.16. INSURANCE COVERAGE. The Price Corporations have furnished to New LP a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the Company Contributed Assets, the business and operations of the Business and its Business Employees. As of the date hereof, there is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid and the Business has otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1998 and remain in full force and effect, except for such failures which, individually or in the aggregate, would not have or reasonably be expected to have, a Material Adverse Effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to the Business. As of the date of this Agreement, none of the Price Corporations knows of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. Except as disclosed in Schedule 7.16, after the Closing the Price Corporations shall continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing and New LP will be entitled to the benefit of such policies.

         SECTION 7.17. LICENSES AND PERMITS. (a) Schedule 7.17(a) correctly describes each FCC Authorization, license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the Business (the "PERMITS") as of the date of this Agreement together with the name of the Governmental Entity issuing such Permit. Except as set forth on
Schedule 7.17(b), (i) the Permits are valid and in full force and effect, (ii) none of the Price Corporations nor any of their Affiliates is in default, and no event has occurred or condition exists that with notice or lapse of time or both would constitute a default (including, without limitation, grounds for revocation or modification of any of the FCC Authorizations), under the Permits and (iii) none of the Permits will, assuming the related Required Consents have been obtained prior to the Closing Date, be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby. Upon consummation of such transactions, New

LP will, assuming the related Required Consents have been obtained prior to the Closing Date, have all of the right, title and interest in all the Permits.

          (b) Except as set forth in Schedule 7.17(b), the Permits are the only licenses, franchises, permits, certificates, approvals or other similar authorizations which are necessary for the Price Corporations or their Affiliates to conduct the Business in the manner heretofore conducted. Each of the Permits is exclusively held by the Price Corporations or their Affiliates, is free and clear of any legal disqualifications, conditions or other restrictions (other than those routinely imposed in conjunction with such Permits) and is free and clear of all Liens except for Company Permitted Liens. To the knowledge of the Price Corporations, each of the Permits is in compliance with all laws, rules, regulations, orders and decrees except for such failures which will not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in Schedule 7.17(b), there are no existing applications, petitions to deny or complaints or proceedings pending before the FCC or any other Governmental Entity relating to the Permits or the Business (other than proceedings affecting the cellular telephone industry generally). Except as otherwise governed by laws, ordinances or governmental rules or regulations, all of the Permits are renewable by their terms or in the ordinary course of the Business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing and regulatory fees.

          (c) No Person other than the Price Corporations or any of their Affiliates has any interest in, or right to, contracts to provide telecommunications services to any customers of the Business except pursuant to the Business' roaming agreements.

          (d) Schedule 7.17(d) sets forth the date on which the Price Corporations or an Affiliate thereof or their predecessors filed a System Information Update ("SIU") with the FCC for each Company Cellular Telephone System Area. The SIU accurately identifies and describes the predicted contours, cell sites, and the Cellular Geographic Service Area boundary for such Company Cellular Telephone System Area as of that date, and the information provided therein remains accurate and complete. A true and complete copy of each SIU has been delivered to the New LP.

          (e) The Company has received all necessary authorizations from the Federal Aviation Administration ("FAA") for all existing towers that are part of the cellular systems operated by the Business and for any facilities the construction of which have been approved by the FCC or of which applications or notifications have been filed for such approval.

          (f) Schedule 7.17(f) sets forth each application and notification that the Company has pending before the FCC and sets forth the expiration date for each of the FCC Authorizations. The Company has provided a copy to New LP of each of the FCC Authorizations and the applications and notifications listed in Schedule 7.17(f), except where the FCC has not issued a written microwave authorization.

         (g) All fees due and payable to the FCC by the Business or the Company have been paid.

         (h) Each of the facilities authorized by the FCC Authorizations is in compliance with the FCC's regulations pertaining to radio frequency radiation.

         SECTION 7.18. FINANCIAL ADVISORS' FEES. Except for UBS Warburg LLC, Deutsche Banc Alex. Brown and Dresdner Kleinwort Wasserstein, whose fees will be paid by the Price Corporations and except as set forth in Schedule 7.18, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Price Corporations or any of their Affiliates who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         SECTION 7.19. ENVIRONMENTAL COMPLIANCE.

         (a) Except for such matters identified in the documents listed on
Schedule 7.19(a) which constitute a "recognized environmental condition" or which would be reasonably expected to result in Environmental Liabilities:

                  (i) in connection with or relating to the Company Contributed Assets, Business, Real Property or the Company, no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed any of which remain outstanding and unresolved and which will have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and no investigation, action, claim, suit, proceeding or review is pending or, to any of the Price Corporations' knowledge, threatened by any Governmental Entity or other Person which remain outstanding and unresolved and which will have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and which relate to or arise out of any Environmental Law.

                  (ii) there are no Environmental Liabilities arising in connection with or in any way relating to the Company Contributed Assets, Business, Real Property or the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law that will have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, to any of the Price Corporations' knowledge, there are no facts, events, conditions, situations, or set of circumstances which will or would reasonably be expected to result in or be the basis for any such liability;

                  (iii) no polychlorinated biphenyls, radioactive material, asbestos- containing material, septic, or wastewater treatment or other disposal system is present at, on or under any Real Property or Contributed Asset or any other property now owned, leased or operated by the Company, or to any of the Price Corporations' knowledge, has been present at, on or under such Real Property or Contributed Asset or, is or has been present at, on or under any property previously owned, leased or operated by the Company except as specifically authorized by and in accordance with applicable Environmental Law;

                  (iv) no incinerator, surface impoundment, lagoon or landfill is present at, on or under any Real Property or Contributed Asset or any other property now owned, leased, or operated by the Company or to any of the Price Corporations' knowledge, has been present at, on or under such Real Property or Contributed Asset or has been present at, on or under property previously owned, leased or operated by the Company;

                  (v) no underground or aboveground storage tank (active or inactive) is or has been present at, on or under any Real Property or Contributed Asset or any other property now or, to any of the Price Corporations' knowledge, previously owned, leased or operated by the Company, except as specifically authorized by and in accordance with applicable Environmental Law;

                  (vi) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any Real Property or Contributed Asset or any other property now or previously owned, leased or operated by the Company during the times that the Company owned, leased or operated the Real Property, Contributed Asset or such property, nor, to any of the Price Corporations' knowledge, prior to the times the Company owned, leased or operated the Real Property, Company Contributed Assets or such property, that will or would reasonably be expected to result in Environmental Liability that, individually or in the aggregate, would have a Material Adverse Effect;

                  (vii) no Real Property is listed or, to the Price Corporations' knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, CERCLIS (as defined in CERCLA) or on any similar federal, state, local or foreign list of sites requiring investigation or cleanup that will or would reasonably be expected to result in material Environmental

         Liabilities and, to any of the Price Corporations' knowledge, no property now or previously owned, leased or operated by the Company, no property to which Hazardous Substances located on or resulting from the use of any real property now or previously owned, leased or operated by the Company have been transported, nor any property to which the Company has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substance, is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS or any similar federal, state or local list of sites requiring investigation or cleanup that will or would reasonably be expected to result in material Environmental Liabilities; and

                  (viii) the Company is, and in connection with the Company Contributed Assets, Business and Real Property, each of the Price Corporations and each of their Affiliates is, currently in compliance with all Environmental Laws and has and is in compliance with all Environmental Permits except for such non-compliance or failure to have an Environmental Permit that would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and such Environmental Permits are valid and in full force and effect.

         (b) There has been no material written environmental investigation, study, audit, test, or other assessment conducted of which the Price Corporations is in possession or custody in relation to any Company Contributed Asset, Real Property or any other property or facility now or previously owned, leased or operated by the Company other than those disclosed on Schedule 7.19(a).

         (c) The Price Corporations have made all filings required pursuant to the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss.11001 to 11050, with respect to any Real Property or any Company Contributed Asset.

         (d) The Price Corporations have corrected all non-compliance with any Environmental Law and remedied all contamination referred to on Schedule 7.19(d).

         (e) Except for the Saddlebrook office lease, none of the Company Contributed Assets, the Real Property or any real property owned, leased or operated by the Company is located in New Jersey or Connecticut.

         (f) For purposes of this Section, the terms "Price Corporation," and "Company" shall include any entity which is, in whole or in part, a predecessor of any of the Price Corporations.

         SECTION 7.20. SEC FILINGS. (a) The Price Corporations have delivered to New LP Price Parent's annual reports on Form 10-K for its fiscal years ended

December 31, 1998, 1999 and 2000, its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Price Parent held since December 31, 1999, and all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 2000 (the documents referred to in this Section 7.20, collectively, the "PRICE SEC DOCUMENTS".)

         (b) As of its filing date, each Price SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

         (c) As of its filing date (or, if amended or superceded by a filing prior to the date hereof, on the date of such filing), each Price SEC Document filed pursuant to the 1934 Act did not, and each such Price SEC Document filed subsequent to the date hereof will not, insofar as it pertains to the Business, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (d) Each Price SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not, insofar as it pertains to the Business, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 7.21. FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of Price Parent included in the Price SEC Documents, and the Price Parent Third Quarter Balance Sheet, fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Price Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

         SECTION 7.22. DISCLOSURE DOCUMENTS. (a) Each document filed by any of the Price Corporations with the SEC in connection with the meetings of the stockholders of Price Parent to be held pursuant to this Agreement and the Exchange Agreement, including, without limitation, the proxy or information statements of Price Parent and any amendments or supplements thereto (the "PRICE PROXY MATERIALS") will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act.

         (b) Each time any Price Proxy Materials are distributed to stockholders of Price Parent or any other solicitation of stockholders of Price Parent is made by or on behalf of the Price Corporations or any Affiliate of the Price Corporations, and at the time such stockholders vote on adoption of the transactions contemplated hereunder, the Price Proxy Materials (as supplemented and amended, if applicable), will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not false or misleading. The representations and warranties contained in this Section 7.22 will not apply to statements or omissions included in the Price Proxy Materials based upon information furnished to the Price Corporations in writing by Cellco or its Affiliates (other than the Price Corporations) specifically for use therein.

         SECTION 7.23. FCC AUTHORIZATION. As of the date hereof, no waiver of any FCC rule or policy is necessary to be obtained for the approval of the FCC Application, and no processing pursuant to any exception or rule of general applicability will be requested or required in connection with the consummation of the transactions contemplated by this Agreement.

         SECTION 7.24. ROLLUP TRANSACTION MATERIALS. The Price Corporations have furnished to Cellco true and complete copies of (i) all of the information statements, notices and other materials relating to the Rollup Transaction and provided to any security holder of any former Subsidiary of the Company and (ii) all resolutions, plans of liquidation, certificates and other similar materials of the Price Corporations relating to the Rollup Transaction.

         SECTION 7.25. REPRESENTATIONS AND WARRANTIES. The Price Corporations hereby acknowledge that, except as expressly set forth in this Agreement or any Ancillary Agreement, none of Cellco or any of its Affiliates has made any express or implied representations or warranties to any of the Price Corporations, including without limitation, with respect to the timing of the potential VWI IPO (as defined in the Exchange Agreement).

                                   ARTICLE 8

                    REPRESENTATIONS AND WARRANTIES OF CELLCO

         Cellco represents and warrants to each of the Price Corporations as of the date hereof and as of the Closing Date that:

         SECTION 8.01. EXISTENCE AND POWER. Each of Cellco and New LP is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and Cellco has all corporate or partnership, as applicable, powers and all necessary governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted except for such failures which will not have, and would not reasonably be expected to have, individually or in the aggregate, a NLP Material Adverse Effect. Each of Cellco and New LP is duly qualified to do business as a foreign partnership, and is in good standing, in each jurisdiction where such qualification is necessary, except for those jurisdictions (i) where, in the case of Cellco, it is not required to so qualify because of its status as a general partnership, or (ii) where failure to be so qualified will not have, and would not reasonably be expected to have, individually or in the aggregate, a NLP Material Adverse Effect. New LP has not engaged in any business or incurred any liabilities other than in connection with the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party. Other than the Cellco Contributed Assets, New LP does not have any Subsidiaries and does not own any capital stock or other voting securities or ownership interests in any Person.

         SECTION 8.02. AUTHORIZATION. The execution, delivery and performance by Cellco or New LP, as the case may be, of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby are within the partnership powers of Cellco or New LP, as the case may be, and have been duly authorized by all necessary partnership action on the part of Cellco or New LP, as the case may be. This Agreement and each of the Ancillary Agreements to which it is a party constitutes a valid and binding agreement of each of Cellco and New LP, as applicable, enforceable against each of them in accordance with their terms, except as such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally, and except that the remedy of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 8.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by each of Cellco and New LP of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by each of Cellco and New LP of the transactions contemplated hereby and thereby require no material action by or in respect of, or material filing with, any Governmental Entity other than (i) compliance with the applicable requirements of the HSR Act, (ii) the filing and declaration by the SEC of the effectiveness of the VCI Registration Statement and the VWI Registration Statement (if any), (iii) the filing of any certificates of amendment of limited partnership and any other documents required to be filed with the Secretary of the State of Delaware, (iv) compliance with any other applicable securities laws, (v) compliance with the applicable requirements of the Communications Act, and (vi) such actions or filings the absence of which will not, and would not reasonably be expected to, individually or in the aggregate, prevent or

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delay consummation of the transactions contemplated hereunder or thereunder in any material respect, or otherwise prevent Cellco or New LP from performing its obligations under this Agreement or any Ancillary Agreement to which it is a party in any material respect, and will not have, and would not reasonably be expected to have, individually or in the aggregate, a NLP Material Adverse Effect.

         SECTION 8.04. NONCONTRAVENTION. The execution, delivery and performance by each of Cellco and New LP of this Agreement or any Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the partnership agreement or other organizational documents of Cellco or New LP, or violate the Cellco Contributed Agreement, (ii) violate any applicable material law, rule, regulation, judgment, injunction, order or decree binding on Cellco or New LP or by which any of their respective properties or assets are bound, (iii) assuming that the consents referred to in Schedule 8.05 are obtained and remain in full force and effect, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of any of Cellco or New LP or to a loss of any benefit to which Cellco or New LP is entitled under any provision of any Contract binding upon Cellco or New LP or to which any of their respective assets may be bound, or (iv) result in the creation or imposition of any Lien on any Cellco Contributed Asset, except in the case of clauses (ii),
(iii) and (iv) above, violations or defaults that will not have, and would not reasonably be expected to have, individually or in the aggregate, a NLP Material Adverse Effect.

         SECTION 8.05. CONSENTS. Except as set forth in Section 8.03 and in
Schedule 8.05, no consent or other action by, or prior notice to, any Person is required as a result of the execution, delivery and performance of this Agreement or the Ancillary Agreements by Cellco, any of its Subsidiaries or New LP, except such consents or actions as will not have, and would not reasonably be expected to have, individually or in the aggregate, a NLP Material Adverse Effect.

         SECTION 8.06. LITIGATION. There is no Action (and there is no event, occurrence or state of facts or circumstances that will be, or would be reasonably expected to be a basis therefor) pending against, or to the knowledge of Cellco or New LP threatened against or affecting Cellco, New LP, the Cellco Contributed Assets or the Cellco Contributed Partnership before any court or arbitrator or any Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or any of the Ancillary Agreements to which Cellco or New LP are parties or which would have, or would reasonably be expected to have, a NLP Material Adverse Effect.

         SECTION 8.07. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any of Cellco, New LP or any of their Affiliates who might be entitled to any fee or commission from the Price Corporations or any of their Affiliates upon consummation of the transactions contemplated by this Agreement or the Ancillary Agreements to which Cellco or New LP is a party.

         SECTION 8.08. ELP INTEREST. The ELP Interest, when issued by New LP in accordance with the terms of the New LP Agreement and this Agreement, will be validly issued and free and clear of any Liens.

         SECTION 8.09. TITLE TO CELLCO CONTRIBUTED ASSETS. (a) Cellco and/or its Subsidiaries have good and marketable title to all of the Cellco Contributed Assets, except where the failure to have such good and marketable title will not have, and would not reasonably be expected to have, individually or in the aggregate, a NLP Material Adverse Effect. Cellco Contributed Partnership has good and marketable, indefeasible title to its assets except where the failure to have such title will not have, and would not reasonably be expected to have, individually or in the aggregate, a NLP Material Adverse Effect. No Cellco Contributed Asset is subject to any Lien, except for Liens which do not materially detract from the value of such Cellco Contributed Asset ("CELLCO PERMITTED LIENS").

         (b) Other than developments arising out of business conditions or other matters generally affecting the wireless telecommunications industry, there are no developments affecting any of the Cellco Contributed Assets or the Cellco Contributed Partnership pending or, to the knowledge of Cellco, threatened, which will or would reasonably be expected to, (i) in the case of the Cellco Contributed Assets, materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of such Cellco Contributed Assets, or (ii) in the case of the Cellco Contributed Partnership, have a NLP Material Adverse Effect.

         (c) Upon consummation of the transactions contemplated hereby, New LP will have acquired good and marketable title in and to each of the Cellco Contributed Assets, free and clear of all Liens, except for Cellco Permitted Liens.

         (d) None of Cellco Contributed Partnership or, to the knowledge of Cellco and its Subsidiaries, any other party thereto, is in default or breach in any material respect under the terms of any Contract to which Cellco Contributed Partnership is a party, and, to the knowledge of Cellco and its Subsidiaries, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute such a breach or default, except, in each case, for such defaults or breaches as will not have, and would not reasonably be expected to have, individually or in the aggregate, a NLP

Material Adverse Effect (provided that the representations and warranties in this sentence with respect to said other parties are made only as of the date of this Agreement). Except as set forth on Schedule 8.09(d), as of the date of this Agreement, none of Cellco or any of its Subsidiaries has knowledge that any counterparty to any Contract to which Cellco Contributed Partnership is a party intends to cancel or otherwise adversely modify its relationship with Cellco Contributed Partnership or to decrease significantly or limit its purchases, services, supplies or materials from or to Cellco Contributed Partnership, except such cancellations, modifications, decreases and limits as will not have, and would not reasonably be expected to have, individually or in the aggregate, a NLP Material Adverse Effect.

         (e) New LP is not party to any Contracts other than this Agreement and the Ancillary Agreements and any other Contracts contemplated hereby or thereby.

         (f) A true and complete copy of the Cellco Contributed Agreement has been delivered to the Company.

         (g) Except as set forth on Schedule 8.09(g), there are no material Contracts between Cellco or any of its Affiliates, on the one hand, and any other Person, on the other hand, relating to any Cellco Contributed Asset, the Cellco Contributed Partnership, Cellco's rights with respect to the Cellco Contributed Agreement or the Cellco Contributed Licenses or Cellco's (or any such Affiliate's) ownership of any Cellco Contributed Asset other than any such Contracts as would not have or reasonably be expected to have individually or in the aggregate, a NLP Material Adverse Effect.

         SECTION 8.10. CELLCO CONTRIBUTED NOTE. The Cellco Contributed Note is a valid and binding obligation of Cellco and is in full force and effect, and Cellco is not in default or breach in any material respect under the terms of the Cellco Contributed Note, and, to the knowledge of Cellco, no event or circumstance has occurred that with notice or lapse of time or both, would constitute such a breach or default.

         SECTION 8.11. FINANCIAL STATEMENTS. The audited financial statements and the unaudited interim financial statements for Cellco Contributed Partnership furnished by Cellco to the Price Corporations on or prior to the date hereof fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of Cellco Contributed Partnership as of the date thereof and its results of operations for the periods then ended (subject to normal year-end adjustments and the absence of footnotes in the case of the unaudited interim financial statements).

         SECTION 8.12. ABSENCE OF CERTAIN CHANGES. Since September 30, 2001, there has not been any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had, or will have or would reasonably be expected to have a material adverse effect on Cellco Contributed Partnership (other than such material adverse effects arising out of business conditions or other matters generally affecting the wireless telecommunications industry).

         SECTION 8.13. PRICE PROXY MATERIALS. None of the information provided, in writing, to the Price Corporations by Cellco or its Subsidiaries specifically for inclusion in the Price Proxy Materials will, at the time such materials are filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         SECTION 8.14. NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities of Cellco Contributed Partnership of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and, to the knowledge of Cellco there is no existing condition, situation or set of circumstances which will, or could reasonably be expected to, result in such a liability, other than:

                  (i) current liabilities provided for in the Cellco Contributed Partnership Balance Sheet (or in the notes thereto);

                  (ii) liabilities incurred in the ordinary course of business since the Balance Sheet Date or prior to the Balance Sheet Date if such liabilities are not of a type that would have been required under GAAP consistently applied, to be set forth in Cellco Contributed Partnership Balance Sheet (including the notes thereto); and

                  (iii) other undisclosed liabilities which, individually and in the aggregate, are not material to Cellco Contributed Partnership.

         SECTION 8.15. CELLCO CONTRIBUTED LICENSES. (a) Except as set forth on
Schedule 8.15(a), (i) the Cellco Contributed Licenses are valid and in full force and effect, (ii) none of Cellco nor any of its Subsidiaries is in default, and no event has occurred or condition exists that with notice or lapse of time or both would constitute a default, under any of the Cellco Contributed Licenses, and (iii) none of the Cellco Contributed Licenses will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby. Upon consummation of such transactions, New LP will have all of the right, title and interest in the Cellco Contributed Licenses.

         (b) The Cellco Contributed Licenses are exclusively held by Cellco or a Subsidiary thereof, are free and clear of any legal disqualifications, conditions or other restrictions (other than those routinely imposed in conjunction with such licenses) and are free and clear of all Liens except for Cellco Permitted Liens. To the knowledge of Cellco, the Cellco Contributed Licenses are in compliance with all laws, rules, regulations, orders and decrees except for such failures which will not have and would not reasonably be expected to have, individually or in the aggregate, a NLP Material Adverse Effect.

         (c) Except as otherwise governed by laws, ordinances or governmental rules or regulations, the Cellco Contributed Licenses are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing and regulatory fees.

         (d) All fees due and payable to the FCC by Cellco and its Subsidiaries with respect to the Cellco Contributed Licenses have been paid.

         SECTION 8.16. FCC QUALIFICATION. At the Closing Date, New LP will be legally, technically and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire, own or control and operate the Business. There are no facts or proceedings known to New LP which would disqualify New LP under the Communications Act or otherwise from acquiring or operating the Business or would cause the FCC not to approve the FCC Application. As of the date hereof, no waiver of any FCC rule or policy is necessary to be obtained for the approval of the FCC Application, and no processing pursuant to any exception or rule of general applicability will be requested or required in connection with the consummation of the transactions contemplated by this Agreement.

         SECTION 8.17. TAX BASIS OF THE ASSETS. As of the Closing, the sum of the aggregate adjusted tax basis for federal income tax purposes of the Cellco Contributed Assets and the face amount of the Cellco Contributed Note will exceed the sum of the liabilities to which such assets are subject and which are assumed by New LP.

         SECTION 8.18. REPRESENTATIONS AND WARRANTIES. New LP and Cellco each hereby acknowledge that, except as expressly set forth in this Agreement or any Ancillary Agreement, none of the Price Corporations has made any express or implied representations or warranties to either New LP or Cellco.



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                                    ARTICLE 9

                       COVENANTS OF THE PRICE CORPORATIONS

         Each of the Price Corporations, jointly and severally, agree that:

         SECTION 9.01. CONDUCT OF THE BUSINESS. From the date hereof until the Closing Date, the Price Corporations shall conduct the Business in the ordinary course consistent with past practice, in the public interest, convenience and necessity and in compliance in all material respects with the Communications Act and the rules and regulations of the FCC, all other material applicable laws, rules and regulations (including, without limitation, Environmental Laws and all of the FCC Authorizations). Without limiting the generality of the foregoing, from the date hereof until the Closing Date or the termination of this Agreement in accordance with Article 16, the Price Corporations (but only with respect to the Business) will, unless (x) otherwise approved by Cellco and New LP, or (y) otherwise contemplated by this Agreement:

         (a) collect all accounts receivable in the ordinary course of the Business, consistent with past practice, and not compromise, discount, forgive or otherwise adjust, amend or modify the terms or conditions of any of such accounts receivable other than in the ordinary course of the Business, consistent with past practice;

         (b) pay all accounts payable and applicable taxes in the ordinary course of the Business, consistent with past practice, and not adjust, amend or modify the terms or conditions of any of such accounts payable other than in the ordinary course of the Business, other than accounts payable which are being disputed in good faith and taxes which are being disputed in good faith in accordance with applicable dispute procedures and for which appropriate reserves have been made, consistent with past practice;

         (c) not sell, lease, license, or otherwise dispose of any Company Contributed Assets except (i) pursuant to existing contracts or commitments that have been delivered to Cellco or New LP and (ii) in the ordinary course consistent with past practice;

         (d) not enter into any type of business other than the Business;

         (e) not incur any capital expenditure, or commit to incur any capital expenditure, for additions or improvements to property, plant and equipment in excess of $25 million (the "PROJECTED CAPITAL EXPENDITURES");

         (f) not incur any long term liabilities;



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         (g) not declare, set aside or pay any dividend or repurchase, redeem or otherwise acquire any of their capital stock if such action would prevent the Company from being able to make the Company Asset Contribution and the Company Cash Contribution on the Closing Date;

         (h) not merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

         (i) not (i) take or agree to take any action that would make any representation or warranty of the Price Corporations contained herein or in any Ancillary Agreement to which they are parties (other than any such representation or warranty made only as of the date hereof or as of another specified date) inaccurate in any respect at, or as of any time prior to the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty (other than any such representation or warranty made only as of the date hereof or as of another specified date) from being inaccurate in any respect at any such time;

         (j) perform in all material respects its obligations under all Contributed Contracts and not amend, terminate or waive any rights under any material Contracts or enter into any Scheduled Contracts relating to the Business, except, in any case, in the ordinary course of the Business;

         (k) not activate customers on any service plans, unless the terms and conditions of such plans (including without limitation price and duration of contract terms) are no more favorable (such terms taken together, but not individually) to customers than the plans of the Company listed on Schedule 9.01(k) or change the form of any customer activation agreement from the forms set forth in Schedule 7.09(c); PROVIDED that, notwithstanding the foregoing, the Price Corporations may introduce and activate customers on new plans which no more than match more favorable customer terms (such terms taken together, but not individually) offered by competitors, if, and only if the Price Corporations give New LP at least three (3) business days' prior written notice of the implementation of such new plan; and

         (l) not agree or commit to do, or cause or permit to occur, any of the foregoing restricted activities.

         SECTION 9.02. MAINTENANCE OF ASSETS AND INSURANCE. The Price Corporations shall use commercially reasonable efforts to comply with and maintain the Company Contributed Assets in all material respects, including, without limitation, the FCC Authorizations and all Licensed Intellectual Property Rights and Owned Intellectual Property Rights, and otherwise preserve the Company's rights to provide telecommunications service in the Company Cellular Telephone System



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Areas. The Price Corporations shall keep in full force and effect the insurance policies maintained by the Price Corporations and/or the Company on the Company Contributed Assets as of the date hereof (or replacement policies providing substantially the same coverage) and shall notify New LP of any significant changes in the terms of the insurance policies and binders referred to in the list provided to the New LP pursuant to Section 7.16.

         SECTION 9.03. COMPLIANCE WITH LAWS, ETC. (a) The Price Corporations shall comply in all material respects with laws, ordinances, rules, regulations, and orders applicable to the Business or any of the Company Contributed Assets.

         (b) The Price Corporations shall use their reasonable best efforts to obtain an order from the Division of Investment Management of the SEC exempting Price Parent from all provisions, rules and regulations of the Investment Company Act of 1940, as amended (the "1940 ACT") which might otherwise apply as a result of the transactions contemplated to occur on the Closing Date pursuant to this Agreement. If the Price Corporations are unsuccessful in obtaining such an order, the Price Corporations shall take such other actions as are necessary to satisfy the condition set forth in Section 14.02(o).

         SECTION 9.04. CO-OPERATION IN CONDUCTING THE BUSINESS. The Company shall use, and the other Price Corporations shall cause the Company to use, commercially reasonable efforts to (i) cooperate with New LP to keep available the services of the Transferred Employees and agents of the Business, (ii) maintain their relations and goodwill with the suppliers, customers, distributors and any others having business relations with the Business, (iii) cooperate with New LP in establishing network conversion and switching conversion arrangements and implementing other transitional arrangements as reasonably requested by New LP (including, without limitation, planning and taking reasonable steps to convert the Business from TDMA to CDMA technology), and (iv) to the extent requested by New LP amend, renew or replace Contracts relating to the Business such that such contracts have such terms and conditions as may be requested by New LP, subject to such amendments or renewals not adversely affecting the Business or the Price Corporations' operation thereof; PROVIDED that Cellco shall be responsible for the Company's actual out-of-pocket expenses incurred in connection with providing such cooperation. Notwithstanding anything to the contrary in this Agreement, the reimbursement to Company provided for in the immediately preceding sentence (a "CO-OPERATION REIMBURSEMENT") shall (i) include without limitation reimbursement of any Tax liability incurred by Company on account of the receipt of any Co- operation Reimbursement and (ii) be reduced by any Tax Reduction actually realized by the Company with respect to an item for which any Co-operation Reimbursement is made. If, following the Closing, the Price Corporations realize a Tax Reduction with respect to an item for which any Co-operation Reimbursement is made or are



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required to make a payment of (or suffer a diminution of credit with respect to)
Federal Tax or any Combined Tax with respect to any income recognized by Company on account of any Co-operation Reimbursement, the Initial Company Capital
Account shall be adjusted in an amount equal to the Federal Tax or Combined Tax payment (or diminution of credit) or Tax Reduction.

         SECTION 9.05. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) From the date hereof until the Closing Date, the Price Corporations will (i) give New LP, its counsel, financial advisors, auditors and other authorized representatives full access, upon reasonable notice and during normal business hours, to the offices, properties, books and records of the Price Corporations relating to the Business, including access to perform physical examinations and to take samples of the soil, ground water, air, products or other areas as desired by New LP with respect to properties acquired or leased by any of the Price Corporations after November 14, 2000 (or with respect to any other properties of the Price Corporations if (A) none of New LP or any of its Affiliates has already conducted such examinations or sampling or (B) New LP or any of its Affiliates has already conducted such examinations or sampling but New LP reasonably determines that it is necessary or advisable to update such examinations or sampling), (ii) furnish to New LP, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Business as such Persons may reasonably request, including, without limitation, monthly operating and financial reports and (iii) instruct the employees, counsel and financial advisors of the Price Corporations to cooperate with New LP in its investigation of the Business. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Price Corporations. No investigation by New LP or other information received by New LP, either before or after the date hereof, shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Price Corporations hereunder.

         (b) After the Closing, each of the Price Corporations and their Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by any of the Price Corporations, (ii) in the public domain through no fault of any of the Price Corporations or their Affiliates or
(iii) later lawfully acquired by any of the Price Corporations from sources other than those related to their prior ownership of the Business.

         (c) On and after the Closing Date, each of the Price Corporations will afford promptly to New LP and its agents reasonable access to its books of account,



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financial and other records (including, without limitation, accountant's work papers), information, employees and auditors to the extent necessary or useful for New LP in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Business; PROVIDED that any such access by New LP shall not unreasonably interfere with the conduct of the business of the Price Corporations. New LP shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

         SECTION 9.06. NOTICES OF CERTAIN EVENTS. Prior to the Closing, each of the Price Corporations shall promptly notify New LP of any of the following (provided that any such notification shall not affect any of New LP's rights or obligations under this Agreement):

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement or any of the Ancillary Agreements;

         (b) any notice or other communication from any Governmental Entity in connection with any of the transactions contemplated by this Agreement or any of the Ancillary Agreements;

         (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Price Corporations or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 7.10 or Article 12 or that relate to the consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements;

         (d) the damage or destruction by fire or other casualty of any Company Contributed Asset or part thereof or in the event that any Company Contributed Asset or part thereof becomes the subject of any proceeding or, to the knowledge of any of the Price Corporations, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action;

         (e) any formal or written notice or other formal or written communication to any Transferred Employee relating to the Contemplated Transactions at least one day prior to the distribution of such notice or communication in order to permit New LP to consent to such notice or communication, such consent not to be unreasonably withheld or delayed; and



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         (f) becoming aware that there has been a breach of any of the representations and warranties made herein or in any of the Ancillary Agreements by the Price Corporations.

         SECTION 9.07. NONCOMPETITION. (a) Each of the Price Corporations agrees that:

                  (i) at any time prior to the third anniversary of the Closing Date, neither it nor any of its Affiliates (other than any shareholder or Affiliate of Price Parent who is not Robert Price or an Affiliate of Robert Price, (each, an "UNRESTRICTED PERSON")) shall engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others, or as stockholders in any corporation or joint stock association, in any business that engages in the business of constructing, developing, managing, operating, marketing or selling cellular telephone systems or service, wireless service, paging service, PCS service, commercial mobile radio service or otherwise competes with the Business as it exists on the Closing Date within the Company Cellular Telephone System Areas in Georgia, Alabama, South Carolina or Florida; PROVIDED that nothing herein shall prohibit the acquisition by any of the Price Corporations or any of their Affiliates of a diversified company having not more than 10% of its sales (based on its latest published annual audited financial statements) attributable to any business that competes with the Business; PROVIDED FURTHER, that nothing herein shall prohibit the acquisition or maintenance by any of the Price Corporations or any of their Affiliates of passive investments not more than 5% of the total voting power of all outstanding securities of any Person, directly or through general or separate accounts, mutual funds, trust arrangements or other investment vehicles;

                  (ii) for a period of two years from the date hereof, neither it nor any of its Affiliates other than an Unrestricted Person shall employ or solicit, or receive or accept the performance of services by, any Transferred Employee; PROVIDED that nothing herein shall prevent any of the Price Corporations or any of their Affiliates from accepting the services of any Transferred Employee (i) who New LP terminates or
         (ii) who terminates his or her employment with New LP without any solicitation of any Price Corporation or any Affiliate thereof and has not been employed by New LP or any Affiliate thereof in the 6 month period preceding the date of hiring by such Price Corporation or Affiliate; or

                  (iii) for a period of three years from the Closing Date, neither it nor any of its Affiliates other than an Unrestricted Person shall solicit or attempt to solicit any subscribers of the Business for the purpose of offering such



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         subscribers cellular telephone or any PCS, paging, CMRS or other type of wireless service.

         (b) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Each of the Price Corporations acknowledges that New LP would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate New LP for any such breach. Each of the Price Corporations agrees that New LP shall be entitled to injunctive relief requiring specific performance by the Price Corporations of this Section, and each of the Price Corporations consents to the entry thereof.

         SECTION 9.08. STOCKHOLDER MEETING; PROXY MATERIALS. (a) Price Parent shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of voting on and approving the transactions contemplated by this Agreement and the Ancillary Agreements (other than the VWI Exchange). The board of directors of Price Parent shall, subject to their fiduciary duties under applicable law as advised by counsel, recommend approval of such transactions by Price Parent's stockholders. In connection with the meeting referred to above, Price Parent (x) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable a proxy or information statement and all other Price Proxy Materials for such meeting as may be required under applicable law, (y) will use its best efforts to obtain the necessary approval of the transactions contemplated hereunder by its stockholders and (z) will otherwise comply with all legal requirements applicable to such meeting.

         SECTION 9.09. NO SHOP. (a) Each of the Price Corporations will not, and will not permit their officers, directors, Affiliates, related entities, agents or representatives to (i) solicit, initiate, knowingly encourage, conduct or engage in any substantive discussions, or enter into any agreement or understanding with any other person or entity regarding (a) the transfer, directly or indirectly, of any of the capital



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stock of any of the Price Corporations, any material portion of the assets of any of the Price Corporations or the Business which would be reasonably anticipated in the case of Price Parent to result in a Change of Control (other than an event that is a Change of Control solely by reason of subparagraph (i) of the definition of "Change of Control"), (b) any investment by any other person or entity in capital stock of any of the Price Corporations or the Business (other than in the case of Price Parent, such investments which will not, or are reasonably likely not to constitute a Change of Control (other than an event that is a Change of Control solely by reason of subparagraph (i) of the definition of "Change of Control")), or (c) any joint venture relating to the Business or other similar transaction involving any of the Price Corporations, their Affiliates or the Business; or (ii) disclose any nonpublic information relating to the Business, or afford access to the properties, books or records of any of the Price Corporations that relate, in whole or in part, to the Business, to any other person or entity that may be considering acquiring or has acquired an interest in any of the Price Corporations or the Business or engaging in any transaction of the type described in clause (i) above. Any party hereto becoming aware of any inquiry or request by another person or entity with respect to any such transfer or disclosure shall promptly notify New LP of such inquiry, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter keep New LP informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such inquiries or contacts. None of the Price Corporations shall release any third party from, or waive any provision of, any confidentiality or standstill agreement to which any of the Price Corporations is a party if the agreement relates, in whole or in part, to the Business.

         (b) Notwithstanding the foregoing or anything else to the contrary in this Agreement, the Board of Directors of Price Parent, directly or indirectly through advisors, agents or other intermediaries, may, subject to compliance with Section 9.09(c), (i) engage in negotiations or discussions with any Third Party that has made a Superior Proposal or a bona fide Acquisition Proposal that the Board of Directors of Price Parent reasonably believes will lead to a Superior Proposal, (ii) furnish to such Third Party nonpublic information relating to the Price Corporations or the Business pursuant to a confidentiality agreement with terms no less favorable to the Price Corporations than those contained in the Confidentiality Agreements, (iii) following receipt of such Superior Proposal, take and disclose to its stockholders a position contemplated by Rule 14e-2(a) under the 1934 Act, (iv) following receipt of such Superior Proposal, fail to make, withdraw, or modify in a manner adverse to New LP its recommendation to its stockholders referred to in Section 9.08 hereof or defer or fail to call the Price Parent stockholder meeting in accordance with Section
9.08 hereof and/or (v) take any action ordered to be taken by the Price Corporations by any court of competent jurisdiction which action has not been stayed by the court after the Price Corporations have used all reasonable efforts to obtain such a stay, but



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in each case referred to in the foregoing clauses (i) through (iv) only if the
Board of Directors of Price Parent determines in good faith by a majority vote, on the basis of written advice from Proskauer Rose LLP, outside legal counsel to Price Parent, that it must take such action to comply with its fiduciary duties under applicable law; PROVIDED that, in rendering such written advice, such counsel may state that its conclusions are based on an assumption that the Board of Directors of Price Parent has concluded in good faith that the relevant Acquisition Proposal is a Superior Proposal or reasonably believes that it will lead to a Superior Proposal.

         (c) The Board of Directors of Price Parent shall not take any of the actions referred to in clauses (i) through (iv) of the preceding subsection unless the Price Corporations shall have delivered to New LP a prior written notice advising New LP that it intends to take such action, and the Price Corporations shall continue to advise New LP after taking such action, as set forth below. In addition, the Price Corporations shall notify New LP promptly (but in no event later than 24 hours) after receipt by the Price Corporations, (or any of their advisors) of any Acquisition Proposal, any communication, written or oral, that a Third Party is considering making an Acquisition Proposal or of any request for information relating to the Price Corporations or any of their Subsidiaries, or for access to the business, properties, assets, books or records of the Price Corporations or any of their Subsidiaries by any Third Party that has informed the Price Corporations that it may be considering making, or has made, an Acquisition Proposal. The Price Corporations shall provide such notice orally and in writing and shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. The Price Corporations shall use reasonable efforts to keep New LP fully informed, on a current basis, of the status and details of any such Acquisition Proposal, indication or request. The Price Corporations shall, and shall cause their Affiliates, advisors, employees and other agents of the Price Corporations or any of their Subsidiaries, as applicable, to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use their reasonable best efforts to cause any such Party (or its agents or advisors) in possession of confidential information about the Price Corporations or any of their Subsidiaries that was furnished by or on behalf of the Price Corporations or any of their Subsidiaries, as applicable, to return or destroy all such information.

         SECTION 9.10. COMPANY DEBT. (a) The Company shall, and the other Price Corporations shall cause the Company to, elect that all of the Senior Secured Notes be redeemed as permitted pursuant to Section 3.01(b) of the Senior Secured Notes Indenture (the "SENIOR SECURED NOTES REDEMPTION") upon the occurrence of a "Change of Control" (as therein defined), and shall provide notice of the Senior Secured Notes Redemption to the trustee under the Senior Secured Notes Indenture



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and each holder of the Senior Secured Notes as required pursuant to the terms of the Senior Secured Notes Indenture. The Company shall, and the other Price Corporations shall cause the Company to, provide such notice no later than 29 days prior to the Closing Date. Such notice shall provide that the "Redemption Date" with respect to the Senior Secured Notes Redemption shall be the day immediately following the Closing Date (and shall be a date determined in accordance with the provisions of Section 3.04 of the Senior Secured Notes Indenture) and shall otherwise comply with the provisions of the Senior Secured Notes Indenture. The Company shall, and the other Price Corporations shall cause the Company to, comply in all other respects with the provisions of Article 3 of the Senior Secured Notes Indenture with respect to the Senior Secured Notes Redemption.

         (b) No later than the date which is 30 calendar days prior to the Closing Date, New LP shall (and Cellco shall cause New LP to) commence a tender offer and consent solicitation for all of the outstanding Senior Subordinated Notes for such price and on such terms as New LP may determine (the "SENIOR SUBORDINATED NOTES OFFER"). The terms of the Senior Subordinated Notes Offer shall provide that acceptance of the offer shall be conditioned upon the occurrence of the Closing and shall occur on the Closing Date. The dealer manager for the Senior Subordinated Notes Offer shall be one or more reputable investment banks selected by New LP.

         SECTION 9.11. ENVIRONMENTAL MATTERS. Prior to Closing, the Price Corporations shall use all commercially reasonable efforts (not including the payment of money unless reimbursed by New LP) to cause any and all consultants who prepared reports disclosed in Schedule 7.19(a) (other than reports prepared by, or for the benefit of, Cellco or New LP) to permit New LP to rely on each report prepared by such consultant.

         SECTION 9.12. CONTOUR EXTENSION AGREEMENTS. Within 30 days after the date hereof, the Price Corporations shall deliver to New LP all contour extension agreements relating to the Business in effect as of the date hereof and will deliver promptly to New LP any contour extension agreement relating to the Business entered into by the Price Corporations after the date hereof.

         SECTION 9.13. GIANT BEAR AGREEMENT. Effective as of the Closing, the Price Corporations will terminate the Giant Bear Agreement pursuant to Section
12.4 thereof and will pay to Giant Bear Inc. the termination payment contemplated thereby. The Price Corporations acknowledge and agree that the Company Cash Contribution Amount has been calculated taking into account any and all obligations of Cellco and its Affiliates in connection with the termination of the Giant Bear Agreement and that Cellco and its Affiliates have no further obligations to Giant Bear Inc., any of the Price Corporations or any of their respective Affiliates in connection therewith.



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                                   ARTICLE 10

                         COVENANTS OF CELLCO AND NEW LP

         Each of Cellco and New LP (as applicable) agrees that:

         SECTION 10.01. CONFIDENTIALITY. Prior to the Closing Date and after any termination of this Agreement, Cellco, New LP and their respective Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business, the Price Corporations furnished to Cellco or New LP or their respective Affiliates in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by any of Cellco or New LP, (ii) in the public domain through no fault of any of Cellco or New LP or (iii) later lawfully acquired by Cellco or New LP from sources other than the Price Corporations; provided that Cellco or New LP may disclose such information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and the Ancillary Agreements so long as such Persons are informed of the confidential nature of such information and are directed to treat such information confidentially. If this Agreement is terminated, Cellco, New LP and their respective Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Price Corporations, upon request, all documents and other materials, and all copies thereof, obtained by Cellco or New LP or their respective Affiliates or on their behalf from the Price Corporations in connection with this Agreement or the Ancillary Agreements that are subject to such confidence.

         SECTION 10.02. POST CLOSING ACCESS. On and after the Closing Date, New LP will afford promptly to the Price Corporations and their agents reasonable access to its properties, books, records, employees and auditors to the extent necessary to permit the Price Corporations to determine any matter relating to their rights and obligations hereunder or to any period ending on or before the Closing Date, including, without limitation, preparation of tax returns; PROVIDED that (i) any such access by the Price Corporations shall not unreasonably interfere with the conduct of the business of New LP and (ii) no access shall be provided for purposes of conducting any invasive sampling or testing. The Price Corporations will hold, and will use their best efforts to cause their officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to



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disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning New LP or the Business provided to them pursuant to this Section.

         SECTION 10.03. CONDUCT OF BUSINESS. From the date hereof until the Closing Date, Cellco and its Subsidiaries shall use their best efforts to cause the business of Cellco Contributed Partnership to be conducted in the ordinary course consistent with past practice.

         SECTION 10.04. ACCESS. From the date hereof until the Closing Date, Cellco and its Subsidiaries will (i) give the Price Corporations, their counsel, financial advisors, auditors and other authorized representatives full access, upon reasonable notice and during normal business hours, to the offices, properties, books and records of Cellco and the Cellco Contributed Partnership (except for purposes of conducting any invasive sampling or testing), (ii) furnish to the Price Corporations, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to Cellco and the Cellco Contributed Partnership as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of Cellco to cooperate with the Price Corporations in its investigation of Cellco and the Cellco Contributed Partnership, except that, with respect to Cellco, such access, information and investigation shall be solely for the purposes of, and to the extent reasonably necessary for, confirming the accuracy or inaccuracy of the representations and warranties of Cellco contained in Article 8. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Cellco or Cellco Contributed Partnership. No investigation by the Price Corporations or other information received by the Price Corporations, either before or after the date hereof, shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Cellco hereunder.

         SECTION 10.05. CELLCO NONCOMPETE. Notwithstanding anything to the contrary in this Agreement or the New LP Agreement, from the Closing Date until the earlier to occur of (i) the Exchange Notice Deadline (as defined in the Exchange Agreement) and (ii) the date on which neither the Company nor a Permitted Transferee (as defined in the New LP Agreement) thereof is a limited partner of New LP, Cellco and its Subsidiaries shall not engage, other than through New LP, (1) in the business of constructing, developing, managing and operating mobile wireless telephone systems servicing any of the Company Cellular Telephone System Areas in Georgia, Alabama, South Carolina and Florida or (2) in the business of providing cellular service at the wholesale level in the Orange County, New York or Poughkeepsie, New York metropolitan statistical areas (each a "COMPETING BUSINESS"); PROVIDED that the foregoing shall not prohibit the acquisition by Cellco or any of its Subsidiaries of any business that includes a Competing Business, or the



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investment by Cellco or any such subsidiary in any such business, so long as (x)
the Competing Business represents less than 10% of the sales (based on the latest published audited financial statements) of such business, (y) subject to
Section 6.04 of the New LP Agreement, as promptly as reasonably practicable after such acquisition or investment, Cellco or such Subsidiary takes such actions as may be necessary to contribute, as an additional capital contribution, such Competing Business or investment to New LP (provided that, if approval of such contribution is required pursuant to Section 6.04(b) of the New LP Agreement and such approval is not obtained because the member appointed to the Management Committee by Price LP (as such terms are defined in the New LP Agreement) failed to approve such contribution, Cellco or any of its Subsidiaries may retain such Competing Business or investment notwithstanding this Section 10.05), or (z) Cellco or any such Subsidiary disposes of such Competing Business or investment within one year after such acquisition.

         SECTION 10.06. NOTICES OF CERTAIN EVENTS. Prior to the Closing, Cellco shall promptly notify the Company of any of the following (provided that any such notification shall not affect any of the Company's rights or obligations under this Agreement):

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement or any of the Ancillary Agreements;

                  (b) any notice or other communication from any Governmental Entity in connection with any of the transactions contemplated by this Agreement or any of the Ancillary Agreements;

                  (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting New LP, or Cellco or its Subsidiaries that relate to the consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements;

                  (d) the damage or destruction by fire or other casualty of any assets of Cellco Contributed Partnership or in the event that any such asset becomes the subject of any proceeding or, to the knowledge of Cellco or its Subsidiaries, threatened proceeding for the taking thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action, except in each case to the extent such events will not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Cellco Contributed Partnership; and



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                  (e) becoming aware, that there has been a breach of any of the representations and warranties made by Cellco herein or in any of the Ancillary Agreements.

                                   ARTICLE 11

             COVENANTS OF CELLCO, NEW LP AND THE PRICE CORPORATIONS

         Each of Cellco, New LP and the Price Corporations agrees that:

         SECTION 11.01. BEST EFFORTS; FURTHER ASSURANCES. (a) Subject to the terms and conditions of this Agreement, each of Cellco, New LP and the Price Corporations will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate the transactions contemplated by this Agreement; PROVIDED, that the foregoing notwithstanding, Cellco shall have no obligation to register any securities under the 1933 Act at any time prior to the VWI IPO (as defined in the Exchange Agreement). In furtherance and not in limitation of the foregoing, each of Cellco, New LP and the Price Corporations agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within thirty calendar days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Each of Cellco, New LP and the Price Corporations agree to use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to obtain the Required Consents and Cellco further agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done all things necessary or desirable to obtain the Cellco Credit Agreement Consents referred to in Section 14.02(g) hereunder. The parties further agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement (including, without limitation, satisfaction of the conditions set forth in Sections 11.01(b) and 11.02(c)) and to vest in New LP good and marketable title to the Company Contributed Assets and the Cellco Contributed Assets.

         (b) Subject to the Price Corporations' rights under Article 15, each Price Corporation hereby constitutes and appoints, effective as of the Closing Date, New LP and its successors and assigns as the true and lawful attorney of such Price



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Corporation with full power of substitution in the name of New LP, or in the name of such Price Corporation but for the benefit of New LP, (i) to collect for the account of New LP any items of Company Contributed Assets and (ii) to institute and prosecute all proceedings which New LP may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Company Contributed Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Company Contributed Assets. New LP shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

         SECTION 11.02. CERTAIN FILINGS. Each of Cellco, New LP and the Price Corporations shall cooperate with each other (i) in connection with the preparation of the Price Proxy Materials, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Price Proxy Materials and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 11.03. PUBLIC ANNOUNCEMENTS. Each party hereto agrees not to issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without having consulted with, and having obtained the prior written consent of each other party hereto (such consent not to be unreasonably withheld), prior to taking any such action; PROVIDED that such prior written consent shall not be required with respect to any press release or public statement the making of which may be required by applicable law or any listing agreement with any national securities exchange.

         SECTION 11.04. TRADEMARKS; TRADENAMES. (a) Except as set forth in the other subsections of this Section 11.04, after the Closing, New LP and its Affiliates shall not use any of the marks or names set forth on Schedule 11.04 (collectively or individually as the context requires, the "PRICE TRADEMARKS AND TRADENAMES").

         (b) After the Closing, New LP and its Affiliates shall have the right to sell existing inventory and to use existing packaging, labeling, containers, supplies, advertising materials, technical data sheets and any similar materials bearing any Price Trademarks and Tradenames until one year after the Closing Date. New LP and its Affiliates shall have the right to use the Price Trademarks and Tradenames in advertising that cannot be changed by New LP and its Affiliates using reasonable efforts for a period not to exceed one year after the Closing Date. New LP and its Affiliates shall comply with all applicable laws or regulations in any use of packaging or labeling containing the Price Trademarks and Tradenames.



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         (c) New LP and its Affiliates shall not be obligated to change the
Price Trademarks and Tradenames on goods in the hands of dealers, distributors and customers at the time of the expiration of a time period set forth in subsection 11.04(b) above. The obliteration of the Price Trademarks and Tradenames shall be deemed compliance with the covenant not to use the Price Trademarks and Tradenames pursuant to this Section 11.04.

         (d) Subject to Sections 11.04(b) and 11.04(c), New LP and its Affiliates agree to use reasonable efforts to cease using the Price Trademarks and Tradenames on buildings, cars, trucks and other fixed assets as soon as possible within a period not to exceed one year after the Closing Date.

         SECTION 11.05. WARN ACT. The parties agree to cooperate in good faith to determine whether any notification may be required under the WARN Act as a result of the transactions contemplated by this Agreement. New LP will be responsible for providing any notification that may be required under the WARN Act with respect to any Transferred Employees. The Price Corporations will be responsible for providing any notification that may be required under the WARN Act with respect to any employees who are not Transferred Employees; PROVIDED that New LP or Cellco has given notice on or prior to the date that is 65 days prior to the Closing Date to the Price Corporations of the identities of any employees who are not Transferred Employees and for which a WARN Act notice would be required to enable the Price Corporations to provide timely notification under the WARN Act. If New LP fails to provide sufficient notice and, as a result thereof any liability is imposed on the Price Corporations, Cellco shall pay to the Price Corporations the amount of such liability.

         SECTION 11.06. H.O. SYSTEMS AGREEMENT. (a) Prior to Closing, the Company will, and the other Price Corporations will cause the Company to, use its commercially reasonable efforts to negotiate such amendments or modifications to the H.O. Agreement (and only such amendments and modifications) as may be necessary to terminate the H.O. Agreement effective on the date which is the second anniversary of the Closing Date (the "H.O. AGREEMENT TERMINATION DATE"). Except with the written consent of New LP, such amendments and modifications shall not change in a manner adverse to New LP and its Affiliates any provision of the Existing H.O. Agreement other than those providing for such termination and the payment of an H.O. Cancellation Fee and shall be without any liability or continuing obligation of any nature on the part of the Company or New LP (as assignee under H.O. Agreement and their Affiliates) (other than liabilities or obligations arising under the H.O. Agreement after the Closing Date and before the H.O. Agreement Termination Date); PROVIDED that the Company may agree to pay at the time of such termination a cancellation amount (a "H.O. CANCELLATION FEE"). The Price Corporations agree that all costs and expenses incurred by the Company and its



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Affiliates in connection with obtaining such amendments and modifications (other than any H.O. Cancellation Fee or any costs or expenses incurred pursuant to the terms of the H.O. Agreement after the Closing Date) will be Company Excluded Liabilities, or if and to the extent such costs and expenses are to be borne by New LP after the Closing, the amount of such costs and expenses, discounted as set forth in Section 2.07(a)(ii) will be contributed to New LP as part of the Company Cash Contribution Amount.

         (b) If the H.O. Agreement is amended as contemplated by Section 11.06(a), New LP agrees that it will cause the H.O. Agreement to be terminated as of or prior to the H.O. Agreement Termination Date. Cellco and New LP acknowledge that any adjustment to the Initial Company Capital Account pursuant to clause (ii) of Section 2.07(a) is made in reliance on the agreement contained in the first sentence of this Section 11.06(b).

         (c) If at any time after the Closing Date, New LP pays an H.O. Cancellation Fee and, as a result thereof, any Cellco Indemnitee realizes, at any time within 5 years after such payment, a Tax Reduction which is directly attributable to such payment, Cellco LP and/or the Managing General Partner (as defined in the New LP Agreement), as applicable, will compensate the Price Corporations for such Tax Reduction by making a payment in accordance with
Section 12.06(c).

         SECTION 11.07. BCG AGREEMENT. In order to facilitate the efforts of the Price Corporations to terminate the BCG Agreement prior to the Closing, New LP shall provide the Price Corporations such assistance as the Price Corporations may reasonably request in connection with the negotiations with Boston Communications Group, including offering to include the Company Cellular Telephone Systems Areas in the contract between Cellco Partnership d/b/a Verizon Wireless and Cellular Express, Inc. d/b/a Boston Communications Group dated as of September 29, 2000 (the "CELLCO/BCG AGREEMENT") on the terms currently applicable under the Cellco/BCG Agreement.

         SECTION 11.08. FCC APPLICATION. (a) As promptly as practicable after the execution and delivery of this Agreement, Cellco, New LP and the Company shall, in good faith, cooperate with each other and consult with the FCC in order to determine whether, other than actions previously taken and applications and documents previously filed by the parties hereto, any applications, or documents or other actions are required to obtain the consent of the FCC to the transactions contemplated by this Agreement. Cellco, New LP and the Company will cooperate in good faith and with due diligence in order to obtain any such FCC consent as expeditiously as practicable. No party hereto shall knowingly take, or fail to take, any action the intent or reasonably anticipated consequence of which action or failure to act would



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be to cause the FCC not to grant approval of the transactions contemplated by this Agreement or delay either such approval or the consummation of such transactions.

         (b) Cellco and the Price Corporations shall each pay one-half (1/2) of any FCC fees that may be payable in connection with any filing or granting of approval contemplated by Section 11.08(a). New LP and the Price Corporations shall each oppose any objection or petition against any such filing or approval, and shall oppose any request for reconsideration or judicial review of the granting of approval of the FCC of the transactions contemplated by this Agreement.

         SECTION 11.09. NEW LP'S ENVIRONMENTAL REPORTS. Within 45 days after signing this Agreement, upon reasonable notice to the Price Corporations if site access is required, and without interfering with the Business, New LP, in its discretion, may conduct a Phase I environmental site assessment for any Real Property owned, leased or operated by the Company which was not owned, leased or operated by the Company prior to November 14, 2000, and for any other Real Property owned, leased or operated by the Company if (A) neither New LP nor any of its Affiliates has already conducted such an assessment or (B) New LP or any of its Affiliates has conducted such an assessment but New LP reasonably determines that it is necessary or advisable to update such assessment. New LP's Phase I Reports shall be prepared using an environmental consultant reasonably acceptable to the Price Corporations and shall be prepared in accordance with the ASTM 1527-00 standards. Immediately upon completion thereof, New LP shall provide a copy of New LP's Phase I Reports to the Price Corporations. In the event that any such Phase I Report identifies an environmental condition that reasonably could result in Environmental Liabilities to the Company and New LP's environmental consultant recommends in such Phase I Report that a Phase II investigation is warranted, then New LP shall promptly upon receipt of the results of the Phase I environmental site assessment conduct the recommended Phase II (or may update any such Phase II conducted by Cellco or its Affiliates prior to the date hereof), upon a scope of work reasonably acceptable to the Price Corporations. New LP shall provide copies of the Phase II sampling results and the Phase II report to the Price Corporations immediately upon New LP's receipt thereof. If the results of the Phase II Reports, in the aggregate, indicate the existence of Environmental Liabilities that are likely to cost in excess of $1 Million to remediate, then New LP shall notify the Price Corporations and the Price Corporations shall have the option of (x) undertaking necessary corrective action at its cost and expense or (y) declining to undertake the corrective action and affording New LP the option to seek indemnification under Article 15 of this Agreement (subject to the terms thereof). (New LP's Phase I reports, Phase II reports and all associated data and reports, are collectively referred to as, "NEW LP'S ENVIRONMENTAL REPORTS") All costs and expenses associated with the preparation of New LP's Environmental Reports shall be borne solely by Cellco.



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                                   ARTICLE 12

                                   TAX MATTERS

         SECTION 12.01. TAX DEFINITIONS. The following terms, as used herein, have the following meanings:

         "CELLCO INDEMNITEE" means Cellco, the MGP Interest Holder, the Cellco LP Interest Holder, New LP, any of their respective Affiliates and the Partners of Cellco.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "POST-CLOSING TAX PERIOD" means (i) any Tax period beginning after the Closing Date and (ii) with respect to a Tax period that commences on or before but ends after the Closing Date, the portion of such Tax period beginning after the Closing Date.

         "PRE-CLOSING TAX PERIOD" means (i) any Tax period ending on or before the Closing Date and (ii) with respect to a Tax period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

         "PROPERTY TAXES" means personal property, ad valorem, and real property taxes but only if such taxes are levied on the Company Contributed Assets or the Business.

         "TAX" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, any withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), or (ii) liability for the payment of any amounts of the type described in (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

         "TAX ASSET" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes and Tax basis of assets).

         "TAX LOSS" means any damage, loss, liability and expense (including, without limitation, reasonable attorneys' fees and expenses) incurred by any Cellco Indemnitee arising out of (i) any misrepresentation, breach of warranty or breach of covenant made or to be made by any Price Corporation or any of their Affiliates under this Article 12 and (ii) any Company Excluded Liability in respect of Taxes.



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         "TAX REDUCTION" means, with respect to any item for any Person, the excess of (i) the amount of Taxes that would have been payable (or the amount of the Tax refund, offset or other reduction in Tax liability actually receivable) by such Person in the absence of such item over (ii) the amount of Taxes actually payable (or the amount of the Tax refund, offset or other reduction in Tax liability that would have been receivable) by such Person after including such item.

         "TAX WARRANTY BREACH" means, with respect to indemnification by the Price Corporations, any misrepresentation or breach of warranty set forth in
Section 12.02 where, and only to the extent that, such breach creates a liability for Tax (other than a Company Excluded Liability) in respect of a Post-Closing Tax Period (determined in each case without regard to any materiality qualification contained in any representation or warranty giving rise to the claim for indemnity).

         SECTION 12.02. TAX REPRESENTATIONS. Each of the Price Corporations represent and warrant to New LP as of the date hereof and as of the Closing Date that:

         (a) FILING AND PAYMENT. Except as set forth on Schedule 12.02(a), (i) all material Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Price Corporations, any of their Subsidiaries or former Subsidiaries, or in respect of the Business (including any schedule or attachment thereto, and any amendment thereof, collectively, the "RETURNS"), have, to the extent required to be filed on or before the date hereof or the Closing Date, as applicable, been filed when due in accordance with all applicable laws; (ii) as of the time of filing, the Returns were true and complete in all material respects; (iii) all material Taxes due with respect to Returns that have been filed (whether or not shown as due on any such Return) have been timely paid, or withheld and remitted to the appropriate Taxing Authority; and (iv) the Price Corporations and their Subsidiaries and former Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         (b) FINANCIAL RECORDS. Except as set forth on Schedule 12.02(b), (i) the charges, accruals and reserves for Taxes with respect to the Company reflected on the books of the Company (excluding any provision for deferred income taxes reflecting either differences between the treatment of items for accounting and income tax purposes or carryforwards) are adequate to cover material Tax liabilities accruing through the end of the last period for which the Company ordinarily records items on its books; (ii) since the end of the last period for which the Company ordinarily records items on its books, the Company has not engaged in any transaction, or taken any other action, other than in the ordinary course of business; and (iii) all



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information set forth in the Company Balance Sheet (including the notes thereto)
relating to Tax matters is true and complete in all material respects.

          (c) PROCEDURE AND COMPLIANCE. Except as set forth on Schedule 12.02(c), (i) except for Returns with respect to which the applicable statute of limitations (after giving effect to extensions or waivers) has not expired, no Returns filed with respect to the Price Corporations, any of their Subsidiaries or former Subsidiaries or in respect of the Business are open; (ii) none of the Price Corporations or any of their Subsidiaries or former Subsidiaries are delinquent in the payment of any material Tax or have requested any extension of time within which to file any Return and have not yet filed such Return; (iii) the Company (or any member of any affiliated, consolidated, combined or unitary group of which the Company is or has been a member) has not granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired; (iv) there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened in writing against or with respect to any Price Corporation or any of their Subsidiaries or former Subsidiaries in respect of any Tax or Tax Asset; (v) no adjustment that would increase the Tax liability, or reduce any Tax Asset, of any Price Corporation or any of their Subsidiaries or former Subsidiaries or Cellco Indemnitee has been made or proposed in writing during the last three years by a Taxing Authority which could reasonably be expected to be made, proposed or threatened in an audit of any subsequent Pre-Closing Tax Period or Post-Closing Tax Period; (vi) there are no requests for rulings or determinations in respect of any Tax or Tax Asset pending between any Price Corporation or any of their Subsidiaries or former Subsidiaries and any Taxing Authority; (vii) neither any Price Corporation nor any of their Subsidiaries or former Subsidiaries has received a written tax opinion with respect to any transaction with respect to which the statute of limitations has not yet expired (giving effect to any waiver, mitigation or extension thereof) relating to any Price Corporation or to any of their Subsidiaries or former Subsidiaries, other than a transaction in the ordinary course of business; and (viii) during the three-year period ending on the date hereof, neither any Price Corporation nor any Subsidiary or former Subsidiary of any Price Corporation has (A) made or changed any tax election, changed any annual tax accounting period, or adopted or changed any method of tax accounting, or (B) filed any amended Return, entered into any closing agreement, settled any Tax claim or assessment, or surrendered any right to claim a Tax refund, offset or other reduction in Tax liability, to the extent any action referred to in clause (A) or (B) may materially affect any Cellco Indemnitee with respect to a Post-Closing Tax Period.

         (d) TAXING JURISDICTIONS. Schedule 12.02(d) contains a list of all jurisdictions (whether foreign or domestic) in which the Company files Tax Returns.




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          (e) TAX SHARING, CONSOLIDATION AND SIMILAR ARRANGEMENTS. Except as set
forth on Schedule 12.02(e), (i) the Company has not been a member of an affiliated, consolidated, combined or unitary group other than one of which Price Parent was the common parent; (ii) the Company is not party to any Tax sharing agreement or to any other agreement or arrangement referred to in clause
(ii) of the definition of "Tax"; (iii) no material amount of the type described in clause (ii) of the definition of "Tax" is currently due and payable by the Company; and (iv) the Company has not entered into any agreement or arrangement with any Taxing Authority with regard to the Tax liability of the Company (or with regard to the Tax liability imposed on the Company Contributed Assets or the Business) affecting any Tax period for which the applicable statute of limitations, after giving effect to extensions or waivers, has not expired.

          (f) CERTAIN AGREEMENTS AND ARRANGEMENTS. Except as set forth on
Schedule 12.02(f), (i) neither any Price Corporation nor any Affiliate of any Price Corporation is a direct or indirect beneficiary of a guarantee of tax benefits or any other arrangement that has the same economic effect (including an indemnity from a seller or lessee of property, or other insurance) with respect to any transaction or tax opinion relating to any Price Corporation or any of their Affiliates which affects any Tax period for which the applicable statute of limitations has not expired (giving effect to any waiver, mitigation or extension thereof); (ii) neither any Price Corporation nor any Affiliate of any Price Corporation is a party to any understanding or arrangement (A) described in Section 6111(d) or (B) which is, in the good faith judgment of such Person, described in Section 6662(d)(2)(C)(iii) of the Code, which understanding or arrangement affects any Tax period for which the applicable statute of limitations has not expired (giving effect to any waiver, mitigation or extension thereof); and (iii) during the three-year period ending on the date hereof, neither any Price Corporation nor any Affiliate of any Price Corporation was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

          (g) POST-CLOSING ATTRIBUTES. Except as set forth on Schedule 12.02(g),
(i) the Company will not be required to include any adjustment in taxable income for any Post-Closing Tax Period under Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Pre-Closing Tax Period; and (ii) no Cellco Indemnitee will be required to include for a Post-Closing Tax Period taxable income attributable to income economically realized by the Company in a Pre-Closing Tax Period, including any distributions in a Pre-Closing Tax Period from an entity that is fiscally transparent for Tax purposes.

          (h) PROPERTY AND LEASES. Except as set forth on Schedule 12.02(h), (i) to the knowledge of the Price Corporations, the Company does not own an interest in real



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property in any jurisdiction in which a Tax is imposed, or the value of the interest is reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property; (ii) none of the property owned or used by the Company is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended; (iii) all of the leases to which the Company is party are treated by the Company, for federal income tax purposes, as "true" leases under which the Company owns or uses the property subject to the leases; (iv) neither the Company nor any of its Affiliates is party to a lease arrangement that is described in Revenue Ruling 99-14; and (v) none of the property owned by the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

         (i) ROLLUP TRANSACTION. The Rollup Transaction was completed prior to November 1, 2001. Except as set forth in Schedule 12.02(i), the Rollup Transaction was completed prior to July 1, 2001.

         (j) TAX OPINION. The Company has received on the date hereof an opinion (the "TAX OPINION") of Proskauer Rose LLP substantially in the form of Exhibit
G. In rendering such opinion, Proskauer Rose LLP relied upon the certifications and representations from the Price Corporations in the form of Exhibit H.

         SECTION 12.03. COVENANTS. (a) Without the prior written consent of New LP, which shall not be unreasonably withheld, neither any Price Corporation nor any of their Affiliates shall, to the extent it may affect or relate to any Cellco Indemnitee, make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, offset or other reduction in Tax liability, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission referred to in any clause of this Section 12.03(a) could have the effect of increasing the Tax liability or reducing any Tax Asset of any Cellco Indemnitee (other than a reduction in a Tax Asset which is in the ordinary course of business and consistent with the past practices of the Company); PROVIDED that if such action or omission could have the effect of increasing the Tax liability or reducing any Tax Asset of any Cellco Indemnitee,
(A) New LP's consent shall be deemed to have been reasonably withheld unless the Price Corporations pay such Cellco Indemnitee the cost of the increase in such Tax liability or the reduction in any such Tax Asset and (B) if the Price Corporations make the payment set forth in the immediately preceding proviso and such action shall have no other adverse effect on any Cellco Indemnitee, New LP shall not withhold its consent.



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         (b) Subject to Section 12.04(c), all Returns required to be filed by any Price Corporation or any of their Subsidiaries or former Subsidiaries on or after the Closing Date in respect of a Pre-Closing Tax Period (i) will be prepared and filed when due in accordance with all applicable laws and (ii) as of the time of filing, will be true and complete in all material respects. All such Returns shall be furnished to Cellco at least 45 days before the due date for filing such Returns, and Cellco shall have the right to review and consent to all such Returns, which consent shall not be unreasonably withheld. Any dispute between the Price Corporations and Cellco with respect to Returns shall be resolved pursuant to Section 12.06(d).

         (c) Except as required by law or as consistent with past practices, the Price Corporations will take no position on any Tax Returns that relate to the Business that would adversely affect any Cellco Indemnitee after the Closing Date; PROVIDED that for purposes of this sentence, a Cellco Indemnitee shall not be deemed to be adversely affected if such position (i) does not bind such Cellco Indemnitee, (ii) does not require any Cellco Indemnitee to concede or accept, or preclude any Cellco Indemnitee from taking, any Tax position with respect to any Post-Closing Tax Period, and (iii) could not increase the Tax liability or reduce a Tax Asset of any Cellco Indemnitee with respect to any Post-Closing Tax Period.

         (d) The Price Corporations will allow Cellco and its counsel at their own expense to be present at any audits of any Tax Returns to the extent that such returns relate to the Company. No Price Corporation will settle any audit in a manner which would adversely affect any Cellco Indemnitee; provided, however, that a settlement shall not be deemed to have an adverse effect on any Cellco Indemnitee if the settlement agreement (i) merely requires any Price Corporation to make a payment, which payment shall be made by a Price Corporation immediately upon the settlement, (ii) does not require any Cellco Indemnitee to concede or accept, or preclude any Cellco Indemnitee from taking, any Tax position with respect to any Post-Closing Tax Period, and (iii) could not increase the Tax liability or reduce any Tax Asset (other than the reduction of net operating losses of the Company carried forward from the Pre-Closing Tax Period) of any Cellco Indemnitee with respect to a Post-Closing Tax Period (unless the Price Corporations pay such Cellco Indemnitee the cost of any increase in Tax liability or reduction in such Tax Asset).

         (e) Price Corporations and their Subsidiaries and Former Subsidiaries shall take all actions, including without limitation filing appropriate and timely returns and making appropriate and timely elections, that are required to preclude application of Code Section 732(f) to any Company Contributed Assets by reason of the Rollup Transactions.

         SECTION 12.04. TAX COOPERATION; ALLOCATION OF CERTAIN TAXES. (a) New LP and the Price Corporations agree to furnish or cause to be furnished to each other,



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upon request, as promptly as practicable, such information and assistance relating to the Business and the Company Contributed Assets (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax returns, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. New LP and the Price Corporations shall retain all books and records with respect to Taxes pertaining to the Contributed Assets until the applicable statute of limitations with respect to the party in possession of such books and records that applies to all of the Tax items contained in such books and records has expired (giving effect to any waiver, mitigation or extension thereof). At the end of such period, each party shall provide the other with at least ten days prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. New LP and the Price Corporations shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Company Contributed Assets or the Business.

         (b) In the case of any Property Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax attributable to the Pre-closing Tax Period shall be deemed to be the amount of such Tax for the entire Tax period (which period shall be the calendar year in which the assessment date for such Tax falls) multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period. To the extent not reflected in the calculation of the Final Working Capital Amount, the Price Corporations shall be liable for the Property Taxes attributable to any Pre-Closing Tax Period and New LP shall be liable for the Property Taxes attributable to any Post-Closing Tax Period.

         (c) Subject to Section 17.10, all transfer, documentary, sales, use, stamp, registration, value added taxes and fees (including any penalties and interest) incurred in connection with the Company Asset Contribution (including, without limitation, any real property transfer tax and any similar Tax) (collectively, "TRANSFER TAXES") shall be paid by the Company when due. The Company will file all necessary Returns and other documentation with respect to all such Transfer Taxes and fees, and New LP shall (i) have the right to review and approve (which approval shall not be unreasonably withheld) the Returns related to the Transfer Taxes, (ii) reimburse the Company for one-half of the amounts payable with respect to the Transfer Taxes in the form of an adjustment to the Company Capital Account, and (iii) if required by applicable law, join, and will cause its Affiliates to join, in the execution of any Returns and other documentation related to the Transfer Taxes.



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         (d) Taxes described in Section 12.04(b) and (c) shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable law. The paying party shall be entitled to reimbursement from the non-paying party in accordance with Section 12.04(b) or (c), as the case may be except in the case of Property Taxes, to the extent that such Property Taxes have been reflected in the calculation of the Final Working Capital Amount. Upon payment of any such Tax, the paying party shall present a statement to the non-paying party setting forth the amount of reimbursement to which the paying party is entitled under Section 12.04(b) or (c), as the case may be together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying party shall make such reimbursement promptly but in no event later than 10 days after the presentation of such statement. Any payment not made within such time shall bear interest at the rate set forth in
Section 15.04(c) for each day until paid.

         (e) The parties hereto shall, and shall cause their Affiliates to, each treat on all Returns the Assets Contributions and the Cash Contributions as a 721 Contribution, and shall not take any position inconsistent therewith on any Return or otherwise.

         SECTION 12.05. TAX CERTIFICATES. (a) At or before the Closing, the Company will deliver to New LP a tax clearance certificate from each of the States of Georgia, Alabama, South Carolina and Florida for all periods for which such certificate may be obtained, indicating that all tax returns required to have been filed by the Company during such periods have been filed and that all Taxes required to be paid by the Company, as shown on such returns, have been paid (each, a "PRELIMINARY TAX CERTIFICATE"). If the Company is unable to deliver any Preliminary Tax Certificate because the Company has not paid all Taxes which it was required to pay to the applicable jurisdiction, then New LP shall have the option of paying such Taxes on the Closing Date on behalf of the Company, and reducing the Company Capital Account by the amount of such tax payment.

         (b) The Company shall deliver to New LP no later than 60 days after the Closing Date a tax clearance certificate from each of the states of Georgia, Alabama, South Carolina and Florida for all periods through the Closing Date, indicating that all tax returns required to have been filed by the Company through and including such date have been filed and that all Taxes required to be paid by the Company, as shown on such returns, have been paid.

         SECTION 12.06. DISPUTE RESOLUTION. (a) Not later than 30 days after receipt by any of the Price Corporations of written notice from Cellco stating that any Tax Loss has been incurred by a Cellco Indemnitee and the amount thereof and of the indemnity payment requested, the Price Corporations shall discharge any obligation to indemnify the Cellco Indemnitee against such Tax Loss by paying to New LP an



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

amount equal to the amount of such Tax Loss. Notwithstanding the foregoing, if New LP provides any Price Corporation with written notice of a Tax Loss at least 30 days prior to the date on which the relevant Tax Loss is required to be paid by any Cellco Indemnitee, within that 30-day period such Price Corporation shall discharge any obligation to indemnify the Cellco Indemnitee against such Tax Loss by making payments to the relevant Taxing Authority or New LP, as directed by New LP, in an aggregate amount equal to the amount of such Tax Loss. The payment by a Cellco Indemnitee of any Tax Loss shall not relieve the Price Corporations of their obligation under Section 15.02.

         (b) New LP agrees to give prompt notice to a Price Corporation of any Tax Loss or the assertion of any claim, or the commencement in writing by the relevant Taxing Authority of any investigation, inquiry, examination, audit, suit, action or proceeding (each, a "TAX PROCEEDING") in respect of which indemnity may be sought hereunder (specifying with reasonable particularity the basis therefor and providing Price Parent with copies of all notices and other correspondence received in connection therewith) and will give a Price Corporation such additional information with respect thereto as such Price Corporation may reasonably request. The Price Corporations may, at their own expense, (i) participate in and (ii) upon notice to New LP, assume the defense of any Tax Proceeding (including, without limitation, any refund claim relating thereto); PROVIDED that (i) the Price Corporations' counsel is reasonably satisfactory to New LP, (ii) the Price Corporations shall thereafter consult with New LP upon New LP's reasonable request for such consultation from time to time with respect to such Tax Proceeding, (iii) the Price Corporations, upon the reasonable request of New LP, deposit sufficient finds in an escrow account to ensure the payment of such claim and (iv) the Price Corporations shall not, without New LP's consent (which shall not be unreasonably withheld), agree to any settlement with respect to any Tax if such settlement could have an adverse affect on any Cellco Indemnitee; PROVIDED, HOWEVER, that a settlement shall not be deemed to have an adverse effect on any Cellco Indemnitee if the settlement agreement (i) merely requires Cellco Indemnitee to make a payment (which payment shall be paid by the Price Corporations), (ii) does not require any Cellco Indemnitee to concede or accept, or preclude any Cellco Indemnitee from taking, any Tax position with respect to any Post-Closing Tax Period, and (iii) could not increase the Tax liability or reduce any Tax Asset of any Cellco Indemnitee (unless the Price Corporations pay such Cellco Indemnitee the cost of any such increase in Tax liability or the cost of any such reduction in any Tax Asset); and PROVIDED, FURTHER, that in lieu of granting its consent to the settlement of any Tax item which is the subject of a Tax Loss, New LP shall have the option, exercisable in its sole discretion, to require the Price Corporations to (x) pay New LP the amount the Price Corporations would have paid to the relevant Taxing Authority in respect of the settlement of such Tax Loss and (y) allow New LP to assume the defense of the audit and settlement of such issue, in exchange for granting the Price Corporations a release from their indemnification obligations



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

pursuant to Section 15.02 related to such Tax Loss. The Price Corporations shall use their best efforts to arrive at a settlement agreement with the relevant Taxing Authority that does not set forth the basis for the settlement and does not require any Cellco Indemnitee to concede or accept, or preclude any Cellco Indemnitee from taking, any Tax position. If the Price Corporations assume such defense, (i) New LP shall have the right (but not the duty) to participate in the defense thereof and to employ counsel (reasonably satisfactory to the Price Corporations), at its own expense, separate from the counsel employed by the Price Corporations and (ii) the Price Corporations shall not assert that the Tax Loss, or any portion thereof, with respect to which New LP seeks indemnification is not within the ambit of Section 15.02. If the Price Corporations elect not to assume such defense, New LP may pay, compromise or contest the Tax at issue. The Price Corporations shall be liable for the fees and expenses of counsel employed by New LP for any period during which the Price Corporations have not assumed the defense thereof. Whether or not the Price Corporations choose to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         (c) Any amounts payable by the Price Corporations to a Cellco Indemnitee pursuant to Section 15.02 shall be adjusted as follows: (i) to the extent an additional Tax is imposed on an Cellco Indemnitee in respect of the receipt of such payment, the amount payable by the Price Corporations with respect to such payment shall be increased by an amount necessary so that after the payment of such additional Tax (including any Tax imposed on additional amounts payable pursuant to this sentence), the Cellco Indemnitee shall have received an amount equal to what it would have received had no such additional Tax been imposed; and (ii) such amounts shall be reduced by the amount of any Tax Reduction actually realized by a Cellco Indemnitee with respect to the adjustment giving rise to such payment for the Tax period during which such payment is made or in any preceding Tax period, PROVIDED, HOWEVER, that (A) if the adjustment which gives rise to Price Corporations' obligation to make a payment pursuant to Section 15.02 relates to a Tax attribute of the Company, no reduction pursuant to this clause (ii) shall be made, and (B) if any such Cellco Indemnitee actually realizes a Tax Reduction in any of the next four succeeding Tax years and such Tax Reduction has not been taken into account in clause (ii) above, such Cellco Indemnitee shall pay to the Price Corporations the amount of such Tax Reduction actually realized. A nationally recognized accounting firm chosen by the Cellco Indemnitee shall provide the Price Corporations a statement certifying the amount of such Tax benefit actually realized, if any, by such Cellco Indemnitee. The Price Corporations shall have no right to review any information related to the calculation of such Tax benefit.

         (d) Disputes arising under Section 12.03(b) and not resolved by mutual agreement as stated therein shall be resolved by a nationally recognized accounting firm with no material relationship with Cellco, any partner of Cellco, the Price



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Corporations or any Affiliate of the foregoing (the "ACCOUNTING REFEREE"), chosen and mutually acceptable to both Cellco and the Price Corporations within five days of the date on which the need to choose the Accounting Referee arises. The Accounting Referee shall resolve any disputed items within 30 days of having the item referred to it pursuant to such procedures as it may require. The costs, fees and expenses of the Accounting Referee shall be borne equally by Cellco and the Price Corporations.

                                   ARTICLE 13

                                EMPLOYEE BENEFITS

         SECTION 13.01. EMPLOYEE BENEFITS DEFINITIONS. The following terms, as used herein, having the following meanings:

         "EMPLOYEE PLANS" means the plans referred to in the first sentence of
Section 13.02(a).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

         SECTION 13.02. ERISA REPRESENTATIONS. Each of the Price Corporations hereby represents and warrants to New LP that:

         (a) Schedule 13.02(a) lists each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits, including each "employee benefit plan", as such term is defined in
Section 3(3) of ERISA, which (i) is maintained, administered or contributed to by the Price Corporations or any of their Affiliates and (ii) covers any Business Employee (collectively, the "EMPLOYEE PLANS"). With respect to each Employee Plan, the Price Corporations have provided a true and complete copy of such contract, plan or arrangement (or a written description thereof), including all amendments thereto and written interpretations thereof, and, if applicable, the most recently filed Form 5500 and an accurate summary description of such plan.



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          (b) No Employee Plan is a "multiemployer plan", as such term is defined in Section 3(37) of ERISA, and no Employee Plan is subject to Title IV of ERISA. Neither Company nor any of its ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of New LP or any of its Affiliates.

          (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code (i) has been determined by the Internal Revenue Service to be so qualified and (ii) each trust forming a part thereof has been determined to be exempt from tax pursuant to Section 501(a) of the Code and, in each case, nothing has occurred since such determination that could reasonably be expected to result in the revocation of such determination. The Price Corporations have furnished to New LP copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code. No material audit or investigation by any Governmental Entity is pending or, to the knowledge of the Price Corporations, threatened, regarding any Employee Plan.

          (d) With respect to Business Employees, there are no post-retirement welfare benefits that are provided, except as required by Section 601 of ERISA.

          (e) Except as disclosed in writing to New LP prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether written or not written) by the Price Corporations or any of their Affiliates relating to, or change in employee participation or coverage under, any Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year.

          (f) The Company Contributed Assets are not now nor will they after the passage of time be subject to any Lien imposed under Section 412(n) of the Code by reason of the failure of the Company or its ERISA Affiliates to make timely installments or other payments required by such Section 412.

          (g) Except as contemplated by the Employee Plans set forth in Schedule 13.02(a) (or otherwise contemplated by Section 13.07 or 13.08), no Business Employee will become entitled to any retirement, severance, change in control benefit, transaction bonus or similar benefit or enhanced benefit solely as a result of the Contemplated Transactions.



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         (h) With respect to Business Employees, (i) none of the Price
Corporations or their Affiliates is a party to or subject to any union contract or collective bargaining agreement, (ii) the Price Corporations and its Affiliates are in compliance in all material respects with all applicable laws regarding employment and employment practices, terms and conditions and wages and hours, and are not engaged in any unfair labor practice that would affect the Company in any material respect and (iii) there is no unfair labor practice complaint pending or, to the knowledge of the Price Corporations, threatened, before the National Labor Relations Board that would affect the Company in any material respect.

         SECTION 13.03. NO THIRD PARTY BENEFICIARIES. No provision of this
Article 13 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Price Corporations or of any of their Affiliates in respect of continued employment (or resumed employment) with either New LP or the Business or any of their Affiliates, and no provision of this Article 13 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or any plan or arrangement which may be established by New LP or any of their Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of New LP or any of their Affiliates.

         SECTION 13.04. EMPLOYEES. (a) Schedule 13.04 sets forth (as of December 14, 2001) a true and complete list of (i) the names, titles, annual salaries and other compensation of all Business Employees and (ii) the annual rates for non-salaried Business Employees (by classification). Except as disclosed on
Schedule 13.04, all employees primarily involved in the Business are employees of the Company and, to the knowledge of the Price Corporations (after due inquiry), all such employees who are not U.S. citizens are valid legal permanent residents or hold valid H-1 Visas under the U.S. Immigration and Nationality Act. The Price Corporations do not have any knowledge of, and have not investigated the intention of, any Business Employee to resign or retire as a result of the Contemplated Transactions within one year after the Closing Date.

         (b) Effective as of the Closing Date, New LP or its Affiliates shall make an offer of employment to all Active Transferred Employees (as defined below) with such compensation that is, in the aggregate, substantially comparable to the compensation provided to similarly situated employees of Cellco or its Affiliates. The employment by New LP or its Affiliates of such Active Transferred Employees who accept such offer of employment shall commence on the Closing Date. "ACTIVE TRANSFERRED EMPLOYEES" shall mean those Transferred Employees who are present at work on the Closing Date or who are absent on the Closing Date solely by reason of vacation or illness, and shall not include any employee who has terminated his or



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her employment (for any reason), retired or died on or before the Closing Date or any Transferred Employee who is absent on the Closing Date by reason of any leave of absence approved under a policy or plan set forth in Schedule 13.02(a) ("INACTIVE TRANSFERRED EMPLOYEE"). New LP or its Affiliates may employ any such Inactive Transferred Employee on the date when such leave ends, with such compensation that is, in the aggregate, substantially comparable to the compensation provided to similarly situated employees of Cellco or its Affiliates, and the employment of any such Inactive Transferred Employee who becomes so employed shall commence on such date. Any Inactive Transferred Employee who is not so employed when such leave ends (or, prior to the end of such leave, it is determined by New LP or its Affiliates that such Inactive Transferred Employee shall not be so employed) shall be treated in accordance with the plans and policies of the Price Corporations or its Affiliates then in effect (including, if applicable, any severance plans or policies).

         (c) On or after the date hereof, without the written consent of New LP (such consent not to be unreasonably withheld), the Price Corporations will not, nor will they permit any of their respective Affiliates or any employee or agent of the Price Corporations or any such Affiliates to, make any formal communication to any Business Employee regarding the terms or conditions of such Business Employee's employment on and after the Closing Date with New LP or its Affiliates.

         SECTION 13.05. EMPLOYEE BENEFITS. (a) Effective as of the Closing Date, New LP or its Affiliates shall provide Transferred Employees who accept their offer of employment with benefits that are, in the aggregate, substantially comparable to the benefits provided to similarly situated employees of Cellco or its Affiliates. New LP or its Affiliates shall give such Transferred Employees credit for prior service with the Price Corporations for participation, vesting and benefit entitlement purposes, but not for the purpose of benefit accrual, under the employee benefit plans, policies or programs of New LP or its Affiliates.

         (b) Effective as of the Closing Date, the Price Corporations or its Affiliates shall amend, to the extent necessary, each of the defined contribution plans in which Business Employees participate (collectively, the "PRICE CORPORATION DC PLANS") to cause the account balances of each Transferred Employee thereunder to vest as of the Closing Date and to cause their active participation in the Price Corporation DC Plans to cease as of the Closing Date. The Price Corporations or their Affiliates shall take any steps necessary to permit such Transferred Employees to receive a distribution of their accrued benefits from each of the Price Corporation DC Plans as a result of the Contemplated Transactions; PROVIDED that the terms of those plans and applicable law would permit such a distribution. On or following the Closing Date, the defined contribution plan of New LP or its Affiliates (the "NEW LP DC PLAN") shall (if elected by such Transferred Employees) accept individual rollovers in cash



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of such Transferred Employees' distributions from the Price Corporations DC
Plans, subject to the terms and conditions of the New LP DC Plan and applicable law.

         (c) Effective as of the Closing Date, the Price Corporations or their Affiliates shall amend, to the extent necessary, any cafeteria plan in which Business Employees participate (the "PRICE CORPORATION CAFETERIA PLAN") to cause the active participation of Transferred Employees in the Price Corporation Cafeteria Plan to cease as of the Closing Date.

         SECTION 13.06. EXCLUDED EMPLOYEES. Except as provided in Section 11.05 or 13.07, the Price Corporations shall retain and be wholly liable for all employment- related liabilities and obligations with respect to each Excluded Employee, including without limitation any liabilities and obligations with respect to compensation, benefits or employee Actions relating to or arising from the employment of any Excluded Employee by any of the Price Corporations or their Affiliates or the termination of such employment. If the employment of any Excluded Employee is terminated by the Price Corporations or any of their Affiliates, the Price Corporations shall use reasonable best efforts to have such Excluded Employee execute a written release of claim in a form consistent with the form approved by Cellco or its Affiliates in connection with the Transaction Agreement dated November 14, 2000 (the "RELEASE").

         SECTION 13.07. SEVERANCE AND SIMILAR LIABILITIES. Fifty percent of (i) any severance or stay bonus liability, obligation or claim incurred by the Price Corporations or their Affiliates in connection with any Business Employee (A) who the Price Corporations or their Affiliates have previously identified in writing to Cellco before the date hereof as covered by such severance and/or stay bonus arrangements, where payment is made in accordance with the terms of their respective arrangements, or (B) who becomes so covered after the date hereof with the written consent of New LP or Cellco, which consent shall not be unreasonably withheld; PROVIDED, that such consent shall not be required in respect of an Excluded Employee and (ii) any salary, severance or stay bonus liability, obligation or claim incurred by the Price Corporations or their Affiliates in connection with any Excluded Employee who, at the written request of New LP, remains with the Price Corporations or their Affiliates for up to 90 days after the Closing Date for transitional purposes shall, in each instance, be reimbursed by Cellco within 15 days after the Closing Date (or, in respect of such payment to an employee referenced in clause (ii) above, within 15 days of payment of such amount to such employee); PROVIDED that the Price Corporations shall use reasonable best efforts to have each such employee execute a Release and a copy of such executed Release has been provided to New LP or Cellco.



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         SECTION 13.08. INACTIVE TRANSFERRED EMPLOYEES. Any salary, leave-of-
absence pay or benefits and similar employment-related liabilities and obligations required to be paid or honored in connection with any Inactive Transferred Employee from the Closing Date through the date on which such Inactive Transferred Employee ends his or her leave of absence in accordance with the plans and policies of the Price Corporations or its Affiliates then in effect or in accordance with applicable law shall be paid or honored by the Price Corporations or their Affiliates; PROVIDED, HOWEVER, that 50% of any such payment shall be reimbursed by Cellco within 15 days after the Price Corporations gives notice to Cellco of such payment.

         SECTION 13.09. UNPAID ACCRUED BONUS. All Accrued Bonus Liability as of the Closing Date in respect of the Transferred Employees shall be paid by the Company to such Transferred Employees within 30 days after the Closing Date.

                                   ARTICLE 14

                              CONDITIONS TO CLOSING

         SECTION 14.01. CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligations of each party hereto to consummate the Closing are subject to the satisfaction of the following conditions:

         (a) The transactions contemplated by this Agreement and the Ancillary Agreements (other than the VWI Exchange) shall have been approved by the stockholders of the Price Parent in accordance with New York Law.

         (b) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby (other than the VWI Exchange or the VCI Exchange) shall have expired or been terminated.

         (c) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

         (d) The VCI Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the VCI Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

         (e) The New LP Agreement shall have been executed and delivered by the parties thereto.

         (f) All consents and waivers required under the terms of the Credit Agreement dated as of April 3, 2000 among Cellco, The Chase Manhattan Bank, Citibank, N.A. and other financial institutions (the "CELLCO CREDIT AGREEMENT



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CONSENTS") in connection with the transactions contemplated hereby shall have been obtained and shall be in form and substance reasonably acceptable to Cellco

         SECTION 14.02. CONDITIONS TO OBLIGATION OF CELLCO AND NEW LP. The obligation of each of Cellco and New LP to consummate the Closing is subject to the satisfaction of the following further conditions:

         (a) There shall not be outstanding any indebtedness for borrowed money or other long-term liabilities of the Business other than the Company Debt.

         (b) There shall not have occurred since the date of this Agreement and there shall not exist any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, will have, or would reasonably be expected to have, a Material Adverse Effect.

         (c) (i) The Price Corporations shall have performed in all material respects their obligations (other than the obligations set forth in Section 9.01(i)) hereunder required to be performed by them on or prior to the Closing Date, (ii) the Price Corporations shall have performed their obligations set forth in Section 9.01(i) and the representations and warranties of the Price Corporations contained in this Agreement and in any certificate delivered by the Price Corporations pursuant hereto or pursuant to any Ancillary Agreement and the representations and warranties made by each party to the Voting Agreement, in each case disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as will not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) New LP shall have received a certificate signed by an executive officer of each of the Price Corporations to the foregoing effect and to the effect set forth in Section 14.02(b).

         (d) There shall not be instituted or pending any action or proceeding by any Governmental Entity or any other Person before any court or other Governmental Entity, domestic or foreign, seeking to restrain, prohibit or otherwise interfere with the consummation of the Closing, the Asset Contributions, or the ownership or operation by New LP or any of its Affiliates of all or any material portion of the Company Contributed Assets or the Cellco Contributed Assets or the business or assets of New LP or any of its Affiliates or to compel New LP or any of its Affiliates to dispose of all or any material portion of the Company Contributed Assets or the Cellco Contributed Assets or of New LP or any of its Affiliates or seeking to require divestiture by New LP or any of its respective Affiliates of any Company Contributed Assets or Cellco Contributed Assets which, in the case of an action or proceeding by a Person other than a Governmental Entity, is reasonably likely to result in judgment in favor of the plaintiff.



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          (e) There shall not be any statute, rule, regulation, injunction, order or decree enacted, enforced, promulgated or issued, by any court or other Governmental Entity, domestic or foreign, other than the application of the waiting period provisions of the HSR Act, that will or would reasonably be expected to, result in any of the consequences referred to in clause 14.02(d) above.

          (f) New LP shall have received opinions of Proskauer Rose LLP, counsel to the Price Corporations, dated the Closing Date substantially in the form of
Exhibit I hereto and Holland & Knight LLP, counsel to the Price Corporations, dated the Closing Date substantially in the form set forth in Exhibit M hereto. New LP shall also have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, FCC counsel to the Price Corporations, dated the Closing Date substantially in the form attached as Exhibit J hereto. In rendering such opinions, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than New York and Delaware or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to New LP, and, as to matters of fact, upon certificates of officers of the Price Corporations, copies of which opinions and certificates shall be contemporaneously delivered to New LP.

          (g) The Pledge Agreement of even date herewith (the "PLEDGE AGREEMENT"), shall be in full force and effect and there shall have been taken all actions necessary or desirable in order to perfect the Lien granted on the Pledged Interests (as defined in the Pledge Agreement) to Cellco.

          (h) the Lock-up Agreements shall be in full force and effect.

          (i) The Price Corporations shall have received or delivered, as the case may be, all Required Consents and all consents, authorizations or approvals from the governmental agencies referred to in Section 7.03 or 7.19, in each case in form and substance reasonably satisfactory to New LP, and no such consent, authorization or approval shall have been revoked.

          (j) If the Requisite Noteholder Consent has not been obtained, the Company shall have effected the Subordinated Debt Defeasance subject to the New LP having satisfied its obligations under this Agreement.

          (k) New LP shall have obtained an ALTA extended coverage form of owner's or leasehold owner's title insurance policies, or binders to issue the same, dated the Closing Date and in amounts satisfactory to New LP insuring or committing to insure, for the benefit of New LP as insured and loss payee, at ordinary premium rates without any requirement for additional premiums, good and marketable title to substantially all the Real Property being transferred pursuant to



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the terms of this Agreement free and clear of any Liens, except for Company
Permitted Liens and any easements necessary for the use by New LP of the transferred Real Property shall have been obtained by New LP.

          (l) New LP shall have received all documents it may reasonably request relating to the existence of the Price Corporations and the authority of the Price Corporations for this Agreement and the Ancillary Agreements to which they are parties, all in form and substance reasonably satisfactory to New LP (including, without limitation, the results of comprehensive lien searches).

          (m) New LP shall have received all documents it may reasonably request to evidence termination of all Liens arising in connection with the Company Debt effective upon completion of the transactions contemplated by Sections 2.04 and 2.05.

          (n) All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Closing shall have been taken, made or obtained, including written evidence of any pre-closing FCC approval required to transfer all FCC Authorizations and the transfer of the Cellco Contributed Assets to New LP (the approval of all such transfers, the "CELLCO FCC AUTHORIZATION") all of which shall have been taken, made or obtained pursuant to a Final Order, free of any special conditions adverse to Cellco, New LP or any of their respective Affiliates. "FINAL ORDER" means an action as to which (i) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and (iv) no appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statue or rule has passed.

          (o) Price Parent shall have received an order from the Division of Investment Management of the SEC exempting it from all provisions, rules and regulations of the 1940 Act, or, if no such order shall have been received and in effect as of the Closing, shall be in full compliance with all provisions, rules and regulations of the 1940 Act (it being understood that such compliance may be achieved, without limitation, by reliance on Rule 3a-2 of the 1940 Act).

          (p) The Giant Bear Agreement shall have been terminated in accordance with the terms thereof and Section 9.13 of this Agreement.



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         SECTION 14.03. CONDITIONS TO OBLIGATION OF THE PRICE CORPORATIONS. The
obligation of the Price Corporations to consummate the Closing is subject to the satisfaction of the following further conditions:

         (a) (i) Each of Cellco and New LP shall have performed in all material respects all of their obligations hereunder and under the Ancillary Agreements to which they are parties required to be performed by them at or prior to the Closing Date, (ii) the representations and warranties of each of Cellco and New LP contained in this Agreement and the Ancillary Agreements to which they are parties and in any certificate delivered by either Cellco or New LP pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality, material adverse effect or NLP Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as will not have, and would not reasonably be expected to have, a NLP Material Adverse Effect, and (iii) the Price Corporations shall have received a certificate signed by an executive officer of each of Cellco and New LP to the foregoing effect.

         (b) The Price Corporations shall have received an opinion of Davis Polk & Wardwell, counsel to New LP, dated the Closing Date substantially in the form set forth in Exhibit L. In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than the State of New York or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to the Price Corporations, and, as to matters of fact, upon certificates of officers of Cellco and New LP, copies of which opinions and certificates shall be contemporaneously delivered to the Price Corporations.

         (c) On the Closing Date, the Company shall have received a written confirmation by Proskauer Rose LLP, dated as of the Closing Date, that the Tax Opinion has not been withdrawn; PROVIDED, HOWEVER, that a failure to receive such confirmation shall only be a condition under this Section 14.03 if (i) such failure is solely and directly caused by a Change in Law that occurs prior to the Closing Date (provided, however, that if a Change in Law relates to the issue discussed in Section III.B of the Tax Opinion, failure to receive such confirmation shall only be a condition under this Section 14.03 if such Change in Law directly addresses a transfer of an operating business to a partnership in exchange for an interest that is either exchangeable at any time or at one or more designated times (other than shortly following the issuance of the interest) for property or primarily has a fixed return contingent on the net income (or the net income as adjusted by certain specially allocated items) of the partnership) and (ii) Proskauer Rose LLP provides Cellco as soon as reasonably practicable with a written memorandum that (A) unequivocally states its belief that the Change in Law provides an independently sufficient basis for the withdrawal of the Tax Opinion assuming no other changes in



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the relevant facts, assumptions and circumstances occurred after the date hereof and (B) explains in reasonable detail the Change in Law that caused Proskauer Rose LLP to withdraw its opinion pursuant to this Section 14.03(c).

         (d) New LP shall have received all consents, authorizations or approvals from governmental agencies referred to in Section 8.03, in each case in form and substance reasonably satisfactory to the Price Corporations, and no such consent, authorization or approval shall have been revoked.

         (e) The Price Corporations shall have received all documents they may reasonably request relating to the existence of Cellco and New LP and the authority of Cellco and New LP for this Agreement and the Ancillary Agreements to which they are parties, all in form and substance reasonably satisfactory to the Price Corporations.

         (f) All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Closing shall have been taken, made or obtained, including written evidence of the Cellco FCC Authorization, all which shall have been taken, made or obtained pursuant to a Final Order, free of any special conditions adverse to the Price Corporations.

         (g) There shall not have occurred since the date of this Agreement and there shall not exist any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, will have, or would reasonably be expected to have, a NLP Material Adverse Effect.

         (h) There shall not be instituted or pending any action or proceeding by any Governmental Entity or any other Person before any court or other Governmental Entity, domestic or foreign, seeking to restrain, prohibit or otherwise interfere with the consummation of the Closing, the Asset Contributions, or the ownership or operation by New LP or any of its Affiliates of all or any material portion of the Company Contributed Assets or the Cellco Contributed Assets or the business or assets of New LP or any of its Affiliates or to compel New LP or any of its Affiliates to dispose of all or any material portion of the Company Contributed Assets or the Cellco Contributed Assets or of New LP or any of its Affiliates or seeking to require divestiture by New LP or any of its respective Affiliates of any Company Contributed Assets or Cellco Contributed Assets which, in the case of an action or proceeding by a Person other than a Governmental Entity, is reasonably likely to result in judgment in favor of the plaintiff.

         (i) There shall not be any statute, rule, regulation, injunction, order or decree enacted, enforced, promulgated or issued, by any court or other Governmental Entity, domestic or foreign, other than the application of the waiting period



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provisions of the HSR Act, that will or would reasonably be expected to, result in any of the consequences referred to in clause 14.03(h) above

                                   ARTICLE 15

                            SURVIVAL; INDEMNIFICATION

         SECTION 15.01. SURVIVAL. Notwithstanding anything to the contrary set forth therein, the representations and warranties and covenants and agreements of the parties hereto contained in this Agreement or in the Voting Agreements or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing only as follows:

                  (i) the representations and warranties in Section 7.19 shall survive the Closing until the third anniversary of the Closing Date;

                  (ii) the representations and warranties and covenants set forth in Article 12 shall survive the Closing until the expiration of the applicable statute of limitation as such statute may be extended;

                  (iii) the covenants and agreements contained in Section 15.02(a)(ii), (a)(iii), (a)(iv) and (a)(vi) and Section 15.02(b)(ii)
         and (iii) shall survive the Closing for a period of 5 years;

                  (iv) the covenants and agreements set forth in Sections 9.07 and Section 11.04(b), (c) and (d) shall each survive for the period specified in each such section plus an additional 12 months;

                  (v) the covenants and agreements set forth in Sections 9.05(b) and (c), 11.01(b), 11.03, 11.04(a) and Article 17 shall survive indefinitely;

                  (vi) the covenants and agreements set forth in the proviso of
         Section 15.02 and in Section 15.03, 15.04 and 15.05 shall survive the Closing until the final resolution of all claims governed thereby;

                  (vii) the provisions of Ancillary Agreements shall survive as set forth therein; and

                  (viii) all other representations and warranties, covenants and agreements shall survive for a period of 18 months after the Closing Date.



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         Notwithstanding the preceding sentence, (i) any representation or warranty or covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or other breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time and (ii) no indemnity claim may be made in respect of any provision of this Agreement after the expiration of the survival period applicable to such provision.

         SECTION 15.02. INDEMNIFICATION. (a) Subject to the proviso of this
Section 15.02(a), the Price Corporations hereby indemnify Cellco and New LP and their Affiliates (the "CELLCO INDEMNIFIED PARTIES") against and agree to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by any of the Cellco Indemnified Parties arising out of:

                  (i) any misrepresentation or breach of warranty (determined after disregarding all qualifications and exceptions contained therein as to materiality or Material Adverse Effect) (each such misrepresentation and breach of warranty a "WARRANTY BREACH") by the Price Corporations pursuant to this Agreement or by the parties to the Voting Agreement (other than New LP) pursuant to the Voting Agreement;

                  (ii) any activity or business of the Price Corporations or any of their Affiliates other than the Business;

                  (iii) the Rollup Transaction;

                  (iv) any Company Excluded Asset or Company Excluded Liability;

                  (v) any breach of covenant or agreement performed or required to be performed by the Price Corporations pursuant to this Agreement or performed or required to be performed by the parties to the Voting Agreement (other than New LP) pursuant to the Voting Agreement;

                  (vi) any action, suit, investigation or proceeding relating to the Business and arising out of events, states of facts or circumstances, occurring or existing prior to the Closing, including without limitation the litigation described in Schedule 7.10(a) but excluding any such actions, suits, investigations or proceedings arising after the date of this Agreement which are brought, at substantially the same time by the same plaintiffs, against more than ten Persons, none of which are Affiliates of each other, engaged in



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         a business substantially similar to the Business and which are based on the same or substantially similar legal theories; or

                  (vii) any Environmental Liability.

regardless of whether such Damages arise as a result of negligence, strict liability or recklessness, wilful misconduct or otherwise; PROVIDED that with respect to indemnification by the Price Corporations for (x) any Warranty Breach pursuant to Section 15.02(a)(i) (other than any breach of warranty or misrepresentation made by the Price Corporations pursuant to Section 12 which is not a Tax Warranty Breach, and other than any representation or warranty relating to the Rollup Transaction), (y) any breach by the Price Corporations of the covenants contained in Section 9.01(i), and (z) any Environmental Liabilities, the Price Corporations shall not be liable unless the aggregate amount of Damages with respect to all such matters referred to in clauses (x),
(y) and (z) of this paragraph exceeds $15,000,000 and then only to the extent of such excess. Notwithstanding the preceding proviso, the Price Corporations shall not be required to indemnify any of the Cellco Indemnified Parties for Damages for Environmental Liabilities unless the aggregate amount of such Damages exceeds $5,000,000 and then only to the extent of such excess, but it is understood that any amount of Damages incurred or suffered by any of the Cellco Indemnified Parties arising from Environmental Liabilities shall be taken into account for purposes of determining whether the $15,000,000 deductible referred to above has been satisfied.

         (b) Cellco hereby indemnifies the Price Corporations and their Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by the Price Corporations or any of their Affiliates arising out of:

                  (i) any Warranty Breach by Cellco or New LP pursuant to this Agreement;

                  (ii) any Cellco Excluded Liability;

                  (iii) any asset or business of Cellco or any of its Affiliates other than the Cellco Contributed Assets; or

                  (iv) any breach of covenant or agreement performed or required to be performed by Cellco or New LP or their respective Affiliates under this Agreement;

regardless of whether such Damages arise as a result of negligence, strict liability, recklessness, wilful misconduct or otherwise; PROVIDED that with respect to indemnification by Cellco for any Warranty Breach pursuant to this Section other



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than any such Warranty Breach of which either Cellco or New LP had knowledge as of the time such representation and warranty was made (disregarding the deemed making of representations and warranties on the Closing Date pursuant to the introductory paragraph of Article 8) and which Cellco and New LP failed to disclose to the Price Corporations, Cellco shall not be liable unless the aggregate amount of Damages with respect to all such Warranty Breaches exceeds $15,000,000 and then only to the extent of such excess.

         SECTION 15.03. PROCEDURES.

         (a) In the event a party seeking indemnification, including any Cellco Indemnified Party (the "INDEMNIFIED PARTY") should have a claim against another party under Section 15.02 (the "INDEMNIFYING PARTY") that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall promptly send a notice of such claim or demand to the Indemnifying Party and, if the Pledge Agreement shall then be in effect, also to Cellco (with its successors, the "AGENT") pursuant to the Pledge Agreement, which notice(s) shall specify the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "CLAIM NOTICE").

         (b) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party under Article 15 is asserted against or sought to be collected from an Indemnified Party by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such claim. The Indemnifying Party shall have ten days from the personal delivery or mailing of the Claim Notice (the "NOTICE PERIOD") to notify the Indemnified Party (and if the Pledge Agreement shall then be in effect, the Indemnifying Party shall also give notice thereof to the Agent pursuant to the Pledge Agreement), whether or not any of the Indemnifying Parties desire, at its sole cost and expense, to defend the Indemnified Party against such claim or demand.

         If an Indemnifying Party notifies the Indemnified Party (and the Agent, if applicable) within the Notice Period that such Indemnifying Party desires to defend the Indemnified Party against such claim or demand then, except as hereinafter provided, such Indemnifying Party shall have the right, together with the other Indemnifying Parties who have notified the Indemnified Party that they desire to defend the Indemnified Party, to defend the Indemnified Party by appropriate proceedings, which proceedings shall be settled or prosecuted by it to a final conclusion; PROVIDED, HOWEVER, no Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to the entry of any judgment against the Indemnified Party or enter into any settlement or compromise which (i) does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to



                                       99
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the Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party from all liability in respect of such claim or litigation or (ii) includes terms and conditions which, in the reasonable judgment of the Indemnified Party, impose any burden, restraint, cost, liability, duty or other obligation on, or otherwise adversely affect, or have the potential to adversely affect, the Indemnified Party. If any Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of the Indemnified Party, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which will have, or would reasonably be expected to have, a materially adverse effect on the business, operations, assets, properties or prospects of the Indemnified Party, including without limitation the administration of the tax returns and responsibilities under the tax laws of any Indemnified Party, then the Indemnified Party shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses (including reasonable attorneys' fees and expenses) shall be included as part of the indemnification obligation of any Indemnifying Party hereunder; PROVIDED, HOWEVER, that the Indemnified Party shall not settle any such claim or demand without the prior written consent of the appropriate Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party should elect to exercise such right, the Indemnifying Parties shall have the right to participate in, but not control, the defense or settlement of such claim or demand at their sole cost and expense.

         (c) If any Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party (and the Agent, if applicable) timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by the Indemnified Party (but no Indemnified Party shall have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful and the Indemnified Party's reasonable costs and expenses in conducting such defense (including reasonable attorneys' fees and expenses) shall be conclusively deemed to be a liability of the Indemnifying Parties.

         (d) The omission of any Indemnified Party to give an Indemnifying Party a Claim Notice shall not relieve the Indemnifying Party from any liability in respect of such claim, demand or action which it may have to such indemnified party on account of the indemnity agreement of such Indemnifying Party contained in Article 15, except to the extent such indemnifying party can establish actual prejudice and direct damages as a result thereof.

         (e) Nothing contained herein shall be deemed to prevent any Indemnified Party from making a claim hereunder for potential or contingent claims or demands within the time periods permitted by this Agreement provided the Claim Notice sets



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forth the specific basis for any such potential or contingent claim or demand and the estimated amount thereof to the extent then feasible and the indemnified party has reasonable grounds to believe that such a claim or demand will be made.

         (f) The procedures set forth in this Section 15.03 shall not apply to matters which are covered by Section 12.06, which matters shall be handled as described in such Section.

         SECTION 15.04. PAYMENT.

         (a) Subject to Section 15.04(b), in the event an action for indemnification under Article 15 shall have been finally determined, the Indemnifying Party shall pay the Indemnified Party the amount of such final determination within 10 calendar days after the date of determination in immediately available funds. The amount of any Damages payable under Article 15 by the Indemnifying Party shall be (i) net of any amounts actually recovered by the Indemnified Party under applicable insurance policies, (ii) increased, to the extent an additional Tax is imposed on an Indemnified Party in respect of the receipt of such payment, so that after payment of any additional Tax (including any Tax imposed on additional amounts payable pursuant to this sentence) the Indemnified Party shall have received an amount equal to what it would have received if no Tax had been imposed on the receipt of such payment and (iii) reduced by the amount of any Tax Reduction actually realized by the Indemnified Party with respect to the adjustment giving rise to such payment for the Tax period during which such payment is made or in any preceding Tax period; PROVIDED, HOWEVER, that (A) if the adjustment which gives rise to the Indemnifying Party's obligation to make a payment pursuant to Article 15 relates to a Tax attribute of the Company, no reduction pursuant to this clause (iii) shall be made and (B) if the Indemnified Party actually realizes a Tax Reduction in any of the next four succeeding Tax years and such Tax Reduction has not been taken into account in clause (iii) above, the Indemnified Party shall pay to the Indemnifying Party the amount of such Tax Reduction actually realized. A nationally recognized accounting firm chosen by the Indemnified Party shall provide the Indemnifying Party a statement certifying the amount of such Tax Reduction actually realized, if any, by such Indemnified Party. The Indemnifying Party shall have no right to review any information related to the calculation of such Tax benefit. For so long as the Company or a Permitted Transferee thereof holds the ELP Interest, any Damages paid pursuant to this Section 15.04(a) shall be treated by the parties to this Agreement as adjustments to the Initial Company Capital Account, the Initial General Partner Capital Account, or the Initial Cellco Limited Partner Capital Account, as the case may be; PROVIDED, HOWEVER, that the combined effect of any such adjustments and the event giving rise to the Damages shall not result in a change of the capital account balances of the partners in New LP, after taking into



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account the Damages and the payments or receipts of payments in respect of such
Damages.

         An action, and the liability for and amount of Damages therefor, shall be deemed to be "finally determined" for purposes of Article 15 when the parties to such action have so determined by mutual agreement or, if disputed, when a final, non-appealable order of a Governmental Entity respecting the action shall have been entered. Upon the payment in full of any claim, either by set off or otherwise, the party or entity making payment shall be subrogated to the rights of the Indemnified Party against any Person, firm, corporation or other entity with respect to the subject matter of such claim.

         (b) To the extent that the Collateral (as defined in the Pledge Agreement) consists of Pledged Shares (as defined in the Pledge Agreement) and to the extent that the Pledge Agreement shall then be in effect, any items as to which any Cellco Indemnified Party is entitled to payment under Section 15 of this Agreement shall first be paid to such Cellco Indemnified Party from such Pledged Shares. The number of shares of pledged stock necessary to satisfy the obligations of the Indemnifying Party with respect to any Damages incurred by a Cellco Indemnified Party shall be calculated by dividing the claim value, in U.S. dollars (rounded to the nearest whole dollar), by the Average VCI Stock Price or the Average VWI Stock Price (as each such term is defined in the Exchange Agreement), as the case may be as of the date of payment. Any damages payable under this Section 15.04(b) in Pledged Shares shall be treated by the parties as an adjustment to the Initial Company Capital Account and, therefore, to the Company Capital Account balance as of the date of the VWI Exchange or VCI Exchange, as the case may be. If at any time any Cellco Indemnified Party is entitled to a payment in accordance with the provisions of this Section 15 and at such time (i) the Pledge Agreement shall not then be in effect, (ii) the ELP Interest is insufficient to satisfy the obligations of the Indemnifying Party with respect thereto or (iii) the Collateral (as defined in the Pledge Agreement) is comprised of the ELP Interest, then unless payment is made to such Cellco Indemnified Party in immediately available funds pursuant to Section 15.04(a), at the sole discretion of Cellco, the Company Capital Account shall be reduced by the amount of such item as to which a Cellco Indemnified Party is entitled to payment under this Agreement which reduction in the Company Capital Account shall satisfy the aforesaid obligation of the Indemnifying Parties to make such payment.

         (c) If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnifying Party shall pay the Indemnified Party interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be three (3) percentage points in excess of the "Prime



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Rate" published from time to time in the "Money Rates" table of the Eastern
Edition of THE WALL STREET JOURNAL.

         SECTION 15.05. OTHER RIGHTS AND REMEDIES NOT AFFECTED. The indemnification rights of the parties under Article 12 and this Article 15 are the sole remedy for money damages but are independent of and in addition to any equitable rights or remedies, including without limitation specific performance and right to rescission because of the other parties' misrepresentation fundamentally affecting the character of the Business or the Company Contributed Assets or the Cellco Contributed Assets or fraud, and any rights or remedies because of the other party's fraudulent action, none of which rights or remedies shall be affected or diminished hereby.

                                   ARTICLE 16

                                   TERMINATION

         SECTION 16.01. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing (notwithstanding any approval of this Agreement by the stockholders of Price Parent):

         (a) by mutual written agreement of the Price Corporations and Cellco;

         (b) by either the Price Corporations or Cellco if the Closing shall not have been consummated on or before August 31, 2002.

         (c) by either the Price Corporations or Cellco if there shall be any law or regulation that makes consummation of the transactions contemplated hereunder or under the Ancillary Agreements illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or other Governmental Entity having competent jurisdiction;

         (d) by either the Price Corporations or Cellco if the transactions contemplated hereunder (other than the VWI Exchange) shall not have been approved and adopted in accordance with New York law by Price Parent's stockholders at Price Parent's stockholder meeting (or any adjournment thereof); or

         (e) by either the Price Corporations or Cellco if as permitted by
Section 9.09(b), the Board of Directors of Price Parent shall have failed to make or withdrawn, or modified in a manner adverse to Cellco and New LP, its approval or recommendation of this Agreement or the transactions contemplated hereunder



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(other than the VWI Exchange), or shall have failed to call Price Parent's stockholder meeting in accordance with Section 9.08, PROVIDED that, in the case of any termination by the Price Corporations, the Price Corporations shall have paid any amounts due pursuant to Sections 17.03(b) and 17.03(c) in accordance with the terms, and at the times, specified therein, and PROVIDED, FURTHER, that, in the case of any termination by the Price Corporations, (i) the Price Corporations notify Cellco and New LP, in writing and at least 72 hours prior to such termination, promptly of their intention to terminate this Agreement and to enter into a binding written agreement concerning an Acquisition Proposal that constitutes a Superior Proposal, attaching the most current version of such agreement (or a description of all material terms and conditions thereof), and
(ii) Cellco and New LP do not make, within 72 hours of receipt of such written notification, an offer that is at least as favorable to the shareholders of the Price Corporations, as such Superior Proposal, it being understood that the Price Corporations shall not enter into any such binding agreement during such 72-hour period.

         The party desiring to terminate this Agreement pursuant to Section 16.01(b), 16.01(c), 16.01(d) or 16.01(e) shall give notice of such termination to the other party.

         SECTION 16.02. EFFECT OF TERMINATION. Subject to Section 17.03, if this Agreement is terminated as permitted by Section 16.01, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided that if such termination shall result from the (i) willful failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of this Section 16.02 and Sections 10.01, 11.03, 17.03, 17.05, 17.06, 17.07, 17.11 and 17.13 shall survive any termination hereof pursuant to Section 16.01.

                                   ARTICLE 17

                                  MISCELLANEOUS

         SECTION 17.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,



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         if to New LP or Cellco:

                  S. Mark Tuller
                  Vice President
                  Legal and External Affairs
                  Verizon Wireless
                  180 Washington Valley Road
                  Bedminster, NJ 07921
                  Fax: (908) 306-7329

                  with copies to:

                  Verizon Communications Inc.
                  1095 Avenue of the Americas, 36th Floor
                  New York, NY 10036
                  Attention: David Benson
                             Philip Marx
                  Fax: (212) 921-2971

                           and

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                  Attention: Diane G. Kerr
                  Fax: (212) 450-4800

         if to the Price Corporations:

                  Robert Price
                  President/Chief Executive Officer
                  Price Communications Corporation
                  45 Rockefeller Plaza
                  Suite 3200
                  New York, New York 10020
                  Fax: (212) 397-3755




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                  with a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York 10036
                  Attention: Peter G. Samuels
                  Fax: (212) 969-2900

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 17.02. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 17.03. EXPENSES. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         (b) The Price Corporations shall pay Cellco a fee (the "TERMINATION FEE") of $66,000,000 (subject to adjustment as provided below), by wire transfer of immediately available funds, if:

                  (i) This Agreement is terminated by the Price Corporations pursuant to Section 16.01(e), in which case the Termination Fee shall be payable simultaneously with such termination, PROVIDED THAT, notwithstanding Section 16.01(e) or anything else to the contrary in this Agreement, the Price Corporations, without being deemed to be in violation of this Agreement and without giving any right of termination of this Agreement, may enter into and perform prior to the Closing a binding written agreement concerning an Acquisition Proposal that constitutes a Superior Proposal (an "ALTERNATIVE AGREEMENT") and perform its pre-closing obligations thereunder without



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         terminating this Agreement pursuant to Section 16.01(e), so long as the
         Alternative Agreement acknowledges expressly the existence of this Agreement and requires that the Price Corporations terminate this Agreement prior to the closing under the Alternative Agreement.

                  (ii) The Price Corporations enter into an Alternative Agreement and this Agreement is not terminated by the Price Corporations pursuant to Section 16.01(e), in which case the Termination Fee shall be payable upon the earliest to occur of (x) the Closing of the transactions contemplated by the Alternative Agreement,
         (y) any subsequent termination of this Agreement by the Price Corporations under any provision set forth in Section 16.01, and (z) the later of (A) August 31, 2002 and (B) the four month anniversary of the date on which such Alternative Agreement was entered into.

                  (iii) This Agreement is terminated pursuant to Section 16.01(b) after Price Parent's stockholders meeting (or any adjournment thereof) if at such meeting or adjournment the transactions contemplated hereunder (other than the VWI Exchange) shall not have been approved and adopted in accordance with New York law by Price Parent's stockholders or pursuant to Section 16.01(d) and either (x) at any time within six months after the date of such termination, the Price Corporations enter into a binding written agreement that results in or will result in a Change of Control (other than the transactions contemplated by this Agreement) or (y) at any time during the period commencing on the six month anniversary of the date of such termination and ending on the one year anniversary of such date, the Price Corporations enter into a binding written agreement that results in or will result in a Change of Control that constitutes a Superior Proposal, in either of which cases the Termination Fee shall be payable immediately upon consummation of such Change of Control; PROVIDED that if the Change of Control is a transaction referred to in clause (i) of the definition of "Change of Control" but involves not more than 50% of the assets of the Company, not more than 50% of any class of equity or voting securities of the Company taken as a whole and not more than 50% of the Business, the Termination Fee shall be reduced to equal the amount determined by multiplying $66,000,000 by the percentage of such assets, class of equity or voting securities or Business contemplated to be sold, merged or otherwise disposed of pursuant to the Alternative Agreement.

         (c) The Price Corporations acknowledge that the agreements contained in this Section 17.03 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Cellco and New LP would not enter into this Agreement. Accordingly, if the Price Corporations fail promptly to pay any amount due to Cellco pursuant to this Section 17.03, they shall also pay any costs and



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expenses incurred by Cellco or New LP in connection with a legal action to enforce this Agreement that results in a judgment against the Price Corporations for such amount.

         SECTION 17.04. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that New LP may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Company Contributed Assets, but no such transfer or assignment will relieve New LP of its obligations hereunder.

         SECTION 17.05. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

         SECTION 17.06. JURISDICTION. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 17.01 shall be deemed effective service of process on such party.

         SECTION 17.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.



                                      108
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         SECTION 17.08. COUNTERPARTS; EFFECTIVENESS; THIRD PARTY BENEFICIARIES.
This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 17.09. ENTIRE AGREEMENT. This Agreement (including any exhibits or schedules hereto and other documents executed in connection herewith), the Confidentiality Agreements and the Ancillary Agreements, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         SECTION 17.10. BULK SALES LAWS. Except as provided by Section 12.05, New LP and the Price Corporations each hereby waive compliance by the Price Corporations with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state. The Price Corporations agree to indemnify and hold Cellco and New LP and their respective Affiliates harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Cellco and New LP or any of their respective Affiliates as a result of any failure to comply with any such "bulk sales", "bulk transfer" or similar laws.

         SECTION 17.11. JOINT AND SEVERAL LIABILITY. Each of the Price Corporations shall be jointly and severally liable for the performance of all of the Price Corporations' obligations hereunder.

         SECTION 17.12. GENERAL PARTNER LIABILITY. The parties hereby agree that the obligations of Cellco under this Agreement shall be non-recourse to the general partners of Cellco.

         SECTION 17.13. APPOINTMENT OF AGENT. Each of the Price Corporations hereby irrevocably constitutes and appoints Price Parent as its agent and true and lawful attorney in fact with full power and discretion, in the name of and for and on behalf of each of the Price Corporations, in connection with all matters arising from, contemplated by or relating to this Agreement. The powers of Price Parent include, without limitation, the power to represent each of the Price Corporations with respect to all aspects of this Agreement, which power shall include, without limitation, the power to (i) waive any conditions of this Agreement, (ii) amend this Agreement in any respect, (iii) receive notices or other communications, (iv) deliver any notices, certificates or other documents required and (v) take all such other action and to do all such other things as Price Parent deems necessary or advisable with respect to this Agreement. Each other party to this Agreement shall have the right to rely upon the acts taken or omitted to be taken by Price Parent on behalf of the Price Corporations, and shall have no duty to inquire as to the acts and omissions of Price Parent.



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         SECTION 17.14. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            PRICE COMMUNICATIONS
                                            CORPORATION

                                            By: /s/
                                                ------------------------------
                                                Name:
                                                Title:



                                            PRICE COMMUNICATIONS
                                            CELLULAR INC.


                                            By: /s/
                                                ------------------------------
                                                Name:
                                                Title:



                                            PRICE COMMUNICATIONS
                                            CELLULAR HOLDINGS, INC.


                                            By: /s/
                                                ------------------------------
                                                Name:
                                                Title:



                                            PRICE COMMUNICATIONS
                                            WIRELESS, INC.


                                            By: /s/
                                                ------------------------------
                                                Name:
                                                Title:






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                                    CELLCO PARTNERSHIP



                                    By: /s/
                                        ------------------------------
                                        Name:
                                        Title:



                                    VERIZON WIRELESS OF THE EAST LP

                                    By:  Verizon Wireless of Georgia LLC, as
                                          General Partner

                                    By: /s/
                                        ------------------------------
                                        Name:
                                        Title:


                                      112